FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-12

Free Writing Prospectus

Structural and Collateral Term Sheet

$713,960,139

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2024-C63

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Argentic Real Estate Finance 2 LLC

JPMorgan Chase Bank, National Association

National Cooperative Bank, N.A.

Goldman Sachs Mortgage Company

Societe Generale Financial Corporation

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2024-C63

August 7, 2024

WELLS FARGO SECURITIES	GOLDMAN SACHS & CO. LLC	J.P MORGAN	SOCIÉTÉ GÉNÉRALE
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, SG Americas Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Société Générale is the marketing name for SG Americas Securities, LLC.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Wells Fargo Commercial Mortgage Trust 2024-C63	Transaction Highlights
I.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association	3	3	$174,952,149	24.5%
Wells Fargo Bank, National Association	4	4	144,150,000	20.2
Argentic Real Estate Finance 2 LLC	7	7	137,550,000	19.3
National Cooperative Bank, N.A.	9	9	85,252,990	11.9
JPMorgan Chase Bank, National Association	2	2	70,000,000	9.8
Goldman Sachs Mortgage Company	2	2	42,000,000	5.9
Wells Fargo Bank, National Association / Goldman Sachs Mortgage Company	1	1	38,000,000	5.3
Societe Generale Financial Corporation	2	2	22,055,000	3.1
Total	30	30	$713,960,139	100.0%

Loan Pool:

Initial Pool Balance:	$713,960,139
Number of Mortgage Loans:	30
Average Cut-off Date Balance per Mortgage Loan:	$23,798,671
Number of Mortgaged Properties:	30
Average Cut-off Date Balance per Mortgaged Property(1):	$23,798,671
Weighted Average Mortgage Interest Rate:	6.3267%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	68.8%
Weighted Average Original Term to Maturity (months):	117
Weighted Average Remaining Term to Maturity (months):	116
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	360
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.52x
Weighted Average U/W Net Operating Income Debt Yield(1):	17.4%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	45.7%
Weighted Average Balloon Loan-to-Value Ratio(1):	43.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	21.2%
% of Mortgage Loans with Single Tenants(3):	0.0%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	Seven (7) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place either (i) subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”) or (ii) subordinate wraparound mortgages to the related mortgage borrowers that are currently held by the cooperative sponsors (such loans, collectively, the “Subordinate Wrap Mortgages”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Wells Fargo Commercial Mortgage Trust 2024-C63	Characteristics of the Mortgage Pool

II.       Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance(%)	Property Type	Number of SF/Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
WFB	Bridge Point Rancho Cucamonga	Rancho Cucamonga	CA	1 / 1	$65,000,000	9.1%	Industrial	2,168,119	$123	34.5%	34.5%	2.73	x	16.2%
WFB, JPMCB	Grapevine Mills	Grapevine	TX	1 / 1	60,000,000	8.4	Retail	1,628,140	154	45.6	45.6	2.68		18.0
WFB, JPMCB	Marriott Myrtle Beach Grande Dunes Resort	Myrtle Beach	SC	1 / 1	59,952,149	8.4	Hospitality	405	246,717	44.8	38.3	2.69		21.4
WFB, JPMCB	610 Newport Center	Newport Beach	CA	1 / 1	55,000,000	7.7	Office	285,638	298	44.5	44.5	2.92		17.2
WFB	Holiday Inn & Suites Ocean City	Ocean City	MD	1 / 1	53,000,000	7.4	Hospitality	210	252,381	59.8	56.6	1.55		13.6
JPMCB	St. Johns Town Center	Jacksonville	FL	1 / 1	46,000,000	6.4	Retail	1,022,042	352	47.8	47.8	2.09		13.3
NCB	Mercer Square Owners Corp.	New York	NY	1 / 1	43,000,000	6.0	Multifamily	258	166,667	12.6	12.6	4.00		24.6
AREF2	680 Madison Avenue	New York	NY	1 / 1	40,000,000	5.6	Retail	34,298	3,499	64.9	64.9	1.84		12.6
WFB, GSMC	Arizona Grand Resort and Spa	Phoenix	AZ	1 / 1	38,000,000	5.3	Hospitality	744	168,011	39.2	39.2	3.76		24.2
AREF2	57 Willoughby	Brooklyn	NY	1 / 1	31,200,000	4.4	Office	124,670	250	56.6	49.6	1.43		12.2
Top Three Total/Weighted Average				3 / 3	$184,952,149	25.9%				41.4%	39.3%	2.70	x	18.5%
Top Five Total/Weighted Average				5 / 5	$292,952,149	41.0%				45.3%	43.4%	2.53	x	17.4%
Top Ten Total/Weighted Average				10 / 10	$491,152,149	68.8%				44.5%	43.0%	2.59	x	17.4%
Non-Top Ten Total/Weighted Average				20 / 20	$222,807,990	31.2%				48.3%	46.1%	2.36	x	17.5%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Wells Fargo Commercial Mortgage Trust 2024-C63	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
No.	Property Name	Mortgage Loan Seller in WFCM 2024-C63	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	Bridge Point Rancho Cucamonga	WFB	$65,000,000	$202,610,000	$267,610,000	WFCM 2024- BPRC(3)	Wells Fargo Bank, National Association	Argentic Services Company LP	WFCM 2024- BPRC, BBCMS 2024-C28	2.73x	16.2%	34.5%
2	Grapevine Mills	WFB, JPMCB	$60,000,000	$190,000,000	$250,000,000	WFCM 2024-C63	Wells Fargo Bank, National Association	Argentic Services Company LP	BMO 2024-C9	2.68x	18.0%	45.6%
3	Marriott Myrtle Beach Grande Dunes Resort	WFB, JPMCB	$59,952,149	$39,968,099	$99,920,248	WFCM 2024-C63	Wells Fargo Bank, National Association	Argentic Services Company LP	Future Securitization	2.69x	21.4%	44.8%
4	610 Newport Center	WFB, JPMCB	$55,000,000	$30,000,000	$85,000,000	WFCM 2024-C63	Wells Fargo Bank, National Association	Argentic Services Company LP	Future Securitization	2.92x	17.2%	44.5%
6	St. Johns Town Center	JPMCB	$46,000,000	$314,000,000	$360,000,000	BBCMS 2024- C28	Wells Fargo Bank, National Association	LNR Partners, LLC	BANK 2024- BNK47, BMO 2024-C9, BBCMS 2024- C28	2.09x	13.3%	47.8%
8	680 Madison Avenue	AREF2	$40,000,000	$80,000,000	$120,000,000	BMO 2024-C9	Midland Loan Services	Argentic Services Company LP	BMO 2024-C9	1.84x	12.6%	64.9%
9	Arizona Grand Resort and Spa	WFB, GSMC	$38,000,000	$87,000,000	$125,000,000	BBCMS 2024- C28	Wells Fargo Bank, National Association	LNR Partners, LLC	BBCMS 2024-C28	3.76x	24.2%	39.2%
13	Dallas Market Center	GSMC	$22,000,000	$215,000,000	$237,000,000	BANK 2024- BNK47	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	BMO 2024-C9, BBCMS 2024- C28	2.46x	17.0%	37.2%
15	900 North Michigan	GSMC	$20,000,000	$160,000,000	$180,000,000	BBCMS 2024- C28	Wells Fargo Bank, National Association	LNR Partners, LLC	BBCMS 2024- C28	1.77x	12.6%	57.1%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes any related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate c ompanion loans and/or mezzanine loans, as applicable.
(3)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Bridge Point Ranch Cucamonga Pari Passu AB Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Wells Fargo Commercial Mortgage Trust 2024-C63	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)		Total Debt U/W NCF DSCR (x)		Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
1	WFB	Bridge Point Rancho Cucamonga	$65,000,000	9.1%	$162,390,000	NAP	6.1530%	2.73	x	1.61	x	16.2%	10.1%	34.5%	55.4%
19	AREF2	Drum Hill	12,750,000	1.8	665,049	NAP	6.8341	1.61		1.57		13.2	12.6	55.2	58.1
Total/Weighted Average			$77,750,000	10.9%	$163,055,049		6.2647%	2.55	x	6.2647%		15.7%	10.5%	37.9%	55.8%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Wells Fargo Commercial Mortgage Trust 2024-C63	Characteristics of the Mortgage Pool
D.	Previous Securitization History
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
2.00	WFB, JPMCB	Grapevine Mills	Grapevine	TX	Retail	$60,000,000	8.4%	JPMBB 2014-C23, JPMBB 2014-C24, JPMBB 2014-C25
3.00	WFB, JPMCB	Marriott Myrtle Beach Grande Dunes Resort	Myrtle Beach	SC	Hospitality	59,952,149	8.4	COMM 2014-LC17, COMM 2014-UBS, COMM 2014-CR20
5.00	WFB	Holiday Inn & Suites Ocean City	Ocean City	MD	Hospitality	53,000,000	7.4	COMM 2014-UBS4
6.00	JPMCB	St. Johns Town Center	Jacksonville	FL	Retail	46,000,000	6.4	WFRBS 2014-C24, WFRBS 2014-C25
8.00	AREF2	680 Madison Avenue	New York	NY	Retail	40,000,000	5.6	MSC 2015-XLF1
9.00	WFB, GSMC	Arizona Grand Resort and Spa	Phoenix	AZ	Hospitality	38,000,000	5.3	CSAIL 2015-C3, CSAIL 2015-C4
10.00	AREF2	57 Willoughby	Brooklyn	NY	Office	31,200,000	4.4	FORT 2022-FL3
13.00	GSMC	Dallas Market Center	Dallas	TX	Mixed Use	22,000,000	3.1	GSMS 2015-GC30, CGCMT 2015-GC31, GSMS 2015-GC32
15.00	GSMC	900 North Michigan	Chicago	IL	Mixed Use	20,000,000	2.8	LBUBS 2005-C3
18.00	AREF2	Gila Valley Shopping Center	Thatcher	AZ	Retail	13,600,000	1.9	CSAIL 2015-C4
21.00	NCB	Warminster Heights Home Ownership Association, Inc.	Warminster	PA	Multifamily	9,992,248	1.4	WFRBS 2014-C21
22.00	AREF2	Crossroads Plaza	Adrian	MI	Retail	8,400,000	1.2	CSAIL 2015-C3
24.00	AREF2	13140 Coit Road	Dallas	TX	Office	6,400,000	0.9	WFCM 2014-LC16
26.00	NCB	Sted Tenant Owners Corp.	Brooklyn	NY	Multifamily	1,998,553	0.3	WFRBS 2014-C22
28.00	NCB	3215 Owners, Ltd.	Bronx	NY	Multifamily	1,430,000	0.2	WFRBS 2014-C22
29.00	NCB	406 West 46th Street Corp.	New York	NY	Multifamily	1,099,257	0.2	WFRBS 2014-C22
	Total					$413,072,207	57.9%

The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Wells Fargo Commercial Mortgage Trust 2024-C63	Characteristics of the Mortgage Pool
E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	6	$192,000,000	26.9%	52.5%	52.5%	2.07	x	13.9%	13.3%	6.3598%
Super Regional Mall	2	106,000,000	14.8	46.6	46.6	2.42		16.0	15.1	6.1269
Anchored	4	86,000,000	12.0	59.9	59.9	1.63		11.3	11.0	6.6470
Hospitality	4	165,952,149	23.2	49.7	46.4	2.51		19.0	17.1	6.2824
Full Service	3	150,952,149	21.1	48.7	45.0	2.56		19.4	17.4	6.2410
Limited Service	1	15,000,000	2.1	60.5	60.5	2.04		15.4	13.8	6.6990
Multifamily	12	120,057,990	16.8	27.5	25.5	3.78		26.4	25.8	6.4460
Cooperative	9	85,252,990	11.9	15.8	15.6	4.75		32.5	31.8	6.2325
Garden	2	22,055,000	3.1	56.7	49.4	1.27		10.2	10.0	6.8935
Independent Living	1	12,750,000	1.8	55.2	51.0	1.61		13.2	13.0	7.1000
Office	4	117,800,000	16.5	52.0	48.0	2.11		14.4	13.8	6.3408
Suburban	2	61,400,000	8.6	46.3	45.5	2.78		16.8	16.3	5.8030
CBD	2	56,400,000	7.9	58.2	50.7	1.39		11.8	11.0	6.9262
Industrial	1	65,000,000	9.1	34.5	34.5	2.73		16.2	16.2	5.8331
Warehouse/Distribution	1	65,000,000	9.1	34.5	34.5	2.73		16.2	16.2	5.8331
Mixed Use	2	42,000,000	5.9	46.7	46.7	2.13		14.9	14.3	6.6691
Merchandise Mart/Retail	1	22,000,000	3.1	37.2	37.2	2.46		17.0	16.2	6.5020
Retail/Office	1	20,000,000	2.8	57.1	57.1	1.77		12.6	12.3	6.8530
Self Storage	1	11,150,000	1.6	59.0	59.0	1.29		8.7	8.6	6.5700
Self Storage	1	11,150,000	1.6	59.0	59.0	1.29		8.7	8.6	6.5700
Total/Weighted Average	30	$713,960,139	100.0%	45.7%	43.9%	2.52	x	17.4%	16.6%	6.3267%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Wells Fargo Commercial Mortgage Trust 2024-C63	Characteristics of the Mortgage Pool
F.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1,000,000 - 5,000,000	6	$11,860,742	1.7%
5,000,001 - 15,000,000	9	99,347,248	13.9
15,000,001 - 30,000,000	5	111,600,000	15.6
30,000,001 - 50,000,000	5	198,200,000	27.8
50,000,001 - 65,000,000	5	292,952,149	41.0
Total:	30	$713,960,139	100.0%
Average:	$23,798,671
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.30 - 1.50	5	82,405,000	11.5%
1.51 - 2.00	8	185,350,000	26.0
2.01 - 2.50	2	61,000,000	8.5
2.51 - 3.00	5	261,952,149	36.7
3.01 - 3.50	3	25,999,257	3.6
3.51 - 8.00	4	83,998,553	11.8
8.01 - 12.00	2	11,422,248	1.6
12.01 - 21.78	1	1,832,932	0.3
Total:	30	$713,960,139	100.0%
Weighted Average:	2.64x
UNDERWRITTEN NOI DEBT YIELD

Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.7 - 12.0	7	$104,405,000	14.6%
12.1 - 16.0	8	224,350,000	31.4
16.1 - 20.0	4	202,000,000	28.3
20.1 - 168.1	11	183,205,139	25.7
Total:	30	$713,960,139	100.0%
Weighted Average:	17.4%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	25	$570,927,207	80.0%
Recapitalization	3	71,832,932	10.1
Acquisition	2	71,200,000	10.0
Total:	30	$713,960,139	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.5500 - 5.7500	2	$93,000,000	13.0%
5.7501 - 6.0000	2	111,000,000	15.5
6.0001 - 6.2500	3	112,944,397	15.8
6.2501 - 6.5000	4	95,998,553	13.4
6.5001 - 6.7500	10	145,782,189	20.4
6.7501 - 7.0000	7	111,285,000	15.6
7.0001 - 7.1000	2	43,950,000	6.2
Total:	30	$713,960,139	100.0%
Weighted Average:	6.3267%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.27 - 1.50	7	$127,205,000	17.8%
1.51 - 2.00	6	140,550,000	19.7
2.01 - 2.50	3	83,000,000	11.6
2.51 - 3.00	4	239,952,149	33.6
3.01 - 3.50	3	25,999,257	3.6
3.51 - 4.00	2	81,000,000	11.3
4.01 - 14.00	4	14,420,801	2.0
14.01 - 21.45	1	1,832,932	0.3
Total:	30	$713,960,139	100.0%
Weighted Average:	2.52x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.6 - 12.0	8	$135,605,000	19.0%
12.1 - 16.0	7	193,150,000	27.1
16.1 - 20.0	5	261,952,149	36.7
20.1 - 165.5	10	123,252,990	17.3
Total:	30	$713,960,139	100.0%
Weighted Average:	16.6%

(1)	For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Wells Fargo Commercial Mortgage Trust 2024-C63	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
84	1	$65,000,000	9.1%
120	29	648,960,139	90.9
Total:	30	$713,960,139	100.0%
Weighted Average:	117 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
83	1	$65,000,000	9.1%
118 - 120	29	648,960,139	90.9
Total:	30	$713,960,139	100.0%
Weighted Average:	116 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	18	$488,480,000	68.4%
360	12	225,480,139	31.6
Total:	30	$713,960,139	100.0%
Weighted Average(3):	360 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	18	$488,480,000	68.4%
359 - 360	12	225,480,139	31.6
Total:	30	$713,960,139	100.0%
Weighted Average(3):	360 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	14	$539,352,149	75.5%
None	9	85,252,990	11.9
Springing	6	67,355,000	9.4
Hard / In Place Cash Management	1	22,000,000	3.1
Total:	30	$713,960,139	100.0%
PREPAYMENT PROVISION SUMMARY

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	17	$536,652,149	75.2%
GRTR 1% or YM / GRTR 1% / Open	9	85,252,990	11.9
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	1	55,000,000	7.7
Lockout / GRTR 1% or YM / Open	3	37,055,000	5.2
Total:	30	$713,960,139	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
4.6 - 20.0	8	$64,852,990	9.1%
20.1 - 30.0	1	20,400,000	2.9
30.1 - 40.0	3	125,000,000	17.5
40.1 - 50.0	5	244,952,149	34.3
50.1 - 60.0	8	158,555,000	22.2
60.1 - 64.9	5	100,200,000	14.0
Total:	30	$713,960,139	100.0%
Weighted Average:	45.7%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
4.0 - 20.0	8	$64,852,990	9.1%
20.1 - 30.0	1	20,400,000	2.9
30.1 - 40.0	4	184,952,149	25.9
40.1 - 50.0	7	238,255,000	33.4
50.1 - 60.0	7	136,900,000	19.2
60.1 - 64.9	3	68,600,000	9.6
Total:	30	$713,960,139	100.0%
Weighted Average:	43.9%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	18	$488,480,000	68.4%
Amortizing Balloon	10	159,730,139	22.4
Interest Only, Amortizing Balloon	2	65,750,000	9.2
Total:	30	$713,960,139	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
36	1	$12,750,000	1.8%
60	1	53,000,000	7.4
Total:	2	$65,750,000	9.2%
Weighted Average:	55 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	11	$231,855,000	32.5%
1	13	356,675,139	50.0
2	6	125,430,000	17.6
Total:	30	$713,960,139	100.0%
Weighted Average:	1 month
(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

Bridge Point Rancho Cucamonga
12430 4th Street and 12415 6th Street
Rancho Cucamonga, CA 91730
SAN GABRIEL MOUNTAINS
SAN BERNARDINO NATIONAL FOREST
Lytle Creek Rd
Ontario Fwy
Duncan Cyn Rd
Chaffey College
Banyan St
21st St
Foothill Fwy
Victoria Park Ln
East Ave
Citrus Ave
Sierra Ave
Sierra Lakes GC
Highland Village
16th St
Baseline Rd
Rancho Cucamonga
W. Baseline St
Upland
Red Hill Country Club
Terra Vista Town Center
Victoria Gardens
SAN BERNARDINO COUNTY
Citrus Shopping Center
Euclid Ave
Foothill Blvd
San Antonio Regional Hospital
Vineyard Ave
Archibald Ave
Hermosa Ave
Haven Ave
Masi Plaza
Foothill Marketplace
Ilex St
Historic Us Hwy 66
Arrow Hwy
UPLAND
8th St
METROLINK
RANCHO CUCAMONGA
FONTANA
Merrill Ave
Etiwanda Ave
Auto Club Speedway
Kaiser
Fontana Ave
San Bernardino Fwy
Los Angeles 35 miles
Vineyard Plaza
4th St
The Collection Shopping Center
Toyota Arena
Ontario Mills
Ontario Gateway Ctr.
The Home Depot Distribution Center
San Bernardino Ave
Kaiser Permanente Fontana Medical Center
Ontario Museum of History & Art
Kindred Hospital Ontario
G St
Valley Blvd
Holt Blvd
Ontario Convention Center
Airport Dr
Ontario
Slover Ave
Palm Court at Empire Center
ONTARIO
Mission Blvd
Ontario International Airport
Fontana
Sierra Crossroads Shopping Ctr.
Jurupa St
Jurupa Ave
Country Village Rd
Southridge Plaza
Jurupa Hills Regional Park
Bon View Ave
EAST ONTARIO
Philadelphia St
Pomona Fwy
Ontario Amazon
Whispering Lakes Golf Course
Oak Quarry Golf Club
Riverside Dr
Glen Avon Market Shopping Ctr.
Chino Ave
Jurupa Valley
Jurupa Rd
Riverside 5 miles
Grove Ave
Hamner Ave
Edison Ave
Bellegrave Ave
RIVERSIDE COUNTY
Pedley Rd
Rubidoux
Indian Hills Golf Club
Limonite Ave
Planes of Fame Air Museum
Eastvale Gateway
Vernola Marketplace
Bain St
JURUPA VALLEY/ PEDLEY
Jurupa Valley Spectrum
Jurupa Hills CC
Chino Airport
Holmes Ave
Santa Ana River Regional Park
Kimball Ave
Eastvale
210
15
10
60
66
83
Palmdale
Victorville
Apple Valley
Hesperia
Lucerne Valley
Glendale
Pasadena
Rancho Cucamonga
Upland
Rialto
SAN BERNARDINO
Ontario
Fontana
LOS ANGELES
Pomona
Colton
Redlands
Yucaipa
Whittier
Chino
RIVERSIDE
Downey
Fullerton
Corona
Moreno Valley
LONG BEACH
ANAHEIM
Orange
Perris
Hemet
SANTA ANA
Huntington Beach
Irvine
Menifee
Costa Mesa
Murrieta
Pacific Ocean
Newport Beach
Mission Viejo
Laguna Beach
Temecula
San Clemente

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

No. 1 – Bridge Point Rancho Cucamonga

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment	[BBB+sf/AA-(sf)/NR]		Property Type – Subtype:	Industrial –
	(Fitch/KBRA/Moody’s):				Warehouse/Distribution
	Original Principal Balance(1):	$65,000,000		Location:	Rancho Cucamonga, CA
	Cut-off Date Balance(1):	$65,000,000		Size:	2,168,119 SF
	% of Initial Pool Balance:	9.1%		Cut-off Date Balance Per SF(4):	$123.43
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(4):	$123.43
	Borrower Sponsor:	BDP Realty Holdings, L.P.		Year Built/Renovated:	2024 / NAP
	Guarantor:	NAP		Title Vesting:	Fee
	Mortgage Rate:	5.8331%		Property Manager:	BDP Services, LLC
	Note Date:	June 28, 2024		Current Occupancy (As of):	100.0% (6/24/2024)
	Seasoning:	1 month		YE 2023 Occupancy(5):	NAV
	Maturity Date:	July 11, 2031		YE 2022 Occupancy(5):	NAV
	IO Period:	84 months		YE 2021 Occupancy(5):	NAV
	Loan Term (Original):	84 months		As-Is Appraised Value:	$775,900,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$357.87
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 6, 2024
	Call Protection(2):	L(25),D(52),O(7)
	Lockbox Type:	Hard / Springing		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI(5):	NAV
	Additional Debt Type (Balance):	Pari Passu / Subordinate Debt		YE 2023 NOI(5):	NAV
		($202,610,000 / $162,390,000)		YE 2022 NOI(5):	NAV
				YE 2021 NOI(5):	NAV
				U/W Revenues:	$51,204,198
				U/W Expenses:	$7,913,376
Escrows and Reserves(3)				U/W NOI:	$43,290,822
	Initial	Monthly	Cap	U/W NCF:	$43,269,141
Taxes:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(4):	2.74x/2.73x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(4):	16.2%/16.2%
Existing TI/LC:	$380,631	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(4):	16.2%/16.2%
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(4):	34.5%
				LTV Ratio at Maturity(4):	34.5%

Sources and Uses
Sources			Uses
Senior Loan(1)	$267,610,000	62.2%	Loan Payoff	$310,430,271	72.2%
Subordinate Companion Loan(1)	162,390,000	37.8	Return of Equity	113,710,228	26.4
			Closing Costs	5,478,870	1.3
			Upfront Reserves	380,631	0.1
Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%
(1)	The Bridge Point Rancho Cucamonga Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu senior promissory notes and one subordinate companion loan in the aggregate original principal balance of $430,000,000 (the “Bridge Point Rancho Cucamonga Whole Loan”). For additional information, see the “Whole Loan Summary” chart below.
(2)	Defeasance of the Bridge Point Rancho Cucamonga Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 11, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2024-C63 transaction in August 2024. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows” below.
(4)	The Bridge Point Rancho Cucamonga Senior Loan (as defined below) is part of the Bridge Point Rancho Cucamonga Whole Loan with an original aggregate principal balance of $430,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF figures presented above are based on the Bridge Point Rancho Cucamonga Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF figures based upon the Bridge Point Rancho Cucamonga Whole Loan are $198.33, $198.33, 55.4%, 55.4%, 1.61x / 1.61x and 10.1% / 10.1%, respectively.
(5)	Historical financial information is not available because the Bridge Point Rancho Cucamonga Property (as defined below) was built in 2024.

The Mortgage Loan. The largest mortgage loan (the “Bridge Point Rancho Cucamonga Mortgage Loan”) is part of a whole loan (the “Bridge Point Rancho Cucamonga Whole Loan”) that is evidenced by eight pari passu senior promissory notes in the aggregate original principal balance of $267,610,000 (collectively, the “Bridge Point Rancho Cucamonga Senior Loan”), and one subordinate companion loan in the original principal balance of $162,390,000 (the “Bridge Point Rancho Cucamonga Subordinate Companion Loan”). The Bridge Point Rancho Cucamonga Whole Loan was originated on June 28, 2024, by Wells Fargo Bank, National Association (“WFB”). The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

Bridge Point Rancho Cucamonga Whole Loan is secured by the borrower’s fee interest in two industrial warehouse/distribution facilities in Rancho Cucamonga, California totaling 2,168,119 square feet (the “Bridge Point Rancho Cucamonga Property”). The non-controlling Note A-2-1 with a balance of $65,000,000, will be included in the WFCM 2024-C63 securitization trust. The Bridge Point Rancho Cucamonga Whole Loan will be serviced pursuant to the trust and servicing agreement for the WFCM 2024-BPRC securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$1,000,000	$1,000,000	WFCM 2024-BPRC	No
A-2-1	65,000,000	65,000,000	WFCM 2024-C63	No
A-2-2(1)	10,000,000	10,000,000	Wells Fargo Bank, National Association	No
A-3	50,000,000	50,000,000	BBCMS 2024-C28	No
A-4(1)	50,000,000	50,000,000	Wells Fargo Bank, National Association	No
A-5(1)	40,000,000	40,000,000	Wells Fargo Bank, National Association	No
A-6	30,000,000	30,000,000	BBCMS 2024-C28	No
A-7(1)	21,610,000	21,610,000	Wells Fargo Bank, National Association	No
Total Senior Notes	$267,610,000	$267,610,000
B-1	162,390,000	162,390,000	WFCM 2024-BPRC	Yes
(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and Borrower Sponsor. The borrowing entity for the Bridge Point Rancho Cucamonga Whole Loan is Bridge Point Rancho Cucamonga, a Delaware limited liability company, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bridge Point Rancho Cucamonga Whole Loan. The Bridge Point Rancho Cucamonga Whole Loan documents provide that only the single purpose borrower is liable for the enumerated losses carve-out and springing recourse events (there is no separate carve-out guarantor).

The borrower sponsor is BDP Realty Holdings, L.P., a Delaware limited partnership, which is the owner of affiliates of Bridge Industrial, Teacher Retirement System of Texas and Banner Oak Capital Partners.

Bridge Industrial (“Bridge”) is a privately owned, vertically integrated real estate operating company and investment manager firm founded in 2000. Bridge’s strategic focus is on the development of Class A industrial properties for long-term ownership and cash flow, as well as on acquiring existing infill industrial properties to create value through leasing, redevelopment, and capital improvements. Bridge focuses on supply-constrained core infill industrial markets in the U.S. and U.K. Since inception, Bridge has successfully acquired and developed approximately 74 million square feet of industrial buildings/projects valued at approximately $15.8 billion. In California, Bridge has collectively developed more than 9.5 million square feet since 2015.

Teacher Retirement System of Texas (“TRS”) is a public pension plan of the State of Texas. Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges, and universities supported by the State of Texas and manages a $186.6 billion trust fund, as of August 31, 2023, established to finance member benefits. Two million public education and higher education employees and retirees participate in the system. TRS is the largest public retirement system in Texas in both membership and assets.

Banner Oak Capital Partners (“BOCP”) is a real estate investment manager focused on creating value through long-term relationships with skilled and experienced operating partners. BOCP partners with early to mid-stage real estate companies to facilitate the formation or growth of the platform through growth capital for operations, GP co-investment and LP co-investment capital for real assets. BOCP targets experienced entrepreneurial investment teams with a clear strategy who are focused on a specific property type in targeted markets. BOCP has a strong track-record of supporting the growth of its partner's platforms having invested over $1 billion of equity to capitalize investment opportunities alongside its partners.

The Property. The Bridge Point Rancho Cucamonga Property is a recently constructed Class A industrial warehouse/distribution facility containing 2,168,119 square feet of space located in Rancho Cucamonga, San Bernardino County, California. Situated on 85.04 acres, the Bridge Point Rancho Cucamonga Property features two single-story buildings constructed in 2024 with 754 parking spaces (resulting in a ratio of approximately 0.35 spaces per 1,000 square feet of net rentable area). The Bridge Point Rancho Cucamonga Property has two NNN leases to Chedraui USA and CEVA Logistics, each with 4.0% annual contractual rent increases and lease expirations in January 2044 and April 2034, respectively.

Building 1 consists of 1,422,524 square feet and is 100.0% leased to Chedraui USA. The building has 40’ clear heights, 18,783 square feet (1.3%) of office build-out, 184 dock high doors and 480 parking spaces with an overall ratio of 0.34 spaces per 1,000 square feet. Chedraui USA has substantially built out its space, inclusive of approximately 544,000 square feet of cold storage comprising 38% of the net rentable area.

Building 2 consists of 745,595 square feet and is 100.0% leased to CEVA Logistics. Building 2 has 40’ clear heights, 17,110 square feet (2.3%) of office build-out, 91 dock high doors and 274 parking spaces with an overall ratio of 0.37 spaces per 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

The Bridge Point Rancho Cucamonga Property opened in 2024. Redevelopment was approved subject to the terms of a development agreement with the City of Rancho Cucamonga, CA that, among other things, required the Bridge Point Rancho Cucamonga Property to be operated as a “non-sort” (or primarily automation-reliant) fulfillment center.

Major Tenants. Chedraui USA (1,422,524 square feet; 65.6% of NRA; 63.7% of underwritten base rent): Chedraui USA is a subsidiary of Grupo Commercial Chedraui, a publicly traded company and one of Mexico’s leading retail operators. Chedraui USA is a grocery retailer with 378 stores across California, Arizona, Nevada, New Mexico and Texas. Chedraui USA banners include El Super, Fiesta Mart and Smart & Final. Chedraui USA employs more than 24,000 associates and support their stores through seven distribution centers. As of Q4 2023, nearly 60% of consolidated revenues for Grupo Commercial Chedraui come from United States operations, with the remainder from operations in Mexico. Chedraui USA executed a 20-year lease at the Bridge Point Rancho Cucamonga Property in February 2024 with an expiration date of January 31, 2044. The lease is structured as triple net with a current base rent of $17.52 per square foot and 4.0% annual rent increases. Chedraui USA has two, five-year renewal options remaining and no termination options.

CEVA Logistics (745,595 square feet; 34.4% of NRA; 36.3% of underwritten base rent): CEVA Logistics is a global logistics and supply chain company headquartered in Marseille, France. With operations spanning across more than 170 countries, CEVA Logistics provides end-to-end logistics services to industries such as automotive, consumer and retail, healthcare and e-commerce. The company reported revenue of $74.5 billion in 2022. CEVA Logistics is ultimately fully-owned by CMA CGM, a global shipping group that is one of the largest shipping/freight providers in the world. CMA CGM acquired CEVA Logistics in 2019. CEVA Logistics executed a 10.3-year lease at the Bridge Point Rancho Cucamonga Property in January 2024 with an expiration date of April 30, 2034. The lease is structured as triple net with a current base rent of $19.08 per square foot and 4.0% annual rent increases. CEVA Logistics has two, five-year renewal options remaining and a one-time termination option on April 30, 2029 with a 12-15 month notice period. If such option is exercised, CEVA Logistics is subject to a termination fee equal to the sum of 12 months of base rent, 12 months of estimated operating expenses, certain restoration costs and unamortized costs related to TI/LC and free rent, all of which would be collected by the lender.

The following table presents certain information relating to the tenancy at the Bridge Point Rancho Cucamonga Property:

Major Tenants(1)

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Chedraui USA	NR/NR/NR	1,422,524	65.6%	$18.22	$25,919,520	63.7%	1/31/2044	2, 5-year	N
CEVA Logistics(2)	NR/NR/NR	745,595	34.4%	$19.84	$14,794,992	36.3%	4/30/2034	2, 5-year	Y
Occupied Collateral Total		2,168,119	100.0%	$18.78	$40,714,512	100.0%

Vacant Space		0	0.0%

Collateral Total		2,168,119	100.0%

(1)	Based on the underwritten rent roll dated June 24, 2024 inclusive of rent steps through June 2025.
(2)	CEVA Logistics has a one-time termination option on April 30, 2029 with a 12-15 month notice period. If such option is exercised, the tenant will be subject to a termination fee equal to the sum of 12 months of base rent, 12 months of operating expenses, certain restoration costs and unamortized costs related to TI/LC and free rent, all of which would be collected by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

The following table presents certain information relating to the lease rollover schedule at the Bridge Point Rancho Cucamonga Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	1	745,595	34.4%	745,595	34.4%	$14,794,992	36.3%	$19.84
Thereafter	1	1,422,524	65.6%	2,168,119	100.0%	$25,919,520	63.7%	$18.22
Vacant	0	0	0.0%	2,168,119	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	2,168,119	100.0%			$40,714,512	100.0%	$18.78
(1)	Based on the underwritten rent roll dated June 24, 2024 inclusive of rent steps through June 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents historical occupancy percentages at the Bridge Point Rancho Cucamonga Property:

Historical Occupancy

12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	6/24/2024(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is not available as the borrower sponsor constructed the Bridge Point Rancho Cucamonga Property in 2024.
(2)	Current Occupancy is based on the underwritten rent roll dated June 24, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bridge Point Rancho Cucamonga Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$39,148,573	76.5%	$18.06
Rent Steps(3)	1,565,939	3.1	0.72
Rent Average Benefit(4)	2,576,310	5.0	1.19
Gross Potential Rent	$43,290,822	84.5%	$19.97
Total Reimbursements	7,913,376	15.5	3.65
Other Income	0	0.0	0.00
Net Rental Income	$51,204,198	100.0%	$23.62
(Vacancy & Credit Loss)	0	0.0	0
Effective Gross Income	$51,204,198	100.0%	$23.62

Total Operating Expenses(5)	$7,913,376	15.5%	$3.65

Net Operating Income	$43,290,822	84.5%	$19.97
Replacement Reserves	21,681	0.0	0.01
Net Cash Flow	$43,269,141	84.5%	$19.96

NOI DSCR Senior/Whole Loan	2.74x/1.61x
NCF DSCR Senior/Whole Loan	2.73x/1.61x
NOI Debt Yield Senior/Whole Loan	16.2%/10.1%
NCF Debt Yield Senior/Whole Loan	16.2%/10.1%
(1)	Historical cash flow is not available as the borrower sponsor constructed the Bridge Point Rancho Cucamonga Property in 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent steps were taken through June 2025.
(4)	Straight-line average rent credit was taken for Chedraui USA through the loan term as the parent (Grupo Comercial Chedraui) has a Fitch long term credit rating in Mexico of AA+.
(5)	In connection with the obtaining the approvals required for redevelopment of the Bridge Point Rancho Cucamonga Property, the borrower entered into a development agreement with the City of Rancho Cucamonga, CA that, among other things, requires payment of various impact-related fees, as follows: (i) $1,500,000 in total on April 3, 2027, and (ii) $3,500,000 in total on April 3, 2029. These fees are contractual in nature, and, unlike property taxes, would not have lien priority over a prior recorded mortgage for any unpaid amounts. These fees were excluded from loan underwriting.

Appraisal. The appraiser concluded to an “As-is” value for the Bridge Point Rancho Cucamonga Property of $775,900,000 as of May 6, 2024.

Environmental Matters. The Phase I environmental site assessments dated May 28, 2024, there was no evidence of any recognized environmental conditions at the Bridge Point Rancho Cucamonga Property.

Market Overview and Competition. The Bridge Point Rancho Cucamonga Property is located within Rancho Cucamonga in San Bernardino County, California and forms part of the Riverside-San Bernardino-Ontario metro area (the “Riverside MSA”). Major employers in the Riverside MSA include Stater Brothers Markets, Arrowhead Regional Medical Center, U.S. Marine Corps. Air Ground Combat Center, Fort Irwin and Walmart Inc. San Bernardino County is part of the Riverside MSA, in a region known as the Inland Empire. The Inland Empire stands as a critical logistics and industrial hub in the region. Its proximity to the major ports of Los Angeles and Long Beach, coupled with extensive transportation infrastructure, including freeways, rail systems and airports, makes it a strategic base for warehousing and distribution operations.

The Bridge Point Rancho Cucamonga Property has local and regional access as it is one-half mile east of the 15 Freeway. The Bridge Point Rancho Cucamonga Property is also less than one mile north of the 10 Freeway. According to appraisal report, the estimated 2023 population within a one and one half, three- and five-mile radius of the Bridge Point Rancho Cucamonga Property was 4,118, 66,757 and 274,707, respectively. Additionally, for the same period, the average household income within the same radii was $88,946, $117,383 and $116,639, respectively.

According to the appraisal, the Bridge Point Rancho Cucamonga Property is located in the Inland Empire Industrial market within the Airport Area industrial submarket. According to the appraisal, the Airport Area industrial submarket has an inventory of approximately 242.1 million square feet and a vacancy rate of 6.6% as of the first quarter of 2024. The overall rental rate in the submarket for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

industrial space is $16.78 per square foot. The appraiser concluded a market rent of $17.52 and $19.08 per square foot for warehouse space at the Bridge Point Rancho Cucamonga Property.

The following table presents certain information relating to comparable industrial leases related to the Bridge Point Rancho Cucamonga Property (Market Rent for Building 1):

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Clear Height	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF
Bridge Point Rancho Cucamonga Rancho Cucamonga, CA	2024/NAP	2,168,119(2)	100.0%(2)	Chedraui USA	40'	1,422,524(2)	Feb-24(2)	20.0 Yrs. (2)	$17.52(2)
Sierra Business Park Fontana, CA	2006/NAP	1,101,840	100.0%	Francisco Street, LP	32'	1,101,840	Jan-23	2.0 Yrs.	$16.56
Link - Space Center Jurupa Valley, CA	2023/NAP	1,379,287	100.0%	Constellation Brands	40'	1,379,287	Dec-23	10.1 Yrs.	$16.44
Agua Mansa Commerce Park Jurupa Valley, CA	2023/NAP	1,025,132	100.0%	Amazon	40'	1,025,132	Mar-24	10.0 Yrs.	$16.20
Citrus Commerce Center Fontana, CA	2017/NAP	1,003,592	100.0%	YQK/Elogistek/eFullfill Inc	36'	1,003,592	Feb-24	7.3 Yrs.	$15.84
4121 Coyote Canyon Fontana, CA	2024/NAP	1,171,788	100.0%	Amazon	40'	1,171,788	May-24	10.0 Yrs.	$15.60
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 24, 2024.

The following table presents certain information relating to comparable industrial leases related to the Bridge Point Rancho Cucamonga Property (Market Rent for Building 2):

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Clear Height	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF
Bridge Point Rancho Cucamonga Rancho Cucamonga, CA	2024/NAP	2,168,119(2)	100.0%(2)	CEVA Logistics	40'	745,595(2)	Jan-24(2)	10.3 Yrs. (2)	$19.08(2)
AMB Galleano Distribution Center Jurupa Valley, CA	2007/NAP	645,311	100.0%	Maersk Warehousing & Distribution Services USA LLC	32'	645,311	Jun-23	5.0 Yrs.	$19.80
17335 Glen Helen Parkway San Bernardino, CA	2012/NAP	604,029	100.0%	Hautelook	32'	604,029	Jan-23	5.0 Yrs.	$17.88
Empire Gateway Chino, CA	2014/NAP	779,052	100.0%	SharkNinja	32'	779,052	Jan-24	7.4 Yrs.	$17.40
Prologis Moreno Valley Logistics Center Moreno Valley, CA	2017/NAP	601,810	100.0%	Harbor Freight Tools	36'	601,810	Sep-23	5.0 Yrs.	$16.20
Nandina Distribution Center Moreno Valley, CA	2018/NAP	739,903	100.0%	DMSI	36'	739,903	Nov-23	5.0 Yrs.	$14.16
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 24, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

The table below presents certain information relating to comparable sales, which pertain to all of the Bridge Point Rancho Cucamonga Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built/ Renovated	Occupancy	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
Bridge Point Rancho Cucamonga	Rancho Cucamonga, CA	2,168,119(2)	2024 / NAP	100.0%(2)
Sierra Business Park	Fontana, CA	1,101,840	2006 / NAP	100.0%	Jan-23	$365,000,000	$331.26	5.00%
QVC Fulfillment Center	Ontario, CA	1,061,735	2016 / NAP	100.0%	Jun-22	$334,000,000	$314.58	N/A
3100 Milliken Avenue	Eastvale, CA	760,829	2001 / 2021	100.0%	Nov-22	$220,000,000	$289.16	N/A
SRG Perris Logistics Center	Perris, CA	579,708	2014 / NAP	100.0%	Aug-22	$158,000,000	$272.55	2.24%
400 East Ellis Avenue	Perris, CA	799,522	2024 / NAP	100.0%	Dec-23	$183,866,500	$229.97	5.10%
Beaumont Logistics Center	Beaumont, CA	600,000	2013 / NAP	100.0%	May-22	$131,000,000	$218.33	3.85%
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 24, 2024.

Escrows.

Real Estate Taxes – On a monthly basis, during a Cash Trap Event Period (as defined below), the borrower is required to escrow 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $345,782). If at any time during the continuance of a Cash Trap Event Period, the lender reasonably determines that the tax reserve funds will not be sufficient to pay the taxes, the lender will notify the borrower of such determination and the monthly deposits for taxes will be increased by the amount that the lender reasonably estimates is sufficient to make up the deficiency at least 10 days prior to the delinquency date for taxes.

Insurance – On a monthly basis, during a Cash Trap Event Period, the borrower is required to deposit into an insurance reserve, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $178,992). Monthly payments are only waived so long as no event of default has occurred and a blanket policy is in place.

Leasing Reserve – On a monthly basis, during a Cash Trap Event Period, the borrower is required to escrow $90,338 for tenant improvements and leasing commissions.

Existing TI/LC – At origination, the borrower deposited $380,631 into escrow for existing TI/LC.

Lockbox and Cash Management. The Bridge Point Rancho Cucamonga Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Trap Event Period. Revenues from the Bridge Point Rancho Cucamonga Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within two business days of receipt. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Bridge Point Rancho Cucamonga Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Bridge Point Rancho Cucamonga Whole Loan, operating expenses and cash management bank fees) will be applied as follows, so long as no event of default has occurred and is continuing, (i) first, for the tax escrow deposit, (ii) second, for the insurance escrow deposit, (iii) third, for payment the monthly fees of the cash management bank, (iv) fourth, to pay the approved operating expenses and extraordinary expenses, (v) fifth, to pay the debt service, and any other amounts due under the Bridge Point Rancho Cucamonga Whole Loan documents, (vi) sixth, for the leasing reserve deposit, (vii) seventh, to pay any interest accruing at the default rate and late payment charges, and (viii) eighth, all amounts remaining in the cash management account after deposits for items (i) through (vii) above (“Excess Cash Flow”) are required to be deposited into the excess cash flow subaccount (the “Excess Cash Flow Subaccount”) to be disbursed to the lender and held as collateral in the excess cash flow reserve. To the extent no event of default has occurred and is continuing, upon the written request of the borrower, the lender must, or must cause the servicer to, disburse to the borrower, Excess Cash Flow from the Excess Cash Flow Subaccount no more than once per month, to the extent available, for the payment of (i) debt service, to the extent not paid in accordance with the Bridge Point Rancho Cucamonga Whole Loan documents, (ii) emergency repairs and/or life safety issues, including any capital expenditures related to the same, at the Bridge Point Rancho Cucamonga Property, (iii) required REIT distributions, not to exceed $250,000 in any calendar year, (iv) payment of shortfalls in the required deposits into the reserve funds, (v) payment of tenant improvement costs, tenant allowances, tenant relocation costs, tenant reimbursements, tenant inducement payments and leasing commission obligations or other expenditures required under leases, (vi) shortfalls in actual operating expenses that were not in the annual budget, but which have been reasonably approved by the lender and not paid in accordance with the operating expenses paid pursuant to the cash management agreement, and (vii) such other items as reasonably approved by the lender.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (the “DSCR”) for one calendar quarter being less than 1.15x (IO) or (iii) the occurrence of a Material Tenant Trigger Event (as defined below), which such Cash Trap Event Period will expire with regard to any Cash Trap Event Period commenced in connection with (x) clause (i) above, upon the cure of such event of default, (y) clause (ii) above, upon the earlier to occur of (A)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Industrial – Warehouse/Distribution	Loan #1	Cut-off Date Balance:	$65,000,000
12430 4th Street and 12415 6th Street	Bridge Point Rancho Cucamonga	Cut-off Date LTV:	34.5%
Rancho Cucamonga, CA 91730		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	16.2%

the DSCR being equal to or greater than 1.15x (IO) for one calendar quarter or (B) the borrower has deposited cash collateral with the lender or delivered to the lender a letter of credit in an amount which, if, applied to reduce the principal balance of the Bridge Point Rancho Cucamonga Whole Loan, would result in a DSCR equal to or greater than 1.15x (IO), or (z) clause (iii) above, upon the occurrence of a Material Tenant Trigger Cure (as defined below).

A “Material Tenant Trigger Event” means the occurrence of (a) a monetary or material non-monetary default beyond any notice and cure period by either Chedraui USA or CEVA Logistics (each, a “Material Tenant”) under its respective lease that continues for more than 15 days, (b) any Material Tenant providing written notice of its intent to terminate its lease, (c) any Material Tenant has vacated or has ceased operating its business in all or substantially all of its respective space other than temporarily vacating or not operating due to any government mandates or due to damage, alterations or renovations, in accordance with its lease, or (d) the occurrence of certain bankruptcy actions related to any Material Tenant.

A “Material Tenant Trigger Cure” means with respect to the Material Tenant Trigger Event the earlier of (a)(i) clause (b) above, the Material Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease in writing, (ii) clause (c) above, the Material Tenant is in actual, physical possession of all or substantially all of the space under its lease, actively using the premises for business purposes and is no longer “dark”, (iii) clause (d) above, the Material Tenant has assumed its lease in the bankruptcy proceeding and such assumption has been approved pursuant to a final, non-appealable order of the court, or (b)(i) the borrower has leased all or substantially all of the space to a replacement tenant among other conditions in accordance to the Bridge Point Rancho Cucamonga Whole Loan documents.

Property Management. The Bridge Point Rancho Cucamonga Property is managed by BDP Services, LLC, an affiliate of the borrower sponsor.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Bridge Point Rancho Cucamonga Property secures the Bridge Point Rancho Cucamonga Senior Loan, which has an aggregate Cut-off Date principal balance of $267,610,000 and the Bridge Point Rancho Cucamonga Subordinate Companion Loan, which has a Cut-off Date principal balance of $162,390,000. The Bridge Point Rancho Cucamonga Senior Loan and the Bridge Point Rancho Cucamonga Subordinate Companion Loan are coterminous. The Bridge Point Rancho Cucamonga Subordinate Companion Loan is componentized and accrues interest at the weighted average rate of the components. The Bridge Point Rancho Cucamonga Senior Loan is senior in right of payment to the Bridge Point Rancho Cucamonga Subordinate Companion Loan. The holders of the Bridge Point Rancho Cucamonga Senior Loan and the Bridge Point Rancho Cucamonga Subordinate Companion Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Bridge Point Rancho Cucamonga Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Bridge Point Rancho Cucamonga Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

amc
SEA LIFE
LEGOLAND
ROUND1
PLACE
Marshalls
Burlington
adidas
adidas
LOFT
GAP
POLO
RALPH LAUREN
ROSS
backstage
OFF 5TH
H&M
OLD NAVY
ARMANI
Fieldhouse USA
Neiman Marcus
Anchor / Major
Junior Anchor
Non-Anchor / Inline
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

Grapevine Mills
3000 Grapevine Mills Parkway and
2501 Bass Pro Drive
Grapevine, TX 76051
Denton
McKinney
Prosper
Frisco
Allen
PLANO
Lewisville
Flower Mound
Carrollton
Richardson
Coppell
Farmers Branch
Garland
Grapevine
Keller
North Richland Hills
Bedford
Euless
Irving
DALLAS
FORT WORTH
ARLINGTON
Grand Prairie
Mesquite
Duncanville
DeSoto
Lancaster
Mansfield
Burleson
Midlothian
Alvarado
Cleburne
Waxahachie
College Pkwy
North Central Texas College - Flower Mound Campus
Garden Park
W. Main St
Orchard Village
Fox Ave
OLD TOWN LEWISVILLE
Old Town Station
Medical City Lewisville
Lewisville
Bellaire Blvd
Amazon Distribution Center
Flower Mound
DENTON COUNTY
Millennium Shopping Center
Hebron
Flower Mound Rd
Round Grove Shopping Ctr.
W. Round Grove Rd
The Pines of Flower Mound
Vista Ridge Plaza
Music City Mall
Lakeside Pkwy
Mazda Training Center
Sam Rayburn Tollway
Long Prairie Rd
Magnolia Village
Andy Brown Park
MacArthur Blvd
Kubota Tractor Corp.
Walnut Grove Park
Grapevine Lake
Grapevine Golf Course
Meadowmere Park
W. Sandy Lake Rd
Coppell Nature Park
DALLAS COUNTY
Dove Rd
Southlake
Oak Grove Park
E. Highland St
E. Dove Rd
Silver Lake Park
W. Bethel Rd
Coppell
Northwest Pkwy
Grapevine
North Lake
Valley Ranch
Southlake Town Square
Park Place
Botanical Gardens-Heritage Park
DOWNTOWN GRAPEVINE
Boeing Distribution Services Inc.
LBJ Frwy
Park Village
Shops of Southlake
Southlake Corners
Gateway Plaza
DFW NORTH
Baylor Scott & White Medical Ctr. - Grapevine
GRAPEVINE MAIN STREET
North Lake Park
Continental Blvd
Grapevine Towne Center
PS Business Parks
MacArthur Marketplace
Timarron Country Club
TEXRail
Mustang-Panther Stadium
Mustang Dr
W. Royal Ln
John Carpenter Frwy
John McCain Rd
Timberline Dr
DART ORANGE LINE
MacArthur Park
Hackberry Creek Country Club
Parr Park
DFW
TARRANT COUNTY
GameStop Corp. HQ
Microsoft
Las Colinas Corporate Center
Town Center Colleyville
Hall-Johnson Rd
Dallas - Fort Worth Intl. Airport
National Scouting Museum
Colleyville
BELT LINE
W. Glade Rd
Shops at Vineyard Village
Valley View Ln
NORTH LAKE COLLEGE
Melrose Park
Glade Parks
International Pkwy
North Lake College
Tara Village Shopping Center
Cheek-Sparger Rd
Mid Cities Blvd
W. Walnut Hill Ln
Pres. G. Bush Tpke
Bob Eden Park
Cottonwood Golf Course
Bear Creek Golf Club
DFW Car Rental Center
Northgate Dr
Bedford
Irving
Irving Arts Center
Harwood Rd
Euless
Bedford Rd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

No. 2 – Grapevine Mills

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[NR /BBB(sf)/Aa2(sf)]		Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$60,000,000		Location:	Grapevine, TX
	Cut-off Date Balance(1):	$60,000,000		Size(7):	1,628,140 SF
	% of Initial Pool Balance:	8.4%		Cut-off Date Balance Per SF(1)(7):	$153.55
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1)(7):	$153.55
	Borrower Sponsor(2):	Simon Property Group, L.P.		Year Built/Renovated:	1997/2015
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee
	Mortgage Rate:	6.2640%		Property Manager:	Simon Management Associates II, LLC (borrower related)
	Note Date:	June 17, 2024		Current Occupancy (As of)(8):	96.2% (5/9/2024)
	Seasoning:	1 month		YE 2023 Occupancy(8):	97.4%
	Maturity Date:	July 1, 2034		YE 2022 Occupancy(8):	95.0%
	IO Period:	120 months		YE 2021 Occupancy:	94.1%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	93.1%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$548,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(7):	$336.58
	Call Protection(3):	L(25),D(88),O(7)		As-Is Appraisal Valuation Date:	May 13, 2024
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt(1)(4):	Yes		TTM NOI (3/31/2024):	$43,737,436
	Additional Debt Type (Balance)(1)(4)(5):	Pari Passu ($190,000,000)		YE 2023 NOI:	$41,069,241
				YE 2022 NOI:	$40,644,772
				YE 2021 NOI:	$38,542,814
Escrows and Reserves(6)				U/W Revenues:	$58,524,018
	Initial	Monthly	Cap	U/W Expenses:	$13,633,655
Taxes:	$0	Springing	NAP	U/W NOI:	$44,890,363
Insurance:	$0	Springing	NAP	U/W NCF:	$42,552,379
Replacement Reserve:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.83x / 2.68x
TI/LC Reserve:	$0	$241,846	$5,804,300	U/W Debt Yield based on NOI/NCF(1):	18.0% /17.0%
				U/W Debt Yield at Maturity based on NOI/NCF(1):	18.0% /17.0%
				Cut-off Date LTV Ratio(1):	45.6%
				LTV Ratio at Maturity(1):	45.6%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$250,000,000	92.2%	Loan Payoff	$268,857,947	99.1%
Borrower Sponsor Equity	21,252,453	7.8	Closing costs	2,394,506	0.9

Total Sources	$271,252,453	100.0%	Total Uses	$271,252,453	100.0%
(1)	The Grapevine Mills Mortgage Loan (as defined below) is part of a whole loan evidenced by 12 pari passu promissory notes with an aggregate original principal balance of $250,000,000 (the “Grapevine Mills Whole Loan”). The financial information presented in the chart above is based on the Grapevine Mills Whole Loan.
(2)	The borrower sponsor is also a borrower sponsor for the St. Johns Town Center Mortgage Loan in the WFCM 2024-C63 Trust.
(3)	Prepayment of the Grapevine Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Grapevine Mills Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2027 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the REMIC Prohibition Period has not occurred, (a) the borrower must prepay with yield maintenance, and (b) and provided no event of default exists, the Grapevine Mills Whole Loan may be prepaid in whole (but not in part) prior to the REMIC Prohibition Period with yield maintenance. Any portion of the Grapevine Mills Whole Loan that has been securitized, as of such prepayment date, for a period of more than two years from the “startup day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code for the REMIC Trust which holds such securitized portion of the Grapevine Mills Whole Loan must be contemporaneously defeased.
(4)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(5)	The Grapevine Mills Whole Loan documents permit the borrower to enter into a property-assessed clean energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.
(6)	See “Escrows” below for further discussion of reserve requirements.
(7)	The Grapevine Mills Property (as defined below) includes 1,451,077 square feet of borrower owned improvements and 177,063 square feet of leased fee improvements. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF are based on the total square feet of 1,628,140. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF based on the Owned SF (as defined below) of 1,451,077 is $172.29, $172.29, and $377.65, respectively.
(8)	Occupancy represents the occupancy excluding square footage from the leased fee space, whereby the tenant owns its improvements, Bass Pro (as defined below), and temporary tenants and is based on the Owned SF totaling 1,451,077. Occupancy including Bass Pro (and excluding temporary tenants) is 96.6% and occupancy including Bass Pro and temporary tenants is 98.4%.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

The Mortgage Loan. The second largest mortgage loan (the “Grapevine Mills Mortgage Loan”) is part of a fixed rate whole loan evidenced by 11 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000. The Grapevine Mills Whole Loan is secured by the borrower’s fee interest in a 1,628,140 square foot super regional mall located in Grapevine, Texas (the “Grapevine Mills Property”). The Grapevine Mills Mortgage Loan is evidenced by the controlling note A-1-1 and the non-controlling note A-2-2, with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Grapevine Mills Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Bank of Montreal (“BMO”) on June 17, 2024. The Grapevine Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. The relationship between the holders of the Grapevine Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$40,000,000	$40,000,000	WFCM 2024-C63	Yes
A-1-1-1	$10,000,000	$10,000,000	WFB	No
A-1-2	$40,000,000	$40,000,000	BMO 2024-C9	No
A-1-3(1)	$11,000,000	$11,000,000	WFB	No
A-1-4(1)	$10,000,000	$10,000,000	WFB	No
A-2-1(1)	$35,000,000	$35,000,000	JPM	No
A-2-2	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-2-3(1)	$9,500,000	$9,500,000	JPM	No
A-2-4(1)	$5,000,000	$5,000,000	JPM	No
A-3-1	$54,000,000	$54,000,000	BMO 2024-C9	No
A-3-2	$6,000,000	$6,000,000	BMO	No
A-3-3	$9,500,000	$9,500,000	BMO	No
Total	$250,000,000	$250,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and Borrower Sponsor. The borrower is Grapevine Mills Mall Limited Partnership, a Delaware limited partnership with two independent directors. The borrower is a joint venture between Simon Property Group, L.P. (65.6%) and Kan Am Group (34.4%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grapevine Mills Whole Loan.

The borrower sponsor and non-recourse carveout guarantor of the Grapevine Mills Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Pursuant to the Grapevine Mills Whole Loan documents, so long as one or more of Simon Property Group, Inc. or Simon (collectively, “Simon Key Principal”) or an affiliate of Simon Key Principal is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty for specified carveout events is limited to 20.0% of the then outstanding principal balance of the Grapevine Mills Whole Loan (i.e., $50,000,000 subject to reduction by subsequent principal payments) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

The Property. The Grapevine Mills Property, a 1,628,140 square foot super regional mall, which includes 1,451,077 of owned square feet (“Owned SF”) and 177,063 of leased fee square feet, whereby Bass Pro Shops Outdoor World (“Bass Pro”) ground leases the land from the borrower and owns its improvements. The Grapevine Mills Property is anchored by AMC Theatres (“AMC”), Bass Pro, which owns its improvements and ground leases the underlying land from the borrower, Burlington and Fieldhouse USA. Other major tenants include Saks Fifth Avenue Off Fifth, Macy’s Backstage, Arhaus Loft, Nike Factory Store, and Round 1 Bowling and Amusement (“Round 1”). Built in 1997 and renovated in 2015, the Grapevine Mills Property is situated on a 158.76-acre parcel and contains 8,900 parking spaces, which results in a parking ratio of 5.47 per 1,000 SF. As of May 9, 2024, the Grapevine Mills Property was 96.2% leased based on Owned SF (excluding temporary tenants) and 96.6% leased based on total square feet (excluding temporary tenants) by 182 unique tenants. The trailing 12-month in-line sales per square foot as of March 31, 2024 is $530 per square foot, representing a 28.9% increase over 2019.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	TTM 3/31/2024 Sales PSF
Inline Sales (< 10,000 SF)	$412	$312	$488	$521	$523	$530
Occupancy Cost	14.2%	18.5%	12.8%	12.4%	13.2%	13.2%
(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

Major Tenants.

Bass Pro Shops Outdoor World (Fitch/Moody’s/S&P: NR/NR/NR; 177,063 square feet; 10.9% of net rentable area; 4.5% of underwritten base rent; 3/24/2029 lease expiration). Founded in 1972 and headquartered in Springfield, Missouri, Bass Pro is an American sporting goods retailer that offers hunting, fishing, camping, and other related outdoor recreation equipment. Bass Pro has been a tenant at the Grapevine Mills Property since 1999. Bass Pro is a leased fee tenant, which owns its improvements and ground leases the underlying land from the borrower pursuant to a ground lease expiring March 24, 2029 with four, 5-year renewal options and no termination options.

AMC Theatres (Fitch/Moody’s/S&P: NR/Caa2/CCC+; 108,733 square feet; 6.7% of net rentable area; 3.7% of underwritten base rent; 12/31/2024 lease expiration). Founded in 1920, AMC is headquartered in Leawood, Kansas. AMC has 24 screens at the Grapevine Mills Property, where it has been a tenant since December 1997. AMC is on a lease expiring December 31, 2024 with three, 5-year renewal options. The lease provides the tenant must exercise its first 5-year renewal option on or before June 30, 2024. The borrower has indicated that it is discussing renewal terms with the tenant. AMC’s base rent was underwritten based on 15% of gross receipts for the year ending in 2023. We cannot assure you that renewal terms will be agreed upon, or, if an agreement is reached, whether the leased space or rental rate will be reduced.

Round 1 Bowling and Amusement (Fitch/Moody’s/S&P: NR/NR/NR; 80,649 square feet; 5.0% of net rentable area; 3.6% of underwritten base rent; 1/31/2027 lease expiration). Round 1 is a multi-entertainment facility offering bowling, arcade games, billiards, karaoke, ping pong, and darts. Today, the company has over 50 locations across the United States. Round 1 has been a tenant at the Grapevine Mills Property since 2016 and has a lease expiration on January 31, 2027 with two, 5-year renewal options and no termination options.

The following table presents a summary regarding the major tenants at the Grapevine Mills Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent(3)(4)	% of Total Annual U/W Rent	Annual U/W Rent PSF(3)(4)	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Anchor Tenants(leased fee)(5)
Bass Pro	NR/NR/NR	177,063	10.9%	$1,500,000	4.5%	$8.47	3/24/2029	4, 5-year	N
Total/Wtd. Avg.		177,063	10.9%	$1,500,000	4.5%	$8.47

Major Tenants
AMC Theatres	NR/Caa2/CCC+	108,733	6.7%	$1,242,798	3.7%	$11.43	12/31/2024	3, 5-year	N
Round 1	NR/NR/NR	80,649	5.0%	$1,200,000	3.6%	$14.88	1/31/2027	2, 5-year	N
Last Call Neiman Marcus	NR/NR/NR	44,752	2.7%	$1,024,723	3.1%	$22.90	4/30/2028	None	N
The Children's Place/Gymboree	NR/NR/NR	20,106	1.2%	$1,014,348	3.0%	$50.45	1/31/2026	None	N
Sun & Ski Sports	NR/NR/NR	30,127	1.9%	$759,200	2.3%	$25.20	3/31/2026	1, 5-year	N
Off Broadway Shoes	NR/NR/NR	20,130	1.2%	$728,505	2.2%	$36.19	1/31/2030	None	N
Meow Wolf	NR/NR/NR	40,340	2.5%	$665,000	2.0%	$16.48	12/31/2033	2, 5-year	N
H&M	NR/NR/BBB	23,967	1.5%	$657,078(6)	2.0%	$27.42(6)	1/31/2028	None	N
Rainforest Cafe	NR/NR/NR	22,602	1.4%	$655,464	2.0%	$29.00	12/31/2024	None	N
Burlington	NR/NR/BB+	100,102	6.1%	$625,638	1.9%	$6.25	1/31/2028	1, 5-year	N
Total/Wtd. Avg.		491,508	30.2%	$8,572,754	25.7%	$17.44

Non-Major Tenants(7)(8)		933,198	57.3%	$23,268,164	69.8%	$24.93

Occupied Collateral Total		1,601,769	98.4%(9)	$33,340,918	100.0%	$22.35(10)
Vacant Space		26,371	1.6%
Total/Wtd. Avg.		1,628,140	100.0%
(1)	Based on the underwritten rent roll dated as of May 9, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes percentage in-lieu of rents totaling $1,342,357.
(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes $1,051,786 of rent steps through June 2025.
(5)	Bass Pro owns its own improvements and ground leases the land from the borrower.
(6)	H&M Annual U/W Base Rent PSF and Annual U/W Base Rent represents percentage in-lieu of rent based on the tenants’ TTM 3/31/2024 sales.
(7)	Non-Major Tenants includes 2 tenants, totaling 6,720 square feet (0.4% of NRA and 0.5% of UW Base Rent), with lease start dates commencing July 2024.
(8)	Non-Major Tenants include 16 tenants totaling 74,953 square feet (4.6% of NRA and 8.4% of UW Base Rent) whereby the borrower has submitted lease execution and renewal documentation for execution following discussion of deal terms, but the renewal documentation has not yet been executed by the related tenants. The loan has been underwritten
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

on the basis that all such renewal documentation is executed as submitted by the borrower.

(9)	Occupancy represents the occupancy including Bass Pro and temporary tenants. Occupancy excluding the square footage from the leased fee space, whereby the tenant owns its improvements, Bass Pro, and temporary tenants is 96.2%.
(10)	Occupied Collateral Annual U/W Base Rent PSF is based on the Owned SF and excludes Net Rentable Area (SF) and Annual U/W Base Rent from the leased fee tenant, Bass Pro.

The following table presents a summary of sales for certain tenants at the Grapevine Mills Property:

Sales Summary(1)

	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 3/31/2024 Sales (PSF)
Bass Pro Shops Outdoor World	NAV	NAV	NAV	NAV	NAV	NAV
AMC Theatres(2)	$423,334	$89,116	$164,277	$384,779	$342,006	$346,390
Round 1	$98.18	$47.20	$98.03	$131.90	$157.04	$161.13
Last Call Neiman Marcus	$276.44	$172.86	$257.54	$290.20	$421.93	$443.12
The Children's Place/Gymboree	$261.53	$202.40	$271.51	$246.41	$209.50	$201.78
Sun & Ski Sports	$207.64	$193.73	$246.49	$272.61	$257.94	$254.47
Off Broadway Shoes	$171.70	$127.87	$218.74	$249.59	$198.62	$201.71
Meow Wolf	NAV	NAV	NAV	NAV	NAV	$537.36
H&M	$242.50	$159.94	$276.05	$282.93	$303.77	$304.62
Rainforest Cafe	$322.65	$177.05	$304.93	$319.40	$369.49	$384.23
Burlington	$170.48	$115.69	$183.62	$164.02	$165.60	$167.85
(1)	Information obtained from the underwritten rent roll dated May 9, 2024.
(2)	Calculated based on a sales per screen (with 24 screens).

The following table presents certain information relating to the lease rollover schedule at the Grapevine Mills Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM & 2024	33	212,808	13.1%	212,808	13.1%	$3,882,322	11.6%	$18.24
2025	29	103,400	6.4%	316,208	19.4%	$3,619,699	10.9%	$35.01
2026	32	240,844	14.8%	557,052	34.2%	$5,994,449	18.0%	$24.89
2027	33	397,023	24.4%	954,075	58.6%	$6,828,606	20.5%	$17.20
2028	19	213,581	13.1%	1,167,656	71.7%	$4,187,064	12.6%	$19.60
2029	14	233,233	14.3%	1,400,889	86.0%	$3,724,303	11.2%	$15.97
2030	6	38,307	2.4%	1,439,196	88.4%	$1,217,456	3.7%	$31.78
2031	4	26,233	1.6%	1,465,429	90.0%	$770,525	2.3%	$29.37
2032	3	2,436	0.1%	1,467,865	90.2%	$273,967	0.8%	$112.47
2033	5	109,462	6.7%	1,577,327	96.9%	$2,046,864	6.1%	$18.70
2034	7	24,442	1.5%	1,601,769	98.4%	$795,662	2.4%	$32.55
2035 & Thereafter	0	0	0.0%	1,601,769	98.4%	$0	0.0%	$0.00
Vacant	0	26,371	1.6%	1,628,140	100.0%	$0	0.0%	$0.00
Total/Weighted Average	185	1,628,140	100.0%			$33,340,918	100.0%	$22.35
(1)	Based on the underwritten rent roll dated May 9, 2024.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Annual U/W Base Rent, % of Total Annual U/W Base Rent, and Annual U/W Base Rent PSF include percentage in-lieu of rent totaling $1,342,357 and rent steps totaling $1,051,786 of rent steps through June 2025.

The following table presents historical occupancy percentages at the Grapevine Mills Property:

Historical Occupancy(1)(2)

12/31/2020	12/31/2021	12/31/2022	12/31/2023	5/9/2024(3)
93.1%	94.1%	95.0%	94.7%	96.2%
(1)	Historical Information obtained from the borrower.
(2)	Historical and current occupancy figures exclude square footage from the leased fee tenant, Bass Pro, and temporary tenants at the Grapevine Mills Property.
(3)	Current occupancy is based on the underwritten rent roll dated as of May 9, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Grapevine Mills Property:

Cash Flow Analysis

	2020	2021	2022	2023	TTM 3/31/2024(1)	U/W	%(2)	U/W $ per SF
In Place Rent	$28,883,487	$28,174,656	$28,277,280	$29,320,064	$30,013,063	$30,946,775	52.1%	$19.01
Contractual Rent Steps(3)	0	0	0	0	0	1,051,786	1.8	0.65
Rent Averaging(4)	0	0	0	0	0	66,533	0.1	0.04
Potential Income from Vacant Space	0	0	0	0	0	866,032	1.5	0.53
Percentage in Lieu(5)	1,277,755	2,307,057	2,420,811	1,935,683	1,875,542	1,342,357	2.3	0.82
Gross Potential Rent	$30,161,242	$30,481,713	$30,698,091	$31,255,747	$31,888,605	$34,273,482	57.7%	$21.05
Percentage Rent(6)	333,649	2,594,669	3,611,319	2,963,705	2,928,390	2,603,660	4.4	1.60
Temp Tenant Income	2,420,726	3,277,724	3,930,353	4,043,498	4,043,742	4,029,860	6.8	2.48
Reimbursement Revenue	16,482,905	15,362,400	15,368,277	15,678,174	16,087,908	17,424,464	29.3	10.70
Other Revenue(7)	142,264	297,646	324,806	390,587	392,797	396,298	0.7	0.24
Miscellaneous Income(8)	462,651	640,766	697,883	648,208	2,038,051	662,286	1.1	0.41
Net Rental Income	$50,003,437	$52,654,918	$54,630,729	$54,979,919	$57,379,493	$ 59,390,050	100.0%	$36.48
Less Bad Debt / Collection Loss	(5,365,360)	(532,998)	544,802	(293,592)	(113,835)	0	0.0	0.00
Less Vacancy	0	0	0	0	0	(866,032)	(2.5)(9)	(0.53)
Effective Gross Income	$44,638,077	$52,121,920	$55,175,531	$54,686,327	$57,265,658	$ 58,524,018	98.5%	$35.95

Real Estate Taxes	6,118,607	4,819,131	5,126,481	4,150,064	3,856,844	4,481,166	7.7	$2.75
Insurance	431,958	478,243	543,050	612,584	631,722	756,996	1.3	0.46
Management Fee(10)	1,880,087	2,116,338	2,268,057	2,173,530	2,187,668	1,000,000	1.7	0.61
Other Expenses	5,342,281	6,165,394	6,593,171	6,680,908	6,851,988	7,395,493	12.6	4.54
Total Expenses	$13,772,933	$13,579,106	$14,530,759	$13,617,086	$13,528,222	$13,633,655	23.3%	$8.37

Net Operating Income	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$44,890,363	76.7%	$27.57
TI/LC	0	0	0	0	0	2,047,768	3.5	1.26
Capital Expenditures	0	0	0	0	0	290,215	0.5	0.18
Net Cash Flow	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$42,552,379	72.7%	$26.14

NOI DSCR(11)	1.94x	2.43x	2.56x	2.59x	2.75x	2.83x
NCF DSCR(11)	1.94x	2.43x	2.56x	2.59x	2.75x	2.68x
NOI Debt Yield(11)	12.3%	15.4%	16.3%	16.4%	17.5%	18.0%
NCF Debt Yield(11)	12.3%	15.4%	16.3%	16.4%	17.5%	17.0%
(1)	TTM March 2024 reflects the trailing 12-month period ending March 31, 2024.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Bad Debt / Collection Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through June 2025.
(4)	Represents straight-line rent averaging for nine investment grade tenants through the earlier of loan or lease maturity.
(5)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 3/31/2024 sales.
(6)	Underwritten percentage rent is based on tenants’ TTM 3/31/2024 sales and is attributable to 49 tenants.
(7)	Other Revenue includes revenue from ATM, beverage case rentals and SmarteCarte stroller program revenue.
(8)	Miscellaneous Income includes telecom, local media, advertisements, storage and tenant services.
(9)	Represents the underwritten economic vacancy %. The Grapevine Mills Property was 96.2% occupied based on the Owned SF as of May 9, 2024.
(10)	Management Fee is capped at $1,000,000. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.
(11)	DSCR and Debt Yields are based on the Grapevine Mills Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

Appraisal. The appraiser concluded to an “As-is” value for the Grapevine Mills Property of $548,000,000 as of May 13, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the Grapevine Mills Property.

Market Overview and Competition. The Grapevine Mills Property is located in Grapevine, Texas, approximately 23.0 miles southeast of the Dallas Central Business District and 3.0 miles northwest of Dallas Fort Worth International Airport. According to the appraisal, the neighborhood is primarily comprised of industrial, retail and hospitality uses with the Grapevine Mills Property anchoring a dominant commercial corridor. Primary access to the area is provided by State Route 121, which is adjacent to the Grapevine Mills Property. According to the appraisal, the top five employers in the surrounding area are Walmart Inc., American Airlines, Baylor Scott & White Health, Lockheed Martin and UT Southwestern Medical Center.

Within a one-, three- and five-mile radius of the Grapevine Mills Property, the 2023 average household income was approximately $97,385, $145,059 and $141,101, respectively; and within the same radii, the 2023 estimated population was 4,338, 39,827 and 172,858, respectively.

According to the appraisal, the Grapevine Mills Property is situated within the Grapevine/Colleyville retail submarket of the Dallas-Ft Worth retail market. As of the first quarter of 2024, the submarket reported total inventory of approximately 8.7 million square feet with a 5.5% vacancy rate and average rents of $21.81 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Grapevine Mills Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
0 to 1,500 SF Space	$65.00	5	3.0% annually	$40.00
1,501-2,500 SF Space	$60.00	5	3.0% annually	$40.00
2,501-4,000 SF Space	$50.00	5	3.0% annually	$40.00
4,001-6,500 SF Space	$50.00	5	3.0% annually	$40.00
6,501-10,000 SF Space	$40.00	5	3.0% annually	$40.00
Jewelry Space	$60.00	5	3.0% annually	$40.00
Restaurant Space	$35.00	5	3.0% annually	$30.00
Snack Bars Space	$80.00	5	3.0% annually	$60.00
Food Court Space	$135.00	5	3.0% annually	$60.00
Kiosk Space	$365.00	5	3.0% annually	$10.00
10,000-20,000 SF Space	$25.00	10	10.0% Mid-Term	$20.00
Cinema Space	$15.00	10	10.0% Mid-Term	$20.00
Anchor Space	$5.00	10	10.0% Mid-Term	$5.00
Large Tenants Over 20,000 SF Space	$20.00	10	10.0% Mid-Term	$15.00
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%

The table below presents certain information relating to comparable retail centers pertaining to the Grapevine Mills Property identified by the appraiser:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Grapevine Mills Property
Grapevine Mills	1997/2015	1,628,140	96.2%(2)	Burlington, Fieldhouse USA, Round 1 Bowling and Amusement, Bass Pro	NAP
The Shops at Willow Bend	2001/NAP	1,262,000	86.0%	Dillard's, Macy's, Neiman Marcus	10 miles
Galleria Dallas	1982/NAP	1,398,400	95.0%	Macy's, Nordstrom	10 miles
Stonebriar Centre	2000/NAP	1,094,942	94.0%	Dillard's, Macy's, Nordstrom, JCPenney	15 miles
Weighted Average			93.0%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of May 9, 2024. Total Occupancy based on total square feet is 96.6%.

Escrows.

Real Estate Taxes – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender, the borrower fails to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Grapevine Mills Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Grapevine Mills Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Grapevine Mills Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the Grapevine Mills Whole Loan documents require springing ongoing monthly deposits of $41,114 for replacement reserves.

TI/LC Reserve – The Grapevine Mills Whole Loan documents require ongoing monthly deposits of $241,846 for tenant improvements and leasing commissions reserves, subject to a cap of $5,804,300, provided that no such cap will apply during a Lockbox Event Period.

A “Control Event” will occur upon Simon Key Principal not owning at least 50% of the direct or indirect interests in the borrower or not controlling the borrower.

Lockbox and Cash Management. The Grapevine Mills Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower each Wednesday (or more frequently if required by the borrower in accordance with the lockbox agreement). During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Grapevine Mills Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (iv), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days with a qualified manager; or
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 13.75%, for two consecutive calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (iii), the borrower replaces the manager with a qualified manager under a replacement management
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$60,000,000
3000 Grapevine Mills Parkway	Grapevine Mills	Cut-off Date LTV:	45.6%
and 2501 Bass Pro Drive		U/W NCF DSCR:	2.68x
Grapevine, TX 76051		U/W NOI Debt Yield:	18.0%
agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the property or loan; or
●	with regard to clause (iv), (a) the NOI DY being at least 13.75% or greater for two consecutive calendar quarters or (b) the borrower has either (x) partially prepaid the Grapevine Mills Whole Loan (with payment of a yield maintenance if partial prepayment occurs prior to July 1, 2027), (y) delivered cash to the lender or (z) delivered a letter of credit to the lender, in each case in an amount that if subtracted from the outstanding principal balance of the Grapevine Mills Whole Loan would cause the debt yield to equal or exceed 13.75% for two consecutive calendar quarters.

Real Estate Substitution. Not permitted.

Property Management. The Grapevine Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.

Subordinate and Mezzanine Indebtedness. None.

PACE Loan. The Grapevine Mills Whole Loan documents permit the borrowers to enter into a property assessed clean energy loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Grapevine Mills Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

Marriott Myrtle Beach
Grande Dunes Resort
8400 Costa Verde Drive
Myrtle Beach, SC 29572
North Myrtle Beach
HORRY COUNTY
Lewis Ocean Bay Natural Heritage Preserve
Carolina Forest
Socastee Swamp
Conway 9 miles
MYRTLE BEACH
DOWNTOWN MYRTLE BEACH
Myrtle Beach International Airport
Atlantic Ocean
Conway Bypass
Carolina Bays Pkwy
Intracoastal Waterway
Carolina Forest Blvd.
International Dr.
River Oaks Dr.
Wild Iris Dr.
Robert M. Grissom Pkwy.
Little River Rd.
N. Kings Hwy.
N. Ocean Blvd.
Mark Garner Hwy.
Oak St.
Pine Island Rd.
Broadway St.
Harrelson Blvd.
S. Kings Hwy.
S. Ocean Blvd.
Prices Swamp
Barefoot Resort & Golf
Peter Horry Wildlife Preserve
Myrtle Beach Mall
Briarcliffe Acres
Arcadian Shores Commons
Tanger Outlets Myrtle Beach Hwy 17
Arcadian Shores GC
Arcadian Shores
Sea Watch Resort
Myrtle Beach Resort
Grand Dunes Resort Club
Grand Dunes Golf Club
Dunes Golf & Beach Club
Grand Strand Medical Center
Northwood Plaza Shopping Center
Cane Patch Driving Range
Myrtlewood Golf Course
Pine Lakes Country Club
Island Vista Resort
River Oaks Golf Club
The Asher Theatre and Conference Center
Waccamaw Mall
Myrtle Waves Water Park
Broadway at the Beach
Ripley's Aquarium of Myrtle Beach
Pelicans Ballpark
Sheraton Myrtle Beach
Coastal Grand Mall
SkyWheel Myrtle Beach
Bay View Resort Myrtle Beach
Family Kingdom Amusement & Water Park
2nd Avenue Pier
Whispering Pines
Westgate Myrtle Beach Oceanfront Resort
Landmark Resort
The Market Common
Grand Atlantic Ocean Resort
Shipwreck Island Adventure Golf
Myrtle Beach State Park
22
31
17
73
501
90
Asheville
Hickory
Cary
RALEIGH
Concord
NORTH CAROLINA
Gastonia
CHARLOTTE
FAYETTEVILLE
Greer
Spartanburg
Rock Hill
Greenville
Union
Clemson
SOUTH CAROLINA
Anderson
Florence
Athens
COLUMBIA
Sumter
Conway
Myrtle Beach
Lexington
North Augusta
Orangeburg
AUGUSTA
Summerville
GEORGIA
North Charleston
CHARLESTON
Dublin
Statesboro
Beaufort
Hilton Head Island
SAVANNAH
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

No. 3 – Marriott Myrtle Beach Grande Dunes Resort

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[TBD/BBB+(sf)/TBD]		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance(1):	$60,000,000		Location:	Myrtle Beach, SC
	Cut-off Date Balance(1):	$59,952,149		Size:	405 Rooms
	% of Initial Pool Balance:	8.4%		Cut-off Date Balance Per Room(1):	$246,717
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$210,714
	Borrower Sponsors:	William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung		Year Built/Renovated:	2003/2017
	Guarantor:	CSC Holdings, LLC		Title Vesting:	Fee
	Mortgage Rate:	6.1450%		Property Manager:	Crestview Management, LLC (borrower affiliate)
	Note Date:	July 2, 2024		Current Occupancy (As of):	70.1% (5/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	69.8%
	Maturity Date:	July 11, 2034		YE 2022 Occupancy:	70.3%
	IO Period:	0 months		YE 2021 Occupancy:	68.9%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	43.7%
	Amortization Term (Original):	360 months		As-Complete Appraised Value(4):	$223,000,000
	Loan Amortization Type:	Amortizing Balloon		As-Complete Appraised Value Per Room(4):	$550,617
	Call Protection(2):	L(25),D(88),O(7)		As-Complete Appraisal Valuation Date(4):	April 25, 2025
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (5/31/2024):	$21,303,274
	Additional Debt Type (Balance) (1):	Pari Passu ($39,968,099)		YE 2023 NOI:	$20,377,776
				YE 2022 NOI :	$20,508,347
				YE 2021 NOI:	$17,490,093
				U/W Revenues:	$43,678,921
Escrows and Reserves(3)				U/W Expenses:	$22,286,435
	Initial	Monthly	Cap	U/W NOI:	$21,392,485
Taxes	$471,205	$67,315	NAP	U/W NCF:	$19,645,328
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.93x / 2.69x
Immediate Repairs	$282,257	$0	NAP	U/W Debt Yield based on NOI/NCF(1):	21.4% / 19.7%
FF&E Reserve	$0	$142,701	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	25.1% / 23.0%
PIP Reserve	$5,266,281	Springing	NAP	Cut-off Date LTV Ratio(4):	44.8%
Seasonality Reserve	$825,000	$275,000	$1,650,000	LTV Ratio at Maturity(4):	38.3%
Replacement Comfort Letter Reserve Funds	$2,500	$0	NAP

Sources and Uses
Sources			Uses
Loan Amount	$100,000,000	97.7%	Loan Payoff	$95,070,064	92.8%
Borrower Equity Contribution	2,395,813	2.3	Upfront Reserves	6,847,243	6.7
			Closing Costs	478,506	0.5

Total Sources	$102,395,813	100.0%	Total Uses	$102,395,813	100.0%
(1)	The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $100,000,000 (the “Marriott Myrtle Beach Grande Dunes Resort Whole Loan”). The financial information presented in the chart above is based on the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.
(2)	Prepayment of the Marriott Myrtle Beach Grande Dunes Resort Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Marriott Myrtle Beach Grande Dunes Resort Whole Loan to be securitized and (b) July 1, 2027.
(3)	See “Escrows” section.
(4)	The Appraised Value represents the As-Complete Value, which assumes the PIP (as defined below) has been completed. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan documents required an upfront PIP Reserve equal to 110% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an Appraised Value Per Room of $516,049, a Cut-off Date LTV Ratio of 47.8% and a Maturity Date LTV Ratio of 40.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

The Mortgage Loan. The third largest mortgage loan (the “Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan”) is part of a fixed rate whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan is secured by the borrower’s first priority fee interest in a 405 room full-service hotel located in Myrtle Beach, South Carolina (the “Marriott Myrtle Beach Grande Dunes Resort Property”). The Marriott Myrtle Beach Grande Dunes Resort Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”) and has an original aggregate principal balance of $100,000,000. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan is comprised of controlling note A-1 and the non-controlling Note A-2 with an aggregate principal balance of $60,000,000. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan will be serviced under the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. See “Description of the Mortgage Pool—The Mortgage Loans—The Serviced Pari Passu Mortgage Loans” and “Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$44,964,112	WFCM 2024-C63	Yes
A-2	$15,000,000	$14,988,037	WFCM 2024-C63	No
A-3(1)	.$30,000,000	$29,976,074	WFB	No
A-4(1)	$10,000,000	$9,992,025	JPM	No
Total	$100,000,000	$99,920,248
(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and Borrower Sponsors. The borrower is Columbia Properties Myrtle Beach, LLC, a single-purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 42 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

CSC has had numerous foreclosures and deeds in lieu since 2010. For additional information please see “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The Property. The Marriott Myrtle Beach Grande Dunes Resort Property is a 405-room, full-service, beachfront hotel located in Myrtle Beach, South Carolina. The borrower sponsor developed the property in 2003 and has invested approximately $14.6 million ($36,049/room) in capital improvements over the past 10 years. If the franchise agreement is terminated, the borrower is obligated to pay the unamortized portion of Key Money. Amenities include approximately 24,162 square feet of meeting space, multiple food and beverage outlets, indoor and outdoor swimming pools, a beachfront setting, a fitness center, a business center, the Hibiscus Spa, guest laundry, a sundries shop, kids activities, a game room, and complimentary Wi-Fi. The Marriott Myrtle Beach Grande Dunes Resort Property guestroom configuration consists of 255 queen/queen rooms, 142 king rooms and 8 mixed rooms. The guestrooms feature marble bathrooms, flat-screen televisions, telephones, desks, dressers, nightstands, lamps, and lounge chair. Situated on a 10.9-acre site, the property includes surface and garage parking totaling 432 parking spaces (parking ratio of 1.1/room). The Marriott Myrtle Beach Grande Dunes Resort Property operates under a Marriott International, Inc. franchise agreement which expires in 2044.

Between 2024 and 2025, the property will undergo a relicensing Property Improvement Plan (“PIP”) for an estimated cost of $4.7 million. Within 30 days following the franchisor’s confirmation that the PIP work has been completed, the franchisor must pay $2,500,000 to the borrower (“Key Money”).

As of May 31, 2024, the Marriott Myrtle Beach Grande Dunes Resort Property had a trailing 12-month occupancy of 70.1%, ADR of $259.85 and RevPAR of $182.19. Total revenue at the Marriott Myrtle Beach Grande Dunes Resort Property is comprised of three components: rooms (61.7% of underwritten revenue), food and beverage (29.4% of underwritten revenue) and other operated departments (8.9% of underwritten revenue). According to the appraisal, the demand segmentation in 2023 for the Marriott Myrtle Beach Grande Dunes Resort Property was 70% leisure and 30% group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriot Myrtle Beach Grande Dunes Resort Property:

Historical Occupancy, ADR, RevPAR(1)(2)
		Competitive Set			Marriott Myrtle Beach Grande Dunes Resort Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	62.9%	$177.03	$111.27	72.0%	$247.39	$178.06	114.5%	139.7%	160.0%
12/31/2023 TTM	66.5%	$176.50	$117.30	69.8%	$254.38	$177.53	105.0%	144.1%	151.4%
3/31/2024 TTM	65.8%	$190.41	$125.28	69.9%	$258.22	$180.38	106.2%	135.6%	144.0%
(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes Embassy Suites by Hilton Myrtle Beach Oceanfront Resort, Hilton Myrtle Beach Resort, Sheraton Hotel Myrtle Beach, The Breakers Resort and Marina Inn at Grande Dunes.
(3)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at the Marriott Myrtle Beach Grande Dunes Resort Property are attributable to variances in reporting methodology and/or timing differences.

The following table presents historical occupancy percentages at Marriott Myrtle Beach Grande Dunes Resort Property:

Historical Occupancy(1)

12/31/2020	12/31/2021	12/31/2022	12/31/2023	5/31/2024
43.7%	68.9%	70.3%	69.8%	70.1%
(1)	Information obtained from the historical operating statements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Myrtle Beach Grande Dunes Resort Property:

Cash Flow Analysis

	2021	2022	2023	TTM 5/31/2024	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	68.9%	70.3%	69.8%	70.1%	70.1%
ADR	$227.88	$248.29	$258.13	$259.85	$259.85
RevPAR	$157.09	$174.45	$180.23	$182.19	$182.19

Room Revenue	$23,222,557	$25,788,124	$26,642,174	$27,006,556	$26,932,768	61.7%	$66,501
Food & Beverage Revenue	8,450,102	11,296,408	11,766,240	12,852,163	12,852,163	29.4	31,734
Other Revenue(2)	3,350,442	3,830,026	3,959,240	3,893,990	3,893,990	8.9	9,615
Total Revenue	$35,023,101	$40,914,558	$42,367,654	$43,752,709	$43,678,921	100.0%	$107,849

Room Expense	3,821,683	4,262,086	4,341,614	4,348,115	4,336,235	16.1	10,707
Food & Beverage Expense	3,496,066	4,170,768	4,389,877	4,617,428	4,617,428	35.9	11,401
Other Department Expense	738,817	971,226	1,052,534	1,034,334	1,034,334	26.6	2,554
Total Department Expenses	$8,056,566	$9,404,079	$9,784,025	$9,999,877	$9,987,997	22.9%	$24,662
Gross Operating Income	$26,966,536	$31,510,479	$32,583,630	$33,752,832	$33,690,924	77.1%	$83,187

Total Undistributed Expenses	7,948,451	9,287,630	10,081,923	10,251,551	10,292,719	23.6	25,414
Gross Operating Profit	$19,018,085	$22,222,849	$22,501,707	$23,501,281	$23,398,204	53.6%	$57,773

Property Taxes	759,191	788,552	797,080	742,637	797,080	1.8	1,968
Insurance	768,800	925,949	1,326,851	1,455,370	1,208,639	2.8	2,984
Total Operating Expenses	$17,533,008	$20,406,211	$21,989,878	$22,449,435	$22,286,435	51.0%	$55,028

Net Operating Income	$17,490,093(3)	$20,508,347(3)	$20,377,776	$21,303,274	$21,392,485	49.0%	$52,821
FF&E	0	0	0	0	1,747,157	4.0	4,314
Net Cash Flow	$17,490,093	$20,508,347	$20,377,776	$21,303,274	$19,645,328	45.0%	$48,507

NOI DSCR	2.39x	2.81x	2.79x	2.92x	2.93x
NCF DSCR	2.39x	2.81x	2.79x	2.92x	2.69x
NOI DY	17.5%	20.5%	20.4%	21.3%	21.4%
NCF DY	17.5%	20.5%	20.4%	21.3%	19.7%
(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	Other revenue consists primarily of spa revenue, gift shop sales, parking, resort fees, and other miscellaneous income.
(3)	The increase in NOI from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020 and 2021, and the subsequent recovery in 2021 and 2022, as well as an increase in ADR from $228 in 2021 to $248 in 2022 and increased Food & Beverage.

Appraisal. The appraised value represents the As-Complete Value as of April 25, 2025 of $223,000,000, which assumes the PIP has been completed. The loan documents required an upfront PIP Reserve equal to 110% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an appraised value per room of $516,049, a Cut-off Date LTV Ratio of 47.8% and a Maturity Date LTV Ratio of 40.8%.

Environmental Matters. According to the Phase I environmental site assessment dated May 1, 2024, there was no evidence of any recognized environmental conditions at the Marriott Myrtle Beach Grande Dunes Resort Property.

Market Overview and Competition. The Marriott Myrtle Beach Grande Dunes Resort Property is a beachfront hotel located along North Ocean Boulevard with frontage on the coast of Myrtle Beach, South Carolina. The property is approximately 6.7 miles northeast of the US 501 and US 17 interchange and 8.1 miles northeast of the Myrtle Beach International Airport. Additionally, the property is approximately 4.5 miles northeast of the Broadway at the Beach entertainment and shopping complex and 3.2 miles southwest of the SC 22 and Kings Highway interchange which is home to the Tanger Outlets Mall, Myrtle Beach Mall, and Arcadian Shores Commons retail center. Myrtle Beach is a coastal, beach town located roughly 23 miles south of the North Carolina state line and approximately 85-miles north of Charleston. Myrtle Beach sits at the center of what is known as “The Grand Strand”, a 60-mile arc-shaped stretch of coastline in northeastern South Carolina.

According to the appraisal, the 2023 population within a one, three- and five-mile radius of the property was 3,642, 20,633 and 41,811, respectively and the 2023 average household income within the radii was $107,332, $95,503 and $87,586, respectively.

The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Marriott Myrtle Beach Grande Dunes Resort Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

The table below presents certain information relating to comparable sales pertaining to the Marriott Myrtle Beach Grande Dunes Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Sirata Beach & Conference Center	5300 Gulf Boulevard St. Pete Beach, FL	1962	382	11/2022	$541,885
DoubleTree Resort by Hilton	3200 South Ocean Boulevard Myrtle Beach, SC	1992	491	9/2022	$185,336
Confidante Miami Beach	4041 Collins Avenue Miami Beach, FL	1957	339	5/2022	$684,366
DoubleTree by Hilton North Redington Beach	17120 Gulf Boulevard North Redington Beach, FL	1987	125	5/2022	$658,400
Postcard Inn	6300 Gulf Boulevard St. Pete Beach, FL	1957	196	2/2022	$423,469
Holiday Inn Resort	701 North Beachview Drive Jekyll Island, GA	1986	157	1/2022	$261,146
Henderson Beach Resort	200 Henderson Resort Way Destin, FL	2016	170	12/2021	$661,765
Jekyll Island Club Resort	371 Riverview Drive Jekyll Island, GA	1888 and 2017	200	7/2021	$470,000

Source: Appraisal

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $471,205 and ongoing monthly deposits of $67,315 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) borrower provides lender with evidence of renewal of such policies and (iv) the lender is provided with paid receipts for the payment of the insurance premiums no later than 30 days after to the expiration dates of said policies.

Immediate Repairs - The loan documents require an upfront deposit of $282,257 for immediate repairs at the property.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E reserve monthly deposit or (ii) 1/12th of 4% of the underwritten revenue for the preceding fiscal year, initially estimated at $142,701.

Seasonality Reserve – The loan documents require an upfront deposit of $825,000, which may be used for disbursements for the payment of any part of the monthly debt service payments occurring in December, January, February and/or March, to the extent that there is insufficient cash flow from Marriott Myrtle Beach Grande Dunes Resort Property to make the monthly debt service payment.

On each monthly payment date occurring in May, June, July, August, September and October, the borrower is required to deposit with lender amount equal to $275,000 (the “Seasonality Reserve Deposit Amount”), capped at $1,650,000 (the “Seasonality Reserve Required Annual Balance”).

Upon receipt of the annual operating statements for the property, lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount), upon notice to borrower, to an amount equal to the shortfall in revenue from the property to cover debt service at a DSCR of 1.30x.

PIP Reserve - The loan documents require an upfront deposit of $5,266,281, if at any time, PIP work is required under the franchise agreement, the borrower is required to deposit, within 15 days after receipt of notice from the franchisor, an amount equal to 110% of the estimated cost to complete the PIP work.

Replacement Comfort Letter Reserve - The loan documents require an upfront deposit of $2,500 to obtain a replacement or reissued franchisor comfort letter in connection with any secondary market transaction.

Lockbox and Cash Management. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$59,952,149
8400 Costa Verde Drive Myrtle Beach, SC 29572	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	44.8% 2.69x 21.4%

property manager are required to deposit all revenue generated by the Marriott Myrtle Beach Grande Dunes Resort Property into the lender-controlled lockbox account within three business days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Myrtle Beach Grande Dunes Resort documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Myrtle Beach Grande Dunes Resort documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), upon the NCF DSCR is equal to or greater than 1.20x for one calendar quarter.

Property Management. The Marriott Myrtle Beach Grande Dunes Resort Property is managed by Crestview Management, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Marriott Myrtle Beach Grande Dunes Resort Property if there is a transfer of the hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

610 Newport Center
610 Newport Center Drive
Newport Beach, CA 92660
Costa Mesa
IRVINE
Newport Beach
Corona Del Mar
Newport Coast
East Bluff
ORANGE COUNTY
Turtle Ridge
Crystal Cove
SAN JOAQUIN HILLS
Pacific Ocean
John Wayne Orange County Airport
University of California - Irvine
Fashion Island
Upper Newport Bay
Lower Newport Bay
Newport Bay
Balboa Island
Balboa Peninsula
Lido Isle
Corona del Mar State Beach
Crystal Cove State Park
San Joaquin Reservoir
Big Canyon CC
Newport Beach CC
Pelican Hill Golf Course
LOS ANGELES
ANAHEIM
LONG BEACH
SANTA ANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

No. 4 – 610 Newport Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association & JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[TBD/BBB(sf)/TBD]		Property Type – Subtype:	Office - Suburban
	Original Principal Balance(1):	$55,000,000		Location:	Newport Beach, CA
	Cut-off Date Balance(1):	$55,000,000		Size:	285,638 SF
	% of Initial Pool Balance:	7.7%		Cut-off Date Balance Per SF(1):	$297.58
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$297.58
	Borrower Sponsor:	The Irvine Company LLC		Year Built/Renovated:	1972/2022
	Guarantor:	Irvine Core Office LLC		Title Vesting:	Fee
	Mortgage Rate:	5.6660%		Property Manager:	Irvine Management Company (borrower-related)
	Note Date:	July 9, 2024		Current Occupancy (As of):	92.4% (06/25/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	93.0%
	Maturity Date:	July 11, 2034		YE 2022 Occupancy:	95.0%
	IO Period:	120 months		YE 2021 Occupancy:	94.0%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	92.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$191,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$668.68
	Call Protection(2):	L(24),YM1(1),DorYM1(90),O(5)		As-Is Appraisal Valuation Date:	May 29, 2024
	Lockbox Type:	Hard /Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (5/31/2024):	$13,285,054
	Additional Debt Type (Balance)(1):	Pari Passu ($30,000,000)		YE 2023 NOI:	$12,293,869
				YE 2022 NOI:	$12,015,927
				YE 2021 NOI:	$12,165,887
				U/W Revenues:	$19,862,232
				U/W Expenses:	$5,254,142
Escrows and Reserves(3)				U/W NOI:	$14,608,090
	Initial	Monthly	Cap	U/W NCF:	$14,245,278
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.99x/2.92x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	17.2%/16.8%
Replacement Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	44.5%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	44.5%
Existing TI/LC Reserve	$1,536,900	$0	NAP
Rent Concession Reserve	$1,046,249	$0	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$85,000,000	100.0%	Upfront Reserves	$2,583,149	3.0%
			Closing costs	307,838	0.4%
			Return of Equity(4)	82,109,013	96.6%

Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The 610 Newport Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $85,000,000 (the “610 Newport Center Whole Loan”). The financial information presented in the chart above is based on the 610 Newport Center Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on August 11, 2024. Defeasance of the 610 Newport Center Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the 610 Newport Center Whole Loan to be securitized and (ii) August 11, 2027. The assumed lockout period of 24 payment dates is based on the expected WFCM 2024-C63 securitization closing date in August 2024. The actual lockout period may be longer.
(3)	See “Escrows” section.
(4)	The 610 Newport Center Property (as defined below) was previously unencumbered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The Mortgage Loan. The fourth largest mortgage loan (the “610 Newport Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The 610 Newport Center Whole Loan is secured by the borrower’s first priority fee interest in a multi-tenant class A office property totaling 285,638 square feet located in Newport Beach, California (the “610 Newport Center Property”). The 610 Newport Center Mortgage Loan is evidenced by the controlling note A-1 and the non-controlling notes A-2-2, A-3 and A-4-2, with an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. The 610 Newport Center Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), and JPMorgan Chase Bank, National Association (“JPM”) on July 9, 2024. The 610 Newport Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. The relationship between the holders of the 610 Newport Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	WFCM 2024-C63	Yes
A-2-1(1)	$18,000,000	$18,000,000	WFB	No
A-2-2	$3,000,000	$3,000,000	WFCM 2024-C63	No
A-3	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-4-1(1)	$12,000,000	$12,000,000	JPM	No
A-4-2	$2,000,000	$2,000,000	WFCM 2024-C63	No
Total	$85,000,000	$85,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and Borrower Sponsor. The borrower is 610 Newport Center LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 610 Newport Center Whole Loan.

The borrower sponsor of the 610 Newport Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a high-quality real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million square feet and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York. The borrower sponsor owns 11 Class A office buildings (including the 610 Newport Center Property) in the Newport Center submarket totaling 2.3 million square feet with an average occupancy of 95.5% as of January 1, 2024. See “Description of the Mortgage Pool — Tenant Issues — Competition from Nearby Properties” in the Preliminary Prospectus.

The Property. The 610 Newport Center Property consists of an 18-story, 285,638 square feet, multi-tenant class A office building located in Newport Beach, California. The 610 Newport Property was built by the borrower sponsor in 1972 and most recently renovated in 2022. The 610 Newport Center Property amenities include a car washing service, a Kinetic fitness center and access to an adjacent 4-level parking structure (non-collateral) that provides 705 parking spaces (2.45 spaces per 1,000 square feet). As of June 25, 2024, the 610 Newport Center Property was 92.4% occupied by 33 tenants and has an average 10-year occupancy of 91.1%.

Major Tenants.

Largest Tenant by UW Base Rent: Chipotle. (95,278 square feet; 33.4% of net rentable area; 37.4% of underwritten base rent; 10/31/2029 lease expiration) – Chipotle Mexican Grill, Inc. (“Chipotle”) is an international chain of fast casual Mexican restaurants. In May 2018, Chipotle announced the relocation of their corporate headquarters to the 610 Newport Center Property. Chipotle is publicly traded on the NYSE (CMG) with a market capitalization of $71.6 billion as of July 30, 2024. Chipotle has one, five-year extension option and no termination options.

2nd Largest Tenant by UW Base Rent: O'Melveny and Myers LLP. (45,156 square feet; 15.8% of net rentable area; 19.3% of underwritten base rent; 6/30/2032 lease expiration) – O'Melveny & Myers LLP. (“O'Melveny & Myers”) is an American multinational law firm founded in Los Angeles, California in 1885. O'Melveny & Myers employs 800 lawyers and has offices in California, Texas, Washington, D.C., New York City, Beijing, Brussels, Hong Kong, London, Seoul, Shanghai, Singapore, and Tokyo. O'Melveny & Myers has been a tenant at the 610 Newport Center Property since 1980 and has one, five-year extension option. The tenant has a one-time option to terminate its lease with respect to either suite 1600 (15,052 square feet) or suite 1800 (15,052 square feet) effective June 30, 2030 with 12 months’ notice and the payment of a termination fee.

3rd Largest Tenant by UW Base Rent: Canterbury Consulting Inc (15,887 square feet; 5.6% of net rentable area; 5.4% of underwritten base rent; 5/31/2028 lease expiration) – Canterbury Consulting Inc. (“Canterbury Consulting”) is an independent investment advisory firm based in Newport Beach, California and headquartered at the 610 Newport Center Property. Canterbury Consulting was founded in 1988 and has been a tenant at the 610 Newport Center Property since 2018. Canterbury Consulting has no extension options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The following table presents certain information relating to the tenancy at the 610 Newport Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Chipotle(2)	NR/NR/NR	95,278	33.4%	$68.94	$6,568,491	37.4%	10/31/2029	1, 5-year	N
O'Melveny and Myers LLP(3)	NR/NR/NR	45,156	15.8%	$74.88	$3,381,281	19.3%	6/30/2032	1, 5-year	Y
Canterbury Consulting Inc	NR/NR/NR	15,887	5.6%	$59.28	$941,784	5.4%	5/31/2028	N	N
Call and Jensen APC	NR/NR/NR	11,806	4.1%	$64.92	$766,446	4.4%	8/31/2029	N	N
RBC Capital Markets, LLC	NR/NR/NR	11,227	3.9%	$65.16	$731,551	4.2%	3/31/2029	N	N
		179,354	62.8%	$69.08	$12,389,553	70.6%

Non-Major Tenants		84,507	29.6%	$60.96	$5,151,471	29.4%

Occupied Collateral Total		263,861	92.4%	$66.48	$17,541,023	100.0%

Vacant Space(4)		21,777	7.6%

Collateral Total		285,638	100.0%

(1)	Based on the underwritten rent roll dated June 25, 2024.
(2)	Chipotle is marketing suite 600 (15,876 square feet) for sublease. The space is currently dark but was included in Annual U/W Base Rent. The tenant is looking to sublease the space short-term and intends to retain the space in the long-term for future growth.
(3)	O’Melveny and Myers LLP has one, 5-year extension option. O’Melveny and Myers LLP a one-time option to terminate its lease with respect to either suite 1600 (15,052 square feet) or suite 1800 (15,052 square feet) effective June 30, 2030 with 12 months’ notice and the payment of a termination fee in an amount equal to (i) three times the then-current monthly rent, plus (ii) the unamortized costs of the tenant improvement and construction allowances, all broker commissions, rental abatement, and reasonable attorneys’ fees, amortized at a discount factor of 8% per year over a 7 year period.
(4)	Vacant Space includes one tenant totalling 4,002 square feet that has gone dark, continues to pay rent but was underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 610 Newport Center Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	3,254	1.1%	3,254	1.1%	$69,841	0.4%	$21.46
2025	5	11,145	3.9%	14,399	5.0%	$605,318	3.5%	$54.31
2026	8	24,409	8.5%	38,808	13.6%	$1,519,950	8.7%	$62.27
2027	4	12,369	4.3%	51,177	17.9%	$826,946	4.7%	$66.86
2028	5	26,278	9.2%	77,455	27.1%	$1,575,412	9.0%	$59.95
2029	5	125,380	43.9%	202,835	71.0%	$8,498,944	48.5%	$67.79
2030	2	10,053	3.5%	212,888	74.5%	$622,169	3.5%	$61.89
2031	0	0	0.0%	212,888	74.5%	$0	0.0%	$0.00
2032	1	45,156	15.8%	258,044	90.3%	$3,381,281	19.3%	$74.88
2033	0	0	0.0%	258,044	90.3%	$0	0.0%	$0.00
2034	1	5,817	2.0%	263,861	92.4%	$441,161	2.5%	$75.84
Thereafter	0	0	0.0%	263,861	92.4%	$0	0.0%	$0.00
Vacant(4)	0	21,777	7.6%	285,638	100.0%	$0	0.0%	$0.00
Total/Weighted Average	33	285,638	100.0%			$17,541,023	100.0%	$66.48
(1)	Based on the underwritten rent roll dated June 25, 2024.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.
(3)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(4)	Vacant Space includes one tenant totaling 4,002 square feet that has gone dark, continues to pay rent but was underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The following table presents historical occupancy percentages at the 610 Newport Center Property:

Historical Occupancy

12/31/2020	12/31/20221	12/31/2022	12/31/2023	Current(1)
92.0%	94.0%	95.0%	93.0%	92.4%
(1)	Current occupancy is based on the underwritten rent roll dated as of June 25, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 610 Newport Center Property:

Cash Flow Analysis

	2021	2022	2023	TTM 05/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$15,289,847	$15,284,487	$15,509,231	$16,149,675	$17,541,024	84.3%	$61.41
Grossed Up Vacant Space	0	0	0	0	957,548	4.6%	3.35
Gross Potential Rent	$15,289,847	$15,284,487	$15,509,231	$16,149,675	$18,498,573	88.9%	$64.76
Other Income	283,357	342,592	317,880	316,384	316,384	1.5	1.11
Parking/Garage/Other	540,106	796,095	988,209	974,862	974,862	4.7	3.41
Total Recoveries	321,141	482,174	924,579	1,029,962	1,029,962	4.9	3.61
Net Rental Income	$16,434,457	$16,905,494	$17,740,078	$18,471,050	$20,819,781	100.0%	$72.89
(Vacancy & Credit Loss)	0	0	0	0	($957,548)	(5.2)	(3.35)
Effective Gross Income	$16,434,457	$16,905,494	$17,740,078	$18,471,050	$19,862,232	95.4%	$69.54

Real Estate Taxes	748,759	780,350	810,186	813,733	925,310	4.7	3.24
Insurance	127,661	136,713	198,167	227,279	110,813	0.6	0.39
Management Fee	634,485	687,596	686,542	721,454	794,489	4.0	2.78
Other Operating Expense	2,757,665	3,284,908	3,751,314	3,423,530	3,423,530	17.2	11.99
Total Operating Expenses	$4,268,570	$4,889,567	$5,446,209	$5,185,996	$5,254,142	26.5%	$18.39

Net Operating Income	$12,165,887	$12,015,927	$12,293,869	$13,285,054	$14,608,090	73.5%	$51.14
Replacement Reserves	0	0	0	0	77,668	0.4	0.27
TI/LC	0	0	0	0	285,144	1.4	1.00
Net Cash Flow	$12,165,887	$12,015,927	$12,293,869	$13,285,054	$14,245,278	71.7%	$49.87

NOI DSCR	2.49x	2.46x	2.52x	2.72x	2.99x
NCF DSCR	2.49x	2.46x	2.52x	2.72x	2.92x
NOI Debt Yield	14.3%	14.1%	14.5%	15.6%	17.2%
NCF Debt Yield	14.3%	14.1%	14.5%	15.6%	16.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 610 Newport Center Property of $191,000,000 as of May 29, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2024, there was no evidence of any recognized environmental conditions at the 610 Newport Center Property.

Market Overview and Competition. The 610 Newport Center Property is located in Newport Beach, California, approximately 4.5 miles south of the John Wayne Airport. The 610 Newport Center Property is located 0.1 miles from Fashion Island, a high-fashion shopping mall that is GreenStreet rated A++ and was developed by the borrower sponsor in 1967. Newport Center Drive forms a ring around Fashion Island and has been developed with a series of low to mid-rise professional and medical office buildings. According to the appraisal, the estimated 2023 population within a one, three and five-mile radius was approximately 12,226, 102,830 and 264,938, respectively and the estimated 2023 average household income within the same radii was approximately $201,571, $214,422, and $172,926 respectively.

According to the appraisal, the 610 Newport Center Property is situated within in the Newport Center submarket within the City of Newport Beach office market. As of the first quarter of 2024, the submarket reported a total inventory of approximately 3.5 million square feet with a 4.1% vacancy rate and an average asking rent of $52.80 per square foot, net. The appraiser identified five comparable buildings located within Newport Beach with rents ranging from $51.60 to $75.60 per square foot, net. The appraiser concluded a market rent for the 610 Newport Center Property of $52.20 to $74.40 per square foot, net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 610 Newport Center Property:

Market Rent Summary(1)

	Lower 4 Floors	Middle Floors	Upper 4 Floors
Market Rent (PSF)	$52.20	$62.40	$74.40
Lease Term (Years)	5	5	7
Lease Type	FSG	FSG	FSG
Rent Increase Projection	3.5%/Year	3.5%/Year	3.5%/Year
TI (New/Renewal)	$40.00 / $20.00	$40.00 / $20.00	$60.00 / $30.00
LC (New/Renewal)	6.0% / 2.0%	6.0% / 2.0%	6.0% / 2.0%
Free Rent (New/Renewal)	2 months / 2 months	2 months / 2 months	3 months / 3 months
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 610 Newport Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
One Culver, 10000 West Washington	Culver City, CA	1986/NAP	395,272	Mar-22	$510,000,000	$1,290
Intersect, 17877 and 17875 Von Karman Avenue; 17838 and 17872 Gillette Avenue	Irvine, CA	1989/2019	446,782	Jun-22	$235,250,000	$527
555 Aviation, 555 Aviation Boulevard	El Segundo, CA	1966/2017	259,754	Jun-22	$205,500,000	$791
Cubic Campus, 9223 and 9233 Balboa Avenue	San Diego, CA	2021/NAP	248,579	Mar-23	$148,250,000	$596
Calibre Bldg., 11119 North Torrey Pines Road	San Diego, CA	1990/2012	72,419	May-23	$86,000,000	$1,188
Pen Factory, 2701 Olympic Boulevard	Santa Monica, CA	1957/2017	222,000	Aug-23	$165,000,000	$743
Single-Tenant Office Building, 3401 Exposition Boulevard	Santa Monica, CA	1961/2013	63,376	Aug-23	$40,000,000	$631
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 610 Newport Center Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
610 Newport Center, Newport Beach, CA	1972/2022	285,638(2)
500 Newport Center Drive, Newport Beach, CA	1968/NAP	155,631	Bridge Loan Financial	2,743	Aug-23	3.1 Yrs.	$56.40	Full Service
520 Newport Center Drive, Newport Beach, CA	2014/NAP	326,065	JH Real Estate Partners	4,140	Sep-23	2.0 Yrs.	$75.60	Full Service
620 Newport Center Drive, Newport Beach, CA	1971/1987	237,000	LPL Holdings	3,894	Jun-24	8.0 Yrs.	$51.60	Full Service
660 Newport Center Drive, Newport Beach, CA	1974/1987	259,932	Harcourts Auctions	2,405	Nov-23	3.0 Yrs.	$52.80	Full Service
450 Newport Center Drive, Newport Beach, CA	1974/NAP	77,248	Transdigm Inc.	5,769	Jul-24	5.0 Yrs.	$58.80	Full Service
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – Upon the occurrence of a Cash Trap Event Period (as defined below) or a Leasing Event Period (as defined below), the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, and if there is no blanket policy in place or the borrower fails to provide evidence of a policy renewal, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $6,472.

TI/LC Reserve – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, borrower is required to deposit monthly TI/LC reserves equal to $23,762 ($1.00 per square foot per year).

Rent Concession Reserve – At origination, the borrower deposited $1,046,249 for outstanding free rent and gap rent obligations.

Existing TI/LC Reserve – At origination, the borrower deposited $1,536,900 for unfunded tenant improvement and leasing commission-related landlord obligations to existing tenants.

Leasing Event Period Springing Reserve – Upon the occurrence of a Leasing Event Period, the borrower is required to, at its option, either to (i) deposit an amount equal to the Chipotle Funds Amount (defined below), (ii) deposit with the lender on each monthly payment date for the next 12 monthly payment dates 1/12th of Chipotle Funds Amount, (iii) deliver to the lender one or more letters of credit (50% of the required amount upon the occurrence of a Leasing Event Period and the remaining 50% 6 months later), or (iv) deliver to the lender a reserve guaranty from an affiliate of the borrower that maintains an investment grade rating or has been reasonably approved by the lender and affirmed by the rating agencies.

“Chipotle Funds Amount” means an amount equal to (i) $50 PSF for the space currently demised under the Chipotle lease, a Chipotle replacement lease of at least 75,000 square feet, or a new replacement lease of at least 75,000 square feet.

“Cash Trap Event Period” means the period either commencing (i) upon an event of default, or (ii) upon the date (tested quarterly) when the debt service coverage ratio is less than 1.15x (based on a 30-year amortizing monthly payment). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default, and, with regard to clause (ii), upon the date (tested quarterly) that the debt service coverage ratio (based on a 30-year amortizing monthly payment) is equal to or greater than 1.20x for two consecutive calendar quarters.

“Leasing Event Period” means either (i) a Chipotle Leasing Event Period (as defined below) or (ii) a Major Replacement Leasing Event Period (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Office - Suburban	Loan #4	Cut-off Date Balance:	$55,000,000
610 Newport Center	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

“Chipotle Leasing Event Period” means the occurrence of any of the following: (i) the date the Chipotle lease is terminated prior to its then current expiration date, (ii) tenant or any lease guarantor’s material default beyond any applicable notice and cure period in excess of 45 days, (iii) a bankruptcy or similar filing by the Chipotle tenant or any lease guarantor, or (iv) the earlier of tenant’s non-renewal of its lease by the monthly payment date 12 months prior the lease expiration or tenant’s notice of non-renewal.

The Chipotle Leasing Event Period will end upon the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Chipotle space has been leased to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or such free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent.

“Major Replacement Leasing Event Period” means the occurrence of any of the following: (i) the date that a major Chipotle space replacement lease or a major new replacement lease (each for at least 75,000 SF) lease is terminated prior to its then current expiration date, (ii) major Chipotle space replacement tenant or any related lease guarantor’s material lease default beyond any applicable notice and cure period in excess of 45 days; (iii) a bankruptcy or similar filing by a major Chipotle space replacement tenant or any related lease guarantor; and (iv) for any major Chipotle space replacement lease or major new replacement lease that has an initial term that expires prior to the date that is 12 months after the 610 Newport Center Whole Loan maturity, such tenant’s non-renewal of its lease on the earlier of the payment date that is 12 months’ prior to lease expiration or tenant’s notice of non-renewal.

A Major Replacement Leasing Event Period will end on the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Chipotle space has been leased to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or such free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space on terms provided in such lease for renewal, or if no such terms are provided, then for a term that expires no earlier than the date that is 12 months following the 610 Newport Center Whole Loan maturity date at a net effective rent of not less than 95% of the then effective fair market rent.

Lockbox and Cash Management. The 610 Newport Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to deposit all rent into an established deposit account each business day. Upon the occurrence of a Cash Trap Event Period, all amounts available in the deposit account will be transferred to a cash management account controlled by the lender on each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

Property Management. The 610 Newport Center Property is managed by Irvine Management Company, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Property/Terrorism Insurance. The 610 Newport Center Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, , and (ii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

St. Martin River
Isle of Wight Wildlife Management Area
Assowoman Bay
Rehoboth Beach, DE 22 miles
528
Ocean City Expressway
90
Assowoman Bay Bridge
90
Coastal Hwy
Mankin Creek
Seacrets Distilling Company
Isle of Wight Bay
Ocean City
Ocean Pines
Roland E. Powell Convention Center
Ocean City, MD Visitors Center
528
Herring Creek
Jolly Roger Amusement Park
33rd Street Shopping Plaza
Philadelphia Ave
28th Street Plaza
North End of Boardwalk
Old Pro Golf
WORCESTER COUNTY
Phillips Square
Holiday Inn & Suites Ocean City
1701 Atlantic Avenue
Ocean City, MD 21842
Atlantic Ocean
West Ocean City
Ocean City Beach
528
Salisbury 28 miles
White Marlin Mall
Outlets Ocean City
Ocean Gateway
50
Baja Amusements
Seaside Village
Ocean City Town Skate Park
Philadelphia Ave
Baltimore Ave
Ocean City Boardwalk
Park Place Plaza
50
Harry W. Kelley Memorial Bridge
Ripley's Believe It or Not!
Ocean City Boardwalk Arch
Assateague Square
Jolly Roger at the Pier
Pepsi Wheel
Ocean City Pier
610
Trimper Rides of Ocean City
Oceanic Fishing Pier
The Inlet Village/ Ocean City Life Saving Museum
Sinepuxent
Stephen Decatur Hwy
Airport Rd
Sinepuxent Bay
Ocean City Municipal Airport
Assateague Island
610
Eagle's Landing Golf Course
BALTIMORE
NEW JERSEY
DELAWARE
WASHINGTON DC
MARYLAND
VIRGINIA
Salisbury
Ocean City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

No. 5 – Holiday Inn & Suites Ocean City
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	[NR/NR/NR]		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance:	$53,000,000		Location:	Ocean City, MD
	Cut-off Date Balance:	$53,000,000		Size:	210 Rooms
	% of Initial Pool Balance:	7.4%		Cut-off Date Balance Per Room:	$252,381
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$238,925
	Borrower Sponsors:	John H. Harrison, Hale Harrison Irrevocable Trust and Harrison Group Hotels - per tape		Year Built/Renovated:	2001/2021
	Guarantors:	John H. Harrison and Hale Harrison Irrevocable		Title Vesting:	Fee
	Mortgage Rate:	6.8450%		Property Manager:	Harrison Group General, LLC (borrower affiliate)
	Note Date:	June 18, 2024		Current Occupancy (As of):	69.6% (5/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	71.8%
	Maturity Date:	July 11, 2034		YE 2022 Occupancy:	70.7%
	IO Period:	60 months		YE 2021 Occupancy:	76.6%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	52.9%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$88,700,000
	Loan Amortization Type:	Interest Only, Amortizing Ballon		As-Is Appraised Value Per Room:	$422,381
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	May 6, 2024
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (5/31/2024):	$7,061,618
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$7,470,344
				YE 2022 NOI:	$7,416,798
				YE 2021 NOI:	$5,208,199
				U/W Revenues:	$19,134,895
				U/W Expenses:	$11,924,981
				U/W NOI:	$7,209,914
Escrows and Reserves(1)				U/W NCF:	$6,444,519
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.73x / 1.55x
Taxes	$596,395	$59,639	NAP	U/W Debt Yield based on NOI/NCF:	13.6% / 12.2%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.4% / 12.8%
FF&E Reserve	$0	$64,799(2)	NAP	Cut-off Date LTV Ratio:	59.8%
Seasonality Reserve	$950,000	Various(3)	NAP	LTV Ratio at Maturity:	56.6%
New PIP Deposit Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$53,000,000	100.0%	Loan Payoff	$35,459,959	66.9%
			Upfront Reserves	$1,546,395	2.9%
			Closing Costs	$714,017	1.3%
			Return of Equity	$15,279,629	28.8%
Total Sources	$53,000,000	100.0%	Total Uses	$53,000,000	100.0%
(1)	See “Escrows” section.
(2)	The monthly FF&E Reserve is calculated annually, based on the prior year’s operating revenue. See “Escrows” section for further detail.
(3)	On each monthly payment date occurring in each month of June, $200,000, on each monthly payment date in each month of July, $750,000, on each monthly payment date in each month of August, $1,500,000, on each monthly payment date in each month of September, $1,250,000.

The Mortgage Loan. The fifth largest mortgage loan (“Holiday Inn & Suites Ocean City Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $53,000,000 and secured by the fee interest in a 210-room full-service hotel located in Ocean City, Maryland (“Holiday Inn & Suites Ocean City Property”).

The Borrower and Borrower Sponsors. The co-borrowers are Harrison HI 18 LLC and Harrison Inn Ocean View SPE, LLC, each a single-purpose, Maryland limited liability company with one independent director (collectively, as the context requires, the “borrower”). Harrison HI 18 LLC, the operating co-borrower, owns two parcels that comprise about one-half of the total building area and parking, and leases two parcels that comprise the remaining building area and parking from Harrison Inn Ocean View SPE, LLC at an annual rent of $240,000, payable out of excess cash flow only (the “inter-party lease”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Holiday Inn & Suites Ocean City Mortgage Loan. The borrower sponsors

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

are Harrison Group Hotels, John H. Harrison, and Hale Harrison Irrevocable Trust U/A/D January 8, 2021. The non-recourse carveout guarantors are John H. Harrison and Hale Harrison Irrevocable Trust.

The Holiday Inn & Suites Ocean City Property is managed by Harrison Group General, LLC, an affiliate of the borrower sponsor. Founded in 1952, Harrison Group Hotels is a third-generation hospitality company based in Ocean City, Maryland. Harrison Group has over 50 years of experience in the hospitality industry and has a portfolio consisting of 19 hotels totaling over 2,200 keys. Harrison Group manages properties in partnership with brands including Marriott and Hilton.

The Property. The Holiday Inn & Suites Ocean City Property is a 210-room, full-service hotel located in Ocean City, Maryland. Built in 2001 and renovated in 2021, amenities include 1,388 square feet of meeting space, an indoor swimming pool, a fitness center, a business center, two oceanfront pools, a guest laundry room, a sundries shop and vending and ice machines. The Holiday Inn & Suites Ocean City Property operates under a franchise agreement with Holiday Hospitality Franchising, LLC, a Delaware limited liability company, which expires in June 2041. Among other things, the franchise agreement requires periodic soft goods replacements every 5-6 years and case goods replacements every 10-12 years.

The Holiday Inn & Suites Ocean City Property guestroom configuration consists of 47 king guestrooms, 162 double queen guestrooms, and one two-bedroom suite for a total of 210 rooms across 249,043 SF.

The owner originally acquired the property through the purchase of the existing Sandhill Motel in 1980 and Ocean Park Motel in 1981, which they operated for approximately 19 years. In 1999, the owner demolished both structures to build the Holiday Inn & Suites Ocean City Property and have owned and operated the hotel since 2001. The Holiday Inn & Suites Ocean City Property underwent a $10.7 million ($50,952 per room) renovation in 2021, which included upgrades to guestrooms and public areas.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of Holiday Inn & Suites Ocean City Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Holiday Inn & Suites Ocean City Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	61.0%	$238.81	$145.65	73.5%	$262.21	$192.75	120.5%	109.8%	132.3%
12/31/2023 TTM	59.9%	$246.25	$147.44	71.4%	$304.60	$217.63	119.3%	123.7%	147.6%
4/30/2024 TTM	56.3%	$246.38	$138.74	69.0%	$318.50	$219.92	122.6%	129.3%	158.5%
(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes Holiday Inn Ocean City, Ashore Resort & Beach Club, Quality Inn Boardwalk Ocean City, Carousel Oceanfront Hotel & Condos, DoubleTree by Hilton Ocean City Oceanfront, Hilton Suites Ocean City Oceanfront and Courtyard Ocean City Oceanfront.

The following table presents historical occupancy percentages at the Holiday Inn & Suites Ocean City Property:

Historical Occupancy(1)

12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	12/31/2023(2)	5/31/2024
52.9%	76.6%	70.7%	71.8%	69.6%
(1)	Information obtained from the borrower.
(2)	The increase in occupancy from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, the Holiday Inn & Suites Ocean City Property underwent an approximately $10.7 million renovation ($50,952/room) in 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Holiday Inn & Suites Ocean City Property:

Cash Flow Analysis

	2021	2022	2023	TTM 5/31/2024	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	76.6%	70.7%	71.8%	69.6%	69.6%
ADR	$281.52	$304.89	$311.92	$315.68	$315.68
RevPAR	$215.68	$215.64	$224.09	$219.88	$219.88

Room Revenue	$13,864,398	$16,528,720	$17,176,684	$16,899,909	$16,843,680	88.0%	80,208
Food & Beverage Revenue	1,541,668	1,852,803	1,857,063	1,779,276	1,779,276	9.3	8,473
Other Revenue	339,828	406,469	406,016	511,939	511,939	2.7	2,438
Total Revenue	$15,745,894	$18,787,992	$19,439,763	$19,191,124	$19,134,895	100.0%	$91,119

Room Expense	2,633,646	2,998,836	3,525,388	3,649,233	3,637,091	21.6%	17,319
Food & Beverage Expense	1,510,798	1,717,098	1,489,974	1,501,476	1,501,476	84.4	7,150
Other Department Expense	13,687	15,325	50,059	52,272	52,272	10.2	249
Total Department Expenses	$4,158,131	$4,731,259	$5,065,421	$5,202,981	$5,190,839	27.1%	$24,718
Gross Operating Income	$11,587,763	$14,056,733	$14,374,342	$13,988,143	$13,944,056	72.9%	$66,400

Total Undistributed Expenses	5,321,218	5,553,550	5,444,048	5,513,225	5,508,587	28.8	26,231
Gross Operating Profit	$6,266,545	$8,503,183	$8,930,294	$8,474,918	$8,435,469	44.1%	$40,169

Property Taxes	722,980	643,968	716,828	703,200	703,200	3.7	3,349
Insurance	335,366	442,417	743,122	710,100	522,355	2.7	2,487
Total Operating Expenses	$10,537,695	$11,371,194	$11,969,419	$12,129,506	$11,924,981(3)	62.3%	$56,786

Net Operating Income	$5,208,199(2)	$7,416,798(2)	$7,470,344	$7,061,618	$7,209,914	37.7%	$34,333
FF&E	0	0	0	0	765,396	4.0	3,645
Net Cash Flow	$5,208,199	$7,416,798	$7,470,344	$7,061,618	$6,444,519	33.7%	$30,688

NOI DSCR	1.25x	1.78x	1.79x	1.70x	1.73x
NCF DSCR	1.25x	1.78x	1.79x	1.70x	1.55x
NOI Debt Yield	9.8%	14.0%	14.1%	13.3%	13.6%
NCF Debt Yield	9.8%	14.0%	14.1%	13.3%	12.2%
(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	The increase in Net Operating Income from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, the Holiday Inn & Suites Ocean City Property underwent an approximately $10.7 million renovation ($50,952/room) in 2021.
(3)	Excludes $240,000 annual rent payable out of excess cash flow pursuant to inter-party lease. See “The Borrower and Borrower Sponsors”, above.

Appraisal. The appraised value of $88,700,000 is as of May 6, 2024 and represents the as-is value of the Holiday Inn & Suites Ocean City Property. The appraisal also provided a Prospective Market Value upon Stabilization of $94,700,000 as of May 6, 2025, representing a 56.0% Cut-Off Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated May 14, 2024, there was no evidence of any recognized environmental conditions at the Holiday Inn & Suites Ocean City Property.

Market Overview and Competition. The Holiday Inn & Suites Ocean City Property is located in Ocean City, Maryland. The hotel is located near major access streets, such as Baltimore Avenue and Coastal Highway, providing easy entry and exit for guests. The Holiday Inn & Suites Ocean City Property has three primary highway access routes to Ocean City which are U.S. Route 50 to the south, MD Route 90 near mid-town at 62nd Street, and DE Route 54 to the north, just across the state line in Fenwick Island, Delaware. The main north/south route in Ocean City is Coastal Highway.

The Salisbury-Ocean City Wicomico Regional Airport is located about 28 miles from Ocean City. The Salisbury CBD, the economic center of the region, is approximately 31 miles from Ocean City. Regional shopping areas include the Ocean City Factory Outlets in West Ocean City, and the Rehoboth Beach Outlets in Delaware.

According to the appraisal, the 2023 estimated population within a two-, five-mile and ten-mile radius of the Holiday Inn & Suites Ocean City Property was 3,567, 19,893 and 51,360 respectively. The 2023 estimated average household income within the same two-mile, five-mile and ten-mile radius was $83,125, $103,791 and $97,456 respectively.

According to a third-party research report, the Holiday Inn & Suites Ocean City Property is located in the Ocean City, MD submarket. The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Holiday Inn & Suites Ocean City Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

The table below presents certain information relating to comparable sales pertaining to the Holiday Inn & Suites Ocean City Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built/Renovated	Rooms	Sale Date	Sale Price / Room
Four Points by Sheraton Jacksonville	11 1st Street North Jacksonville Beach, FL	2001/NAV	80	11/2023	$459,375
Delta Hotels Virginia Beach Bay front Suites	2800 Shore Drive Virginia Beach, VA	1986/NAV	295	6/2022	$277,966
Courtyard Ocean City Oceanfront	2 15th Street Ocean City, MD	2009/NAV	91	5/2022	$415,385
Park Place Hotel	208 North Baltimore Avenue Ocean City, MD	2000/NAV	90	12/2021	$311,111
Hampton Inn Virginia Beach-Oceanfront South	1011 Atlantic Avenue Virginia Beach, VA	2009/NAV	141	9/2021	$257,092
The Bellmoor Inn & Spa	6 Christian Street Rehoboth Beach, DE	1932/NAV	78	2/2020	$387,821

Escrows.

Real Estate Taxes – The Holiday Inn & Suites Mortgage Loan documents require an upfront reserve of $596,395 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $59,639.

Insurance – The Holiday Inn & Suites Mortgage Loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be provided so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than 10 days after to the expiration dates of said policies.

FF&E Reserve - The Holiday Inn & Suites Mortgage Loan documents require ongoing monthly deposits in an amount equal to 1/12th of 4% of the gross revenue for the preceding calendar year reserved under the franchise agreement for FF&E, initially estimated at $64,799.

Seasonality Reserve – The Holiday Inn & Suites Mortgage Loan documents require an upfront deposit of $950,000. On each monthly payment date occurring in June, an amount equal to $200,000, each monthly payment date occurring in July, an amount equal to $750,000, each monthly payment date occurring in August, an amount equal to $1,500,000 and each monthly payment date occurring in September, an amount equal to $1,250,000 (“the Seasonality Reserve Monthly Deposit”).

New PIP Deposit Springing Reserve - The Holiday Inn & Suites Mortgage Loan documents require a springing reserve in an amount equal to 115% of the estimated cost of any new property improvement plan required by franchisor under the franchise agreement, including any replacement franchise agreement.

Lockbox and Cash Management. The Holiday Inn & Suites Ocean City Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and manager are required to direct all credit card companies to deposit all amounts due directly into the lockbox account, which will be transferred to the borrower’s operating account on a daily basis when there is no Cash Trap Event Period (as defined below) in place. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the payment priorities outlined in Holiday Inn & Suites Ocean City Mortgage Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for Holiday Inn & Suites Ocean City Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the expiration, termination or cancellation of franchise agreement
(iii)	subject to the borrower’s payment of a DSCR trigger avoidance payment, the debt service coverage ratio (based on interest-only payments) falling below 1.35x. A “DSCR trigger avoidance payment” means prepayment of the loan in an amount sufficient to satisfy the 1.35x DSCR threshold, together with applicable yield maintenance and interest shortfall amounts due.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), above, upon the date that (a) Harrison HI 18 LLC 1 has entered into a replacement franchise agreement, (b) Harrison HI 18 LLC 1 is in possession of a replacement franchise agreement, and (c) Harrison HI 18 LLC 1 are not in default under such replacement franchise agreement.
●	with regard to clause (iii), upon the amortizing NCF DSCR being equal to or greater than 1.40x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$53,000,000
1701 Atlantic Avenue Ocean City, MD 21842	Holiday Inn & Suites Ocean City	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.8% 1.55x 13.6%

Property Management. The Holiday Inn & Suites Ocean City Property is managed by Harrison Group General, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Holiday Inn & Suites Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

PHASE I
PHASE II
AC HOTELS MARRIOTT
ASHLEY
SALLY
DOLLAR TREE
MAGGIANO'S
DICK'S
URBAN OUTFITTERS
RH
J. ALEXANDER'S
COACH
GUCCI
True Food
CAPITAL
HAND & STONE
ROCKLER
Marshalls
OLD NAVY
DSW
ALTAR'D STATE
BARNES & NOBLE
The Cheesecake Factory
Dillard's
NORDSTROM
ROSS
LANE BRYANT
Famous Footwear
PAUL MITCHELL
ZALES
JO-ANN
CAVA
Panera
Fidelity
WELLS FARGO
IRA CLAIRE
ETHAN ALLEN
BB&T
modani
TOWN CENTER PARKWAY
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral
Community Center
Lifestyle Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

Regency Park Shopping Center
Atlantic Blvd
Jacksonville Intl. Airport 19 miles
Kernan Village
Holiday Hill
Southside Estates
Sandalwood
Altama Rd
Southside Blvd
Forest Blvd
Arniston Rd
St. Johns Bluff Rd
Alden Rd
Kernan Blvd
Leahy Rd
Downtown Jacksonville 9 miles
FSCJ South Campus
Park Ridge
Beach Blvd
Kernan Square
Eastpointe Business Center
Hogan Rd
JACKSONVILLE
The Offices at West Park
EastPark Business Park
Pilot Pen Corporation
Anders Blvd
Morocco Shrine Auditorium
Hodges Stadium
Sans Pareil
Brackridge
UNF Arena
Shoppes Of Deerwood Lake
Windy Hill
St. Johns Town Center
4663 River City Drive
Jacksonville, FL 32246
Fine Arts Center
Fidelity Investments
St John's Center North
University of North Florida
UNF Hicks Hall
Gate Pkwy W.
Merrill Lynch
Gate Parkway West Business Center
Florida Blue Insurance
Glen Kernan GC
Markets At Town Center
J. Turner Butler Blvd
FBI
New York Life Insurance
Deutsche Bank
SoFi Corporate Office
Canon Solutions America
Baymeadows
Shoppes At Village Walk
Johnson & Johnson Vision
Deerwood
Mayo Clinic Primary Care Center
Deerwood GC
FSCJ Deerwood Center
Deerwood Village
Baymeadows Village
Baymeadows Rd
Southeastern Grocers HQ
J-Tec Institute
Southside
DUVAL COUNTY
Philips Hwy
Bank of America Corp. Campus
Shoppes at Southside
The Avenues
Deercreek CC
JACKSONVILLE
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

No. 6 – St. Johns Town Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[Asf/BBB+(sf)/Aa3(sf)]		Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$46,000,000		Location:	Jacksonville, FL
	Cut-off Date Balance(1):	$46,000,000		Size(5):	1,022,042 SF
	% of Initial Pool Balance:	6.4%		Cut-off Date Balance Per SF(1)(5):	$352.24
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1)(5):	$352.24
	Borrower Sponsor:	Simon Property Group, L.P.		Year Built/Renovated:	2005, 2008, 2014 / NAP
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee
	Mortgage Rate:	5.9480%		Property Manager:	Simon Management Associates, LLC (borrower-related)
	Note Date:	May 10, 2024		Current Occupancy (As of):	93.9% (6/1/2024)
	Seasoning:	2 months		YE 2023 Occupancy(6):	97.0%
	Maturity Date:	June 1, 2034		YE 2022 Occupancy(6):	95.0%
	IO Period:	120 months		YE 2021 Occupancy(6):	95.0%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$753,700,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(5):	$737.45
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	March 21, 2024
	Call Protection(2):	L(26),D(88),O(6)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes		YE 2023 NOI(7):	$41,732,761
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($314,000,000)		YE 2022 NOI:	$39,266,904
				YE 2021 NOI:	$35,954,705
				YE 2020 NOI:	$31,506,200
				U/W Revenues:	$63,759,318
Escrows and Reserves(4)				U/W Expenses:	$15,996,884
	Initial	Monthly	Cap	U/W NOI(7):	$47,762,434
Taxes:	$0	Springing	NAP	U/W NCF:	$45,410,434
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.20x / 2.09x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.3% / 12.6%
TI/LC Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.3% / 12.6%
Gap Rent Reserve:	$1,394,586	$0	NAP	Cut-off Date LTV Ratio(1):	47.8%
Outstanding TI/LC:	$8,393,631	$0	NAP	LTV Ratio at Maturity(1):	47.8%

Sources and Uses
Sources			Uses
Whole Loan Amount	$360,000,000	98.5%	Loan Payoff	$351,117,405	96.0%
Sponsor Equity	5,611,283	01.5	Reserves	9,788,217	2.7
			Closing Costs	4,705,660	1.3
Total Sources	$365,611,283	100.0%	Total Uses	$365,611,283	100.0%
(1)	The St. Johns Town Center Mortgage Loan (as defined below) is part of the St. Johns Town Center Whole Loan (as defined below), which is comprised of 72 pari passu promissory notes with an aggregate original principal balance of $360,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the St. Johns Town Center Whole Loan.
(2)	The St. Johns Town Center Whole Loan may be (a) defeased after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) June 1, 2027 (the “Permitted Release Date”), or (b) prepaid in whole (but not in part) with the payment of an amount equal to the yield maintenance premium if the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, provided that any portion of the St. Johns Town Center Whole Loan that has been securitized, as of such projected prepayment date, for a period of more than two years from the closing date of the REMIC trust which holds such securitized portion of the St. Johns Town Center Whole Loan is contemporaneously defeased. The assumed lockout period is based on the expected WFCM 2024-C63 closing date in August 2024. The actual lockout period may be longer.
(3)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(4)	See “Escrows” section below for further discussion of reserve requirements.
(5)	The St. Johns Town Center Property (as defined below) is part of a larger retail development consisting of 1,433,086 square feet (“SF”), including non-collateral tenants such as Dillard’s (242,309 SF), Target (123,735 SF) and Ashley Furniture (45,000 SF).
(6)	Includes temporary tenants.
(7)	The increase from Most Recent NOI to UW NOI is driven by new leasing. Since the second half of 2023, there have been 13 new leases, totaling $3.8 million of gross rent, executed at the St. Johns Town Center Property. Of such new leasing, 11,953 SF and approximately $1.5 million of gross rent is attributed to tenants who are not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The Mortgage Loan. The sixth largest mortgage loan (the “St. Johns Town Center Mortgage Loan”) is part of a whole loan (the “St. Johns Town Center Whole Loan”) evidenced by 72 pari passu promissory notes in the aggregate original principal amount of $360,000,000. The St. Johns Town Center Whole Loan is secured by first priority fee interest in a super-regional mall on a 119.82-acre plot of land in the St. Johns submarket of Jacksonville, Florida (the “St. Johns Town Center Property”). The St. Johns Town Center Whole Loan was co-originated on May 10, 2024 by Barclays Capital Real Estate Inc. (“Barclays”), Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”) and Societe Generale Financial Corporation (“SGFC”). The St. Johns Town Center Mortgage Loan is evidenced by the non-controlling notes A-7-A-1, A-7-B-1, A-7-C-1, A-7-D-1, A-8-A, A-8-B, A-8-C, A-8-D, A-9-A, A-9-B, A-9-C and A-9-D with an aggregate outstanding principal balance as of the Cut-off Date of $46,000,000. The remaining promissory notes comprising the St. Johns Town Center Whole Loan are summarized in the below table. The St. Johns Town Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$19,859,697	$19,859,697	BBCMS 2024-C28	Yes
A-1-B, A-1-C, A-1-D	$25,140,303	$25,140,303	BBCMS 2024-C28	No
A-2-A, A-2-B, A-2-C, A-2-D(1)	$30,000,000	$30,000,000	Barclays	No
A-3-A, A-3-B, A-3-C, A-3-D(1)	$25,000,000	$25,000,000	Barclays	No
A-4-A, A-4-B, A-4-C, A-4-D	$12,500,000	$12,500,000	BBCMS 2024-C28	No
A-5-A, A-5-B, A-5-C, A-5-D	$7,500,000	$7,500,000	BBCMS 2024-C28	No
A-6-A, A-6-B, A-6-C, A-6-D	$35,000,000	$35,000,000	BANK 2024-BNK47	No
A-7-A-1, A-7-B-1, A-7-C-1, A-7-D-1	$10,000,000	$10,000,000	WFCM 2024-C63	No
A-7-A-2, A-7-B-2, A-7-C-2, A-7-D-2	$10,000,000	$10,000,000	BANK 2024-BNK47	No
A-8-A, A-8-B, A-8-C, A-8-D	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-9-A, A-9-B, A-9-C, A-9-D	$16,000,000	$16,000,000	WFCM 2024-C63	No
A-10-A, A-10-B, A-10-C, A-10-D	$5,000,000	$5,000,000	BANK 2024-BNK47	No
A-11-A, A-11-B, A-11-C, A-11-D	$25,000,000	$25,000,000	BANK 2024-BNK47	No
A-12-A, A-12-B, A-12-C, A-12-D	$25,000,000	$25,000,000	BANK 2024-BNK47	No
A-13-A, A-13-B, A-13-C, A-13-D	$25,000,000	$25,000,000	BMO 2024-C9	No
A-14-A, A-14-B, A-14-C, A-14-D	$21,000,000	$21,000,000	BMO 2024-C9	No
A-15-A, A-15-B, A-15-C, A-15-D	$20,000,000	$20,000,000	BMO 2024-C9	No
A-16-A, A-16-B, A-16-C, A-16-D	$15,000,000	$15,000,000	BMO 2024-C9	No
A-17-A, A-17-B, A-17-C, A-17-D	$13,000,000	$13,000,000	BBCMS 2024-C28	No
Total	$360,000,000	$360,000,000
(1)	The notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowing entities for the St. Johns Town Center Whole Loan are Shops at St. Johns, LLC and STJTC II, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). So long as the non-recourse carveout guarantor is either Simon, Simon Property Group, Inc. (“Simon Inc.”), RREEF America II Lower REIT LLC, a Delaware limited liability company, or an affiliate of Simon or Simon Inc., the liability under the guaranty is limited to 20% ($72,000,000) of the original principal amount of the St. Johns Town Center Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the St. Johns Town Center Whole Loan; however, the non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), an S&P 100 company and owner of shopping, dining, entertainment and mixed-use destinations. As of March 31, 2024, Simon owned or held an interest in 195 income-producing properties in the United States, including 93 malls, 69 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 13 other retail properties. Simon also owns an 84% non-controlling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 23 regional, super-regional and outlet malls in the U.S. and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of May 13, 2024, Simon had an equity market capitalization of approximately $47.9 billion. Simon is also a borrower sponsor on the Grapevine Mills Whole Loan, which is included in this pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The Property. The St. Johns Town Center Property is a Class A, open-air, super-regional mall on a 119.82-acre plot of land in the St. Johns submarket of Jacksonville, Florida. The St. Johns Town Center Property consists of a 1,022,042 square foot portion of a larger retail development consisting of 1,433,086 total square feet. The St. Johns Town Center Property benefits from four anchor tenants: Dick’s Clothing & Sporting Goods (“Dick’s”), Dillard’s (non-collateral), Nordstrom and Target (non-collateral). Dillard’s and Target are not part of the collateral and have no attributable underwritten base rent or reimbursements. The St. Johns Town Center Property was constructed in two phases: an initial phase that was built in 2005 (“Phase I”) and a subsequent phase that was constructed in 2008 and 2014 (“Phase II”). Together, Phase I and Phase II comprise a community center (the “Community Center”) and lifestyle center, as outlined in the layout shown on a previous page. The Community Center component is generally L-shaped and extends along the northern border and east side of the St. Johns Town Center Property. The Community Center component also includes three smaller strip centers located along the western border of the St. Johns Town Center Property. The lifestyle component of the St. Johns Town Center Property is comprised of a series of freestanding multi-tenant buildings which line either side of River City Drive and Midtown Parkway. Nordstrom and Dillard’s are located along the west side of the center with secondary roads extending to both. Dick’s and Restoration Hardware are situated along the east side of the St. Johns Town Center Property. A cluster of four freestanding restaurants anchor the south side of the St. Johns Town Center Property. The St. Johns Town Center Property provides parking via 6,149 surface parking spaces (approximately 4.25 spaces per 1,000 square feet).

The St. Johns Town Center Property benefits from having the highest mall grade among the appraiser’s identified competitive properties. The St. Johns Town Center Property has an A+ grade, with competitive properties largely of inferior quality, as determined by a third party market data provider.

As of June 1, 2024, the St. Johns Town Center Property was 93.9% leased to 170 unique tenants (excluding temp tenants), with no tenant accounting for greater than 12.0% of net rentable area and 2.9% of underwritten base rent. In 2023, the tenants at the St. Johns Town Center Property generated approximately $673.0 million in total sales, with comp inline sales (less than 10,000 square feet excluding Apple and Tesla) of $921 per square foot. Inline tenants benefit from high-performing anchor tenancy at the St. Johns Town Center Property, with the Dillard’s location netting the highest sales in the Southeast region and the Dick’s location netting higher sales than any other Dick’s store in the trade area. Inline tenants include both luxury and nationally-recognized brands, such as Apple, Louis Vuitton, Gucci, Chanel, Coach, Tiffany & Co., Mayors, Alo Yoga and Lululemon. The St. Johns Town Center Property has a wide variety of food and beverage options, including The Cheesecake Factory, RH Rooftop Restaurant, The Capital Grille and Cantina Laredo, with food and beverage outlets accounting for over $90.0 million of 2023 sales, in aggregate.

The St. Johns Town Center Property has benefitted from positive leasing momentum, with 52,612 square feet of recently executed leases commencing between 2023 and 2025. Notable brands with recently executed leases include Chanel, Gucci, Aritzia, Breitling, Omega and J. Crew. In addition, luxury tenants including Louis Vuitton, Lovesac, Mayors Jewelers and Lululemon recently expanded into larger spaces.

Simon has invested approximately $44.7 million in capital expenditures since 2019, including approximately $18.0 million allocated to the addition of an RH Gallery in 2021 and approximately $6.0 million to Gucci and Altar’d State tenant allowances. Capital expenditures were also allocated towards building improvements, exterior improvements, roofing, paving and signage.

The following table presents certain information relating to the tenant sales at the St. Johns Town Center Property:

Tenant Sales(1)(2)

Sales History
	2019	2021	2022	2023
Gross Mall Sales(3)	$590,274,000	$549,525,000	$669,225,000	$672,995,001
Nordstrom	$17,943,000	$13,321,000	$20,091,000	$19,768,260
Dick's(4)	$17,500,000	$20,100,000	$20,100,000	$20,100,000
Comp Sales PSF (Inline < 10,000 SF) (4)(5)	$1,064	$935	$1,097	$1,109
Comp Sales PSF (Inline < 10,000 SF excluding Apple & Tesla)(5)	$627	$826	$911	$921
Occupancy Cost (Inline < 10,000 SF) (4)(5)	11.0%	10.6%	10.4%	11.0%
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants. Dillard’s, Dick’s, Ross Dress for Less, Target, Ashley Furniture and Marshall’s do not report sales. Dillard’s, Target and Ashley Furniture are non-collateral.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Gross Mall Sales includes the Community Center, which is included as collateral.
(4)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(5)	Based on estimates provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

Major Tenants.

Nordstrom (123,000 square feet, 12.0% of NRA, 1.1% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB/Ba2/BB+) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering compelling clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom executed its ground lease at the St. Johns Town Center Property on April 23, 2013, and its initial lease expiration date is February 28, 2030. Nordstrom has eight, 10-year extension options. Nordstrom reported 2023 sales of approximately $19.8 million and occupancy cost of 2.8% at the St. Johns Town Center Property.

Dick's Clothing & Sporting Goods (66,000 square feet, 6.5% of NRA, 2.9% of underwritten base rent): Dick’s (Fitch/Moody's/S&P: NR/Baa3/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone!. Dick’s is an original tenant at the St. Johns Town Center Property, having executed the lease for its space on October 17, 2003, and subsequently extending its lease term through January 2026. Dick’s has two remaining five-year extension options. The borrower sponsor estimates that Dick’s achieved 2023 sales of $20.1 million and occupancy cost of 7.0% at the St. Johns Town Center Property.

Restoration Hardware (48,697 square feet, 4.8% of NRA, 2.5% of underwritten base rent): Founded in 1980 and headquartered in Corte Madera, California, Restoration Hardware (Fitch/Moody's/S&P: NR/B1/NR) is a retailing company that offers home furnishing products, including fabric and leather seating, bedding accessories, tables, faucets, mirrors, lighting, rugs, etc. Restoration Hardware sells its products through its stores, websites and catalogs, and owns and operates a network of retail outlets across the US, Canada and the UK. Restoration Hardware executed its ground lease at the St. Johns Town Center Property in January 2020, and has an initial lease expiration date in January 2037. Restoration Hardware has three, five-year renewal options remaining. Restoration Hardware reported 2023 sales of approximately $25.7 million and occupancy cost of 6.8% at the St. Johns Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The following table presents certain information relating to the major tenant sales at the St. Johns Town Center Property:

Major/Select In-Line Tenant Sales(1)(2)

Tenant Name	SF	2019	2021	2022	2023	2023 Sales PSF	Occupancy Cost
Anchor Tenants
Nordstrom	123,000	$17,943,000	$13,321,000	$20,091,000	$19,768,260	$161	2.8%
Dick’s(3)	66,000	$17,500,000	$20,100,000	$20,100,000	$20,100,000	$305	7.0%
Major Tenants (Top 10 by SF)
Restoration Hardware	48,697	N/A	N/A	$26,440,000	$25,685,817	$527	6.8%
Jo-Ann Fabrics	35,000	$4,680,000	$4,374,000	$4,223,000	$3,966,282	$113	15.4%
Ross Dress For Less	30,187	$7,000,000	$9,700,000	$9,800,000	$9,800,000	$325	5.3%
DSW Shoe Warehouse	30,000	$8,784,000	$9,562,000	$10,326,000	$9,855,965	$329	6.7%
Barnes & Noble	25,153	$5,877,000	$4,871,000	$7,896,000	$7,556,930	$300	10.6%
Marshalls	23,636	N/A	N/A	$6,300,000	$6,300,000	$267	8.6%
PetSmart	19,107	$6,410,000	$7,854,000	$8,231,000	$8,510,546	$445	4.8%
Old Navy	16,953	$7,989,000	$8,069,000	$7,458,000	$7,336,126	$433	11.3%
Arhaus Furniture	16,000	$6,110,000	$7,717,000	$11,451,000	$12,253,281	$766	9.3%
Altar'd State	14,882	$2,159,000	$3,012,000	$3,110,000	$6,807,947	$457	19.3%
Signature Tenants
Anthropologie	10,736	$1,721,000	$1,804,000	$4,321,000	$4,500,327	$419	15.0%
Apple	8,181	$72,614,000	$35,554,000	$46,580,000	$50,899,583	$6,222	1.9%
Lululemon	7,500	$6,332,000	$7,493,000	$11,501,000	$15,340,209	$2,045	6.9%
Louis Vuitton	6,053	$21,103,000	$42,595,000	$45,692,000	$37,478,447	$6,192	5.7%
Sephora	4,802	$8,119,000	$8,808,000	$11,908,000	$16,367,961	$3,409	6.9%
Gucci(4)	4,492	N/A	N/A	N/A	$9,426,829	$2,099	11.6%
Mayor's Jewelers	4,147	$3,282,000	$8,639,000	$10,562,000	$4,386,394	$1,058	19.5%
Alo Yoga(4)	3,697	N/A	N/A	N/A	$1,439,782	$389	36.4%
Tiffany & Co.	3,538	$5,524,000	$9,155,000	$9,745,000	$8,603,561	$2,432	5.0%
(1)	All sales information presented herein with respect to the St. Johns Town Center Property is based upon information provided by Simon. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic on the St. Johns Town Center Property.
(3)	Based on estimates provided by the borrower sponsor.
(4)	Gucci and Alo Yoga opened in March 2023 and July 2023, respectively. 2023 sales do not reflect a full year of operations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The following table presents certain information relating to the major tenants at the St. Johns Town Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody's /S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Anchor Tenants
Nordstrom(3)	BB/Ba2/BB+	123,000	12.0%	$420,677	1.1%	$3.42	N	2/28/2030	8 x 10Yr
Dick's	NR/Baa3/BBB	66,000	6.5%	$1,056,000	2.9%	$16.00	Y(4)	1/31/2026	2 x 5 Yr
Total / Wtd. Avg.		189,000	18.5%	$1,476,677	4.0%	$7.81

Major Tenants (Top 10 by SF)
Restoration Hardware(3)	NR/B1/NR	48,697	4.8%	$923,328	2.5%	$18.96	N	1/31/2037	3 x 5Yr
Jo-Ann Fabrics	NR/B3/NR	35,000	3.4%	$385,000	1.0%	$11.00	Y(5)	1/31/2026	2 x 5 Yr
Ross Dress For Less	NR/A2/BBB+	30,187	3.0%	$362,244	1.0%	$12.00	Y(6)	1/31/2026	2 x 5 Yr
DSW Shoe Warehouse	NR/NR/NR	30,000	2.9%	$570,000	1.5%	$19.00	Y(7)	1/31/2029	2 x 5 Yr
Barnes & Noble	NR/NR/NR	25,153	2.5%	$646,323	1.8%	$25.70	Y(8)	5/31/2030	None
Marshalls	NR/A2/A	23,636	2.3%	$366,358	1.0%	$15.50	N	5/31/2032	4 x 5 Yr
PetSmart	NR/B1/B+	19,107	1.9%	$296,159	0.8%	$15.50	Y(9)	5/31/2025	3 x 5 Yr
Old Navy	NR/Ba3/BB	16,953	1.7%	$599,069	1.6%	$35.34	Y(10)	1/31/2026	None
Arhaus Furniture	NR/NR/NR	16,000	1.6%	$540,000	1.5%	$33.75	Y(11)	1/31/2025	1 x 5 Yr
Altar'd State	NR/NR/NR	14,882	1.5%	$1,056,176	2.9%	$70.97	Y(12)	1/31/2038	None
Total/Wtd. Avg.		259,615	25.4%	$5,744,656	15.6%	$22.13

Remaining Occupied		511,060	50.0%	$29,684,658	80.4%	$58.08

Occupied Total		959,675	93.9%	$36,905,992	100.0%	$38.46
Vacant Space		62,367	6.1%
Total/Wtd. Avg.		1,022,042	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2024, inclusive of rent steps through May 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Nordstrom and Restoration Hardware are subject to ground leases. Additionally, Nordstrom is responsible for CAM charges and Restoration Hardware is responsible for real estate taxes and utilities.
(4)	Dick’s has the right to terminate its lease if less than 700,000 square feet of NRA is open for business to the public. Additionally, Dick’s may terminate its lease if Simon enters into a lease for greater than 10,000 square feet with a tenant that utilizes its space for (i) health, fitness and/or exercise equipment, (ii) sporting goods, (iii) sporting equipment, and/or (iv) athletic footwear.
(5)	Jo-Ann Fabrics has the right to terminate its lease if (i) Target or Dillard’s and four major tenants are not open for business to the public or (ii) Target, Dillard’s and three major tenants are not open for business to the public.
(6)	Ross Dress for Less has the right to terminate its lease if less than 900,000 square feet of NRA is open for business to the public.
(7)	DSW Shoe Warehouse has the right to terminate its lease if (i) Dillard’s, Target or a replacement anchor tenant vacates or (ii) occupancy, inclusive of the Community Center, falls below 65% of gross leasable area.
(8)	Barnes & Noble has the right to terminate its lease if parking spaces falls below the greater of (i) 4.5 parking spaces per one thousand square feet of NRA and (ii) the number of parking spaces imposed by any local code requirements. Additionally, Barnes & Noble may terminate its lease if less than 50% of NRA is actively occupied and open for business.
(9)	PetSmart has the right to terminate its lease if either of the following tenant groupings are not open for business to the public: (i) Target and three national or regional retailers that occupy greater than 20,000 square feet or (ii) Dillard’s and four national or regional retailers that occupy greater than 20,000 square feet.
(10)	Old Navy has the right to terminate its lease if (i) fewer than three major tenants are open for business or (ii) less than 75% of NRA, excluding Old Navy’s space, outparcels and major tenants spaces, is open for business to the public.
(11)	Arhaus Furniture has the right to terminate its lease if (i) Nordstrom, or its replacement, permanently closes of business, or (ii) less than 70% of NRA is open for business to the public.
(12)	Altar’d State has the right to terminate its lease if (i) less than three major tenants are open and operating or (ii) less than 75% of NRA, excluding space designed to be occupied by major tenants, is open and operating.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

The following table presents certain information relating to the lease rollover schedule at the St. Johns Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2024 & MTM	13	32,253	3.2%	32,253	3.2%	$1,169,960	3.2%	$36.27
2025	16	90,984	8.9%	123,237	12.1%	$3,318,463	9.0%	$36.47
2026	26	224,609	22.0%	347,846	34.0%	$6,765,993	18.3%	$30.12
2027	17	78,454	7.7%	426,300	41.7%	$4,242,870	11.5%	$54.08
2028	17	73,588	7.2%	499,888	48.9%	$4,736,057	12.8%	$64.36
2029	12	64,936	6.4%	564,824	55.3%	$2,607,932	7.1%	$40.16
2030	12	181,205	17.7%	746,029	73.0%	$3,276,318	8.9%	$18.08
2031	5	18,292	1.8%	764,321	74.8%	$786,170	2.1%	$42.98
2032	10	63,943	6.3%	828,264	81.0%	$2,163,571	5.9%	$33.84
2033	6	18,317	1.8%	846,581	82.8%	$1,317,720	3.6%	$71.94
2034	14	47,014	4.6%	893,595	87.4%	$4,180,792	11.3%	$88.93
2035 & Beyond	24	66,080	6.5%	959,675	93.9%	$2,340,147	6.3%	$35.41
Vacant	0	62,367	6.1%	1,022,042	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	172	1,022,042	100.0%			$36,905,992	100.0%	$38.46(3)
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of rent steps through May 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.
(3)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the St. Johns Town Center Property:

Historical Occupancy

	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	6/1/2024(2)
Incl. Temp Tenants	98.0%	93.0%	95.0%	95.0%	97.0%	N/A
Excl. Temp Tenants	94.0%	85.0%	86.0%	92.0%	94.0%	93.9%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Based on the June 1, 2024 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the St. Johns Town Center Property:

Cash Flow Analysis(1)

	2020	2021	2022	2023	U/W	%(2)	U/W $ per SF
In-Place Base Rent(3)	$29,043,233	$27,975,913	$29,632,722	$32,197,323	$36,245,458	52.8%	$35.46
Rent Steps(4)	0	0	0	0	660,534	1.0	$0.65
Credit Tenant Rent Steps	0	0	0	0	48,492	0.1	$0.05
Temporary Tenant Rent	831,372	1,309,932	1,139,618	881,055	686,000	1.0	$0.67
PIL Rent(5)	107,710	313,991	399,527	465,637	221,032	0.3	$0.22
Overage Rent(6)	1,115,714	3,870,832	5,702,397	5,842,555	5,407,603	7.9	$5.29
Other Rental Income	53,023	54,037	53,844	50,571	61,000	0.1	$0.06
Gross-Up Vacant Rent	0	0	0	0	3,683,196	5.4	$3.60
Total Rental Income	$31,151,052	$33,524,705	$36,928,108	$39,437,141	$47,013,315	68.4%	$46.00
Total Recoveries	16,757,264	15,585,660	16,157,119	17,723,862	21,684,361	31.6%	$21.22
Gross Potential Income	$47,908,316	$49,110,365	$53,085,227	$57,161,003	$68,697,676	100.0%	$67.22
Vacancy & Bad Debt	(3,832,965)	(124,095)	(76,314)	(100,950)	(5,458,658)	(7.9)	($5.34)
Other Income	346,031	496,311	928,544	481,443	520,300	0.8	$0.51
Effective Gross Income	$44,421,382	$49,482,581	$53,937,457	$57,541,496	$63,759,318	92.8%	$62.38

Real Estate Taxes	$6,443,428	$6,200,481	$6,194,896	$6,764,959	$6,853,350	10.7%	$6.71
Insurance	1,061,740	1,161,715	1,304,133	1,582,047	2,001,357	3.1	$1.96
Management Fee	1,227,408	1,455,325	1,644,610	1,535,262	1,000,000	1.6	$0.98
Other Operating Expenses	4,182,606	4,710,355	5,526,914	5,926,467	6,142,177	9.6	$6.01
Total Operating Expenses	$12,915,182	$13,527,876	$14,670,553	$15,808,735	$15,996,884	25.1%	$15.65

Net Operating Income(7)	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$47,762,434	74.9%	$46.73
Replacement Reserves	0	0	0	0	264,000	0.4	$0.26
TI/LC	0	0	0	0	2,088,000	3.3	$2.04
Net Cash Flow	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$45,410,434	71.2%	$44.43

NOI DSCR(8)	1.45x	1.66x	1.81x	1.92x	2.20x
NCF DSCR(8)	1.45x	1.66x	1.81x	1.92x	2.09x
NOI Debt Yield(8)	8.8%	10.0%	10.9%	11.6%	13.3%
NCF Debt Yield(8)	8.8%	10.0%	10.9%	11.6%	12.6%
(1)	Based on the underwritten rent roll dated June 1, 2024.
(2)	Represents (i) percent of Gross Potential Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(3)	Based on the underwritten rent roll dated June 1, 2024, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(4)	Contractual Rent Steps were taken through May 2025.
(5)	U/W PIL Rent is based on the terms of applicable leases using 2023 sales figures.
(6)	U/W Overage Rent is based on breakpoint amounts closest to, but not after, May 31, 2025, and 2023 sales.
(7)	The increase from 2023 Net Operating Income to Underwritten Net Operating Income is driven by new leasing. Since the second half of 2023, there have been 13 new leases, totalling approximately $3.8 million of gross rent, executed at the St. Johns Town Center Property.
(8)	Debt service coverage ratios and debt yields are based on the St. Johns Town Center Whole Loan.

Appraisal. The appraiser concluded to an “As-is” value for the St. Johns Town Center Property of $753,700,000 as of March 21, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 4, 2024, there was no evidence of any recognized environmental conditions at the St. Johns Town Center Property.

Market Overview and Competition. The St. Johns Town Center Property is located in the St. Johns submarket of the broader Jacksonville, Florida CBSA, approximately 11.8 miles northwest of the Downtown Jacksonville central business district. The St. Johns Town Center Property lies approximately one mile northeast of Deerwood South Office Park and one mile southwest of the University of North Florida. This area contains Jacksonville’s prime retail, suburban office, and multifamily residential submarkets, as reflected by the submarket’s dominant performance across these sectors.

According the appraiser, following its initial opening in 2005, the St. Johns Town Center Property quickly became the prominent retail destination in Northeast Florida and was the catalyst for a variety of ancillary commercial developments in the area, including the Markets at Town Center, The Strand, TopGolf and numerous full-service and fast food restaurants. The immediate area also includes a number of luxury apartment complexes, supplementing demand at the St. Johns Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

According to the appraiser, additional proposed mixed-use and retail developments within the southeast corridor of the Butler Boulevard and Interstate 295 interchange are projected to further solidify the viability of this corridor as the dominant retail, office and residential submarkets.

The following table presents certain information relating to the appraiser’s market rent conclusions for the St. Johns Town Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 – 1,500 SF	$115.00	7	1.5%	$50.00
1,501 – 2,500 SF	$72.00	7	1.5%	$50.00
2,501 – 2,500 SF	$70.00	7	1.5%	$50.00
5,000 – 10,000 SF	$65.00	7	1.5%	$50.00
10,000 SF +	$50.00	7	1.5%	$50.00
Restaurants	$45.00	7	1.5%	$75.00
Jewelers	$130.00	7	1.5%	$50.00
Power Center 0 – 2,500 SF	$55.00	5	1.0%	$20.00
Power Center 2,501 – 5,000 SF	$35.00	5	1.0%	$20.00
Power Center 5,001 – 10,000 SF	$30.00	5	1.0%	$20.00
Power Center 10,000 SF+	$18.00	5	1.0%	$20.00
Major – Lifestyle	$30.00	10	10% in YR 6	$30.00
Major – Power Center	$20.00	10	10% in YR 6	$30.00
Anchor	$16.00	10	10% in YR 6	$30.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the St. Johns Town Center Property identified by the appraiser:

Competitive Set(1)

Property Name	Distance to St. Johns Town Center Property	Grade(2)	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants
St. Johns Town Center		A+	2005, 2008, 2014 /NAP	1,022,042(3)(4)	93.9%(3)(4)	Dick’s, Dillard’s, Nordstrom and Target
Regency Square Mall	5.0 miles	D	1967 / 2001	1,390,000	70%	AMC, Dillard’s, Impact Church, Modern Furniture
The Avenues	5.0 miles	C+	1990 / 2005	1,111,812	63%	Belk, Dillard’s, Forever 21, Furniture Source, JC Penney
Orange Park Mall	13.4 miles	B-	1975 / 2006	959,405	86%	Belk, Dick’s, Dillard’s, JC Penney
River City Marketplace	16.5 miles	A-	2006 / NAP	905,499	99%	Best Buy, BJ’s Wholesale Club, Lowe’s, Walmart Supercenter
Oakleaf Town Center	18.5 miles	N/A	2007 / NAP	730,501	98%	Hobby Lobby, HomeGoods, Kohl’s, PetSmart, The Home Depot
Weighted Average					80.6%(5)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	According to a third party market data provider.
(3)	Based on the underwritten rent roll as of June 1, 2024.
(4)	Total NRA and Total Occupancy excludes non-collateral tenants (Dillard’s, Target and Ashley Furniture).
(5)	Excludes the St. Johns Town Center Property.

Escrows. At origination, the borrowers were required to deposit into escrow (i) $8,393,631 for outstanding tenant improvement allowances and leasing commissions associated with 18 tenants and (ii) $1,394,586 for outstanding gap rent associated with 11 tenants.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$46,000,000
4663 River City Drive	St. Johns Town Center	Cut-off Date LTV:	47.8%
Jacksonville, FL 32246		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	13.3%

Insurance – During the continuance of a Lockbox Event Period, except if the St. Johns Town Center Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $22,000 on a monthly basis for replacements and repairs to be made at the St. Johns Town Center Property.

TI/LC Reserve – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $174,000 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrowers or property manager (if the property manager is an affiliate of the borrowers) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 10.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the St. Johns Town Center Property, or (c) with respect to clause (iii) above, (A) the debt yield based on the trailing four calendar quarters is greater than or equal to 10.0% for two consecutive calendar quarters (B) the borrowers prepay a portion of the St. Johns Town Center Whole Loan in accordance with the St. Johns Town Center Whole Loan documents in an amount sufficient such that the debt yield is no less than 10.00%, or (C) borrowers deliver to lender (1) cash, (2) U.S. obligations, (3) other securities having a rating reasonably acceptable to lender and for which a rating agency confirmation has been received, or (4) a letter of credit, in each case in an amount equal to an amount which, if applied to the repayment of the St. Johns Town Center Whole Loan would result in a debt yield equal to 10.00%; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrowers may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the St. Johns Town Center Whole Loan, and (D) in no event may the borrowers cure a Lockbox Event Period caused by a bankruptcy action of the borrowers.

Lockbox and Cash Management. The St. Johns Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the St. Johns Town Center Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrowers.

Property Management. The St. Johns Town Center Property is managed by Simon Management Associates, LLC, an affiliate of the borrowers.

Partial Release. The St. Johns Town Center Whole Loan documents permit the borrowers to obtain the release of non-income producing portions of the St. Johns Town Center Property in connection with a transfer to third parties or affiliates of the borrowers without the payment of a release price provided that, among other conditions, the borrowers satisfy customary REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. Each of the Phase I and Phase II parcels at the St. Johns Town Center Property is subject to a long-term ground lease. Each ground lease is between an affiliate of the respective borrower, St. Johns Town Center, LLC, as fee owner, and such borrower, as tenant. In each case, the affiliated fee owner has mortgaged its fee interest in the St. Johns Town Center Property as collateral for the St. Johns Town Center Whole Loan. In the event of an exercise of remedies under the St. Johns Town Center Whole Loan documents, the lenders would be entitled to foreclose on both the fee and leasehold interests simultaneously and, if desired, eliminate the ground lease structure and take title to the St. Johns Town Center Property in fee (or if the lenders so elected, to retain the ground lease structure and own both fee and leasehold interests). The term of the ground lease for the Phase I parcel is scheduled to expire on March 21, 2064, and the term of the ground lease for the Phase II parcel is scheduled to expire on December 21, 2064.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the St. Johns Town Center Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

PACE Loan. The St. Johns Town Center Whole Loan documents permit the borrowers to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

Mercer Square Owners Corp.
250 Mercer Street
New York, NY 10012
MANHATTAN
Union Square
Union Square Park
Gramercy Park
Stuyvesant Square Park
Chelsea
Greenwich Village
West Village
East Village
NoHo
SoHo
Little Italy
Washington Square Park
Sara D. Roosevelt Park
Rubin Museum of Art
Oden Technologies
Adobe Inc.
The Sierra Chelsea
The Victoria
Vel Records
Vineyard Theatre
Beth Israel Medical Center
Salvation Army - Greater New York Division
80 Fifth Avenue
The New School University Center
The Jefferson
New York Eye and Ear Infirmary of Mount Sinai
Quad Cinema
MacMillan Building
Benjamin N. Cardozo School of Law
Village Temple
Eugene Lang College of Liberal Arts at The New School
First Presbyterian Church
Webster Hall
Infinity Technologies Group
Emma Lazarus House
The Stuyvesant Fish House
Swiss Institute
NYU Center for Bioethics
Washington Mews
Cooper Union
Albert Nerken School Of Engineering
Washington Arch
Silver Center for Arts & Science
Tisch School of The Arts
Astor Place Theatre
The Public Theater
St. George Ukrainian Catholic Church
The Ukrainian Museum
New York University
Hebrew Union College - Jewish Inst. of Religion
Frederick Loewe Theatre at NYU
NYU School of Law
Skirball Center for the Performing Arts
NYU Stern School of Business
IFC Center
AIA New York | Center for Architecture
Wolfe Center
Gene Frankel Theatre
Zürcher Gallery
Silver Towers
Angelika Film Center & Cafe - New York
Bowery Mural
The Basilica of St. Patrick's Old Cathedral
New Museum
The Bowery Ballroom
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
E. 8th St.
Waverly Pl.
Washington Pl
W. 4th St.
W. 3rd St.
Great Jones St.
Bond St.
Bleecker St.
W. Houston St.
E. Houston St.
Prince St
Spring St
Broome St
Kenmare St
Delancey St
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
Saint Marks Pl.
E. 7th St.
E. 6th St.
E. 5th St.
E. 3rd St.
E. 2nd St.
E. 1st St.
Astor Pl.
6th Ave.
5th Ave.
Park Ave. S.
Irving Pl.
3rd Ave.
2nd Ave.
Broadway
4th Ave.
University Pl.
Greenwich Ave
Christopher St.
W. 10th St
Waverly Pl
Jones St
Cornelia St
Bleecker St
Leroy St
Carmine St
Bedford St
Downing St
6th Ave.
Sullivan St.
Thompson St.
Guardia Pl.
Mercer St.
Lafayette St.
Bowery
Mulberry St
Mott St
Elizabeth St
Chrystie St
Wooster St
Greene St
Mercer St
Crosby St
Cleveland Pl.
14TH ST
6TH AVE
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQUARE
ASTOR PL/ 8TH ST/ LEXINGTON
8TH ST/ NYU
4TH ST/ WASHINGTON SQ
BLEECKER ST/ LEXINGTON
BROADWAY/ LAFAYETTE
2ND AVE/ LOWER EAST SIDE
PRINCE ST
SPRING ST/ LEXINGTON
BOWERY
N Q R W
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Hoboken
Greenwich Village
Little Italy
SoHo
NEW JERSEY
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

No. 7 – Mercer Square Owners Corp.
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	National Cooperative Bank, N.A.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[AAAsf /AAA(sf)/Aaa(sf)]		Property Type – Subtype:	Multifamily – Cooperative
	Original Principal Balance:	$43,000,000		Location:	New York, NY 10012
	Cut-off Date Balance:	$43,000,000		Size (5):	258 Units
	% of Initial Pool Balance:	6.0%		Cut-off Date Balance Unit:	$166,667
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$166,667
	Borrower Sponsors (1):	NAP		Year Built/Renovated:	1887/1999
	Guarantors:	NAP		Title Vesting:	Fee
	Mortgage Rate:	6.0300%		Property Manager:	Residential Management
	Note Date:	July 22, 2024			Group, LLC d/b/a Douglas
	Seasoning:	0 months			Elliman Property
	Maturity Date:	August 1, 2034			Management
	IO Period:	120 months		Current Occupancy (As of):	95.0% (March 8, 2024)
	Loan Term (Original):	120 months		YE 2023 Occupancy (6):	NAP
	Amortization Term (Original):	0 months		YE 2022 Occupancy (6):	NAP
	Loan Amortization Type:	Interest Only		YE 2021 Occupancy (6):	NAP
	Call Protection:	YM1(113),1%(3),O(4)		As-Is Appraised Value (7):	$342,400,000
	Lockbox Type:	None		As-Is Appraised Value Per Unit (7):	$1,327,132
	Additional Debt (2):	Revolving Line of Credit		As-Is Appraisal Valuation Date:	March 8, 2024
	Additional Debt Type (Balance)(2):	$0		Coop-Rental Value (8):	$170,400,000
	Future Debt Permitted (Type)(3):	Yes (Secured)		Coop-Rental Value Per Unit:	$660,465
				Coop-Rental Valuation Date:	March 8, 2024
				Underwriting and Financial Information
				TTM NOI (9):	NAP
				YE 2023 NOI (9):	NAP
				YE 2022 NOI (9):	NAP
Escrows and Reserves (4)				YE 2021 NOI (9):	NAP
	Initial	Monthly	Cap	U/W Revenues (10):	$18,026,179
Taxes	$827,250	$275,750	NAP	U/W Expenses (10):	$7,438,270
Insurance	$0	Springing	NAP	U/W NOI (10):	$10,587,909
Capital Improvements Escrow	$3,000,000	$0	NAP	U/W NCF (10):	$10,515,309
Litigation Escrows	$656,250	$0	NAP	U/W DSCR based on NOI/NCF(10):	4.03x / 4.00x
Environmental Escrow	$47,500	$0	NAP	U/W Debt Yield based on NOI/NCF(10):	24.6% / 24.5%
				U/W Debt Yield at Maturity based on NOI/NCF(10):	24.6% / 24.5%
				Cut-off Date LTV Ratio(7):	12.6%
				LTV Ratio at Maturity(7):	12.6%
				Coop-Rental Cut-off LTV Ratio(8):	25.2%
				Coop-Rental LTV Ratio at Maturity(8):	25.2%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$43,000,000	100.0%	Loan Payoff	$34,104,853	79.3%
			Upfront Reserves	4,531,000	10.5
			Proceeds To Borrower	4,016,633	9.3
			Closing Costs	347,514	0.8

Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%
(1)	See “The Borrower and Borrower Sponsor” section.
(2)	The Mercer Square Owners Corp. Property (as defined below) also secures a subordinate second lien mortgage loan to the borrower in the amount of up to $2,900,000 (the “Mercer Square Owners Corp. Subordinate Loan”) which permits advances from time to time. The outstanding balance of the Mercer Square Owners Corp. Subordinate Loan as of the Cut-Off Date is $0. National Cooperative Bank, N.A. is the holder of the Mercer Square Owners Corp. Subordinate Loan. With regard to the interest rate, term, payment terms and other statistical information relating to the Mercer Square Owners Corp. Subordinate Loan, see “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the prospectus. All statistical information presented above relating to balances per unit, debt yields, debt service coverage ratios and loan-to-value ratios are based solely on the Mercer Square Owners Corp. Mortgage Loan (as defined below).
(3)	In addition to the Mercer Square Owners Corp. Subordinate Loan as described in footnote (2) above, National Cooperative Bank, N.A., the applicable master servicer of the Mercer Square Owners Corp. Mortgage Loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the Mercer Square Owners Corp. Property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the pooling and servicing agreement for the WFCM 2024-C63 securitization transaction. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%
(4)	See ”Escrows” section.
(5)	Based solely on residential units with shares and excludes a superintendent’s unit without shares, which is owned by the borrower.
(6)	YE 2021 Occupancy, YE 2022 Occupancy and YE 2023 Occupancy are not reported as all residential units are owned by tenant-shareholders or the cooperative sponsor. Current Occupancy reported as of March 8, 2024 reflects the assumption in the related appraisal for the purpose of determining the appraised value of the Mercer Square Owners Corp. Property as a multifamily rental (i.e, the Coop- Rental Value) as of the appraisal valuation date.
(7)	For purposes of determining the As-Is Appraised Value, the As-Is Appraised Value per Unit, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity, the value estimate reflected in the appraisal of the Mercer Square Owners Corp. Property is determined as if such residential cooperative property is operated as a residential cooperative and, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the prospectus.
(8)	The Coop-Rental Value, the Coop-Rental Cut-off LTV Ratio and Coop-Rental LTV Ratio at Maturity assumes the Mercer Square Owners Corp. Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool—Property Types—Multifamily Properties” in the prospectus.
(9)	TTM NOI, YE 2023 NOI, YE 2022 NOI, and YE 2021 NOI are not available. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the Mercer Square Owners Corp. Property if it were operated as a multifamily rental property.
(10)	See “Underwritten Net Cash Flow” section below.

The Mortgage Loan. The seventh largest mortgage loan (the “Mercer Square Owners Corp. Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $43,000,000 and secured by a first priority fee interest in the residential condominium unit of a “cond-op” comprised of 258 residential units with appurtenant cooperative shares and proprietary leases in a project comprised of eight connected buildings located in the Greenwich Village neighborhood of Manhattan, New York (the “Mercer Square Owners Corp. Property”).

The Borrower and Borrower Sponsor. The borrower is Mercer Square Owners Corp., a cooperative housing corporation organized under the laws of the State of New York. No individual or entity (other than the borrower) has recourse obligations with respect to the Mercer Square Owners Corp. Mortgage Loan, including pursuant to any guaranty or environmental indemnity. At the time of the cooperative conversion, certain of the residential units were not purchased by eligible existing residents. Those unsold units, and their appurtenant cooperative shares and proprietary leases, were acquired by the cooperative sponsor, 250 Mercer Apartments, LLC, pursuant to the cooperative offering documents.

The Property. The Mercer Square Owners Corp. Property is the residential unit of a two unit “cond-op” known as Mercer Square Condominium. Mercer Square Condominium is comprised of a commercial unit (not loan collateral) and a residential unit, Mercer Square Owners Corp. Property (loan collateral). The “cond-op” as a whole is comprised of eight connected buildings split into four sections: an “A” wing, consisting of three six-story structures and an eight-story structure, a “B” wing consisting of a 16-story structure, a “C” wing consisting of two six-story structures, and a “D” wing consisting of a 12-story structure, each of which are located in the Greenwich Village neighborhood of Manhattan, New York. Constructed over a period of time from 1887-1951, the Mercer Square Owners Corp. Property contains 258 residential units with appurtenant cooperative shares and proprietary lease and consists of 215,830 SF of NRA. The Mercer Square Owners Corp. Property is 99.2% (256 units) shareholder-owned and 0.8% (2 units) sponsor owned (see “The Borrower and Borrower Sponsor” section). The residential condominium unit is a separate tax lot from the commercial condominium unit and has voting control over the material actions of the condominium.

The Mercer Square Owners Corp. Property features laundry rooms on the upper floors of the buildings, and basement bicycle and residential storage. There is also a lobby level package room.

The table below presents the residential apartment unit mix at the Mercer Square Owners Corp. Property.

Unit Mix
Unit Type	Units(1)	SF	% of Total Units
Studio/Studio w/Loft	118	729	45.7%
1 Bedroom/1 Bedroom w/Loft	112	803	43.4%
2 Bedroom/2 Bedroom w/Loft	18	1,157	7.0%
3 Bedroom/3 Bedroom w/Loft	8	1,575	3.1%
4 Bedroom	2	2,900	0.8%
Total/Wtd. Avg.	258	834	100.0%
(1)	Unit Mix/Unit Type are presented based on the Mortgage Loan Seller’s calculation (derived from its review of the cooperative maintenance schedule delivered at closing and the Borrower’s cooperative offering plan) utilizing a weighted average per square foot based on the corresponding unit type. However, given the nature of loft-style residential cooperative units, and the variety of configurations that may be utilized by each resident shareholder, a truly precise determination of Unit Mix/Unit Type is not reasonably possible.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Mercer Square Owners Corp. Property:

Cash Flow Analysis

Cash Flow Analysis (1)
	UW	UW Per Unit
Gross Potential Rent	$18,825,000	$72,965
Other Income (2)	149,925	581
Less Vacancy & Credit Loss (3)	(948,746)	(3,677)
Effective Gross Income	$18,026,179	$69,869

Real Estate Taxes	$3,787,445	$14,680
Insurance	290,000	1,124
Other Expenses	3,360,825	13,026
Total Expenses	$7,438,270	$28,831

Net Operating Income	$10,587,909	$41,038
Replacement Reserves	72,600	281
Net Cash Flow	$10,515,309	$40,757

Occupancy % (3)	95.0%
NOI DSCR (4)	4.03x
NCF DSCR (4)	4.00x
NOI Debt Yield (4)	24.6%
NCF Debt Yield (4)	24.5%
(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the Mercer Square Owners Corp. Property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the Mercer Square Owners Corp. Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, in each case as determined by the appraiser. While such projected net operating income assumes the Mercer Square Owners Corp. Property is rented at market rates, all or a portion of the residential cooperative units at the Mercer Square Owners Corp. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the Mercer Square Owners Corp. Property were operated as a multifamily rental property. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the Mercer Square Owners Corp. Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the prospectus.
(2)	Other Income includes Laundry Income and Storage Income.
(3)	Occupancy % and Vacancy & Credit Loss reported reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Mercer Square Owners Corp. Property as a multifamily rental property, including commercial income and other income.
(4)	Debt service coverage ratios and debt yields are based on the Mercer Square Owners Corp. Mortgage Loan only and do not include any subordinate debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

Appraisal. The appraiser concluded to an “As-Is” Appraised Value for the Mercer Square Owners Corp. Property of $342,400,000 as of March 8, 2024 and a hypothetical, “As a Rental” Appraised Value of $170,400,000.

Environmental Matters. According to the Phase I environmental site assessment “ESA” dated March 25, 2024, there was a recognized environmental condition relating to an inactive but unclosed above ground storage tank “AST” at the Mercer Square Owners Corp. Property. The ESA consultant, Velocity Consulting, Inc., recommended that the tank be closed/removed, and stated in their escrow letter dated May 22, 2024, that the AST was a quantifiable environmental risk, but was not a significant environmental concern, as it does not present a health or safety risk. The ESA consultant recommended that an escrow be taken in the amount of $38,000, which would be sufficient to cover the estimated cost to remove the tank, as well as the estimated cost for the removal of sludge from the tank and the cleaning of the tank room, if necessary.

The borrower has informed NCB that the tank will be properly closed out and removed from the premises within 90 days of the note date. NCB escrowed $47,500 at loan closing (125% of the recommended cost of remediation), to be dispersed within 30 days after the earlier of full prepayment of the subject loan, or the borrower’s completion of the permanent closure of the inactive AST, including 1) the removal of all liquid and sludge from the tank, 2) rendering the tank free of petroleum vapors, 3) disconnecting, removing, or securely capping or plugging all fill and vent lines, 4) cutting open the tank, 5) stenciling the tank with the date of closure if the tank is closed in-place or removing the tank from the Mercer Square Owners Corp. Property. The New York State Department of Environmental Conservation must be notified by the tank owner/operator within 30 days prior to the permanent closure/removal of the tank.

Market Overview. The Mercer Square Owners Corp. Property is located in the Greenwich Village neighborhood of Manhattan, New York, which is in the Lower West Side Submarket. The Mercer Square Owners Corp. Property is located less than a quarter mile from the Broadway-Lafayette Street Station, which provides access to the “B”, “D”, “F”, and “M” subway lines, as well as the East 8th and Broadway subway station, which provides access to the “R” and “W” lines. Canal Street, Sixth Avenue, Broome Street, and West Houston Street contain a wide variety of merchants serving the neighborhood, including stores, restaurants, and retail services. National retailers can be found on Bowery and East Houston Street. The Mercer Square Owners Corp. Property is located less than two blocks from Washington Square Park and NYU, as well as less than a mile from Union Square. According to a third-party market research report, the Lower West Side submarket reported a 2.2% vacancy rate as of the second quarter of 2024.

The following table presents certain information relating to the multifamily rental properties comparable to the Mercer Square Owners Corp. Property:

Market Rent Summary (1)

Property	Year Built (3)	Unit Type	Size (SF) (3)	Average Monthly Rent per Unit	Average Annual Rent Per SF
Mercer Square Owners Corp.(2)	1887	Studio	729	$4,361	$5.98
		1 BR	803	$5,953	$7.41
		2 BR	1,157	$8,167	$7.06
		3 BR	1,575	$19,688	$12.50
		4 BR	2,900	$31,600	$10.90
1 Astor Place	1909	Studio	788	$3,785	$4.81
		1 BR	600	$4,750	$7.92
2 Cooper Square	2009	Studio	530	$4,700	$8.87
		1 BR	638	$6,250	$9.80
		2 BR	1,251	$10,400	$8.32
184 Thompson Street	1910	Studio	548	$3,567	$6.51
		1 BR	657	$5,400	$8.22
95 Christopher Street	1930	1 BR	709	$6,763	$9.54
		2 BR	1,100	$9,000	$8.18
421 Hudson Street	1920	1 BR	970	$6,000	$6.19
		2 BR	1,614	$11,475	$7.11
300 Mercer Street	1976	2 BR	NAV	$9,195	NAV
145 Sixth Avenue	1910	3 BR	2,900	$16,500	$5.69
640 Broadway	1900	3 BR	2,291	$20,152	$8.80
109 Greene Street	1930	3 BR	2,352	$20,000	$8.50
(1)	The rents for the comparable properties are based on unit rents used by the appraiser in the income capitalization approach, prior to adjustments. Rents used for the Mercer Square Owners Corp. Property are based on the appraisal’s concluded market rents.
(2)	Unit Mix/Unit Type are presented based on the Mortgage Loan Seller’s calculation (derived from its review of the cooperative maintenance schedule delivered at closing and the Borrower’s cooperative offering plan) utilizing a weighted average per square foot based on the corresponding unit type. However, given the nature of loft-style residential cooperative units, and the variety of configurations that may be utilized by each resident shareholder, a truly precise determination of Unit Mix/Unit Type is not reasonably possible.
(3)	Square Footage and Year Built for the comparable properties were sourced from various internet resources.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Multifamily - Cooperative	Loan #7	Cut-off Date Balance:	$43,000,000
250 Mercer Street	Mercer Square Owners Corp.	Cut-off Date LTV:	12.6%
New York, NY 10012		UW NCF DSCR:	4.00x
		UW NOI Debt Yield:	24.6%

Escrows.

Real Estate Taxes – The Mercer Square Owners Corp. Mortgage Loan documents require an upfront deposit of $827,250 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $275,750.

Capital Improvements Escrow – The Mercer Square Owners Corp. Mortgage Loan documents provide for a collateral security agreement for capital improvements (CSA), which established a collateral security account in the total amount of $3,000,000 at closing. Pursuant to the terms of the CSA, funds on account in the collateral security account are available for disbursement to the borrower in connection with the performance of façade and roof replacement, as well as any capital improvements warranted by the condition of the improvements, and as approved by the Lender.

Litigation Escrows – The Mercer Square Owners Corp. Mortgage Loan documents provide for two collateral security agreements as mitigants against two active litigation matters, in the aggregate amount of $656,250, comprised of $562,500 and $93,750, respectively. Pursuant to the terms of the two collateral security agreements, funds on account pursuant to those agreements are available for disbursement after the earlier of thirty-six months from the note date, or within ten business days after the borrower has obtained and delivered to the lender a stipulation of discontinuance of the respective litigations signed by the counsel for all parties, or a final non-appealable order of judgement finally determining the respective litigations.

Environmental Escrow – The Mercer Square Owners Corp. Mortgage Loan documents provide for a collateral security agreement for environmental concerns, which established a collateral security account in the total amount of $47,500 at closing as a mitigant against an open Recognized Environmental Condition. Pursuant to the terms of that collateral security agreement, funds on account pursuant to that agreement are available for disbursement upon the earlier of full prepayment of the subject loan, or the borrower’s completion of the permanent closure of the inactive AST, including 1) the removal of all liquid and sludge from the tank, 2) rendering the tank free of petroleum vapors, 3) disconnecting, removing, or securely capping or plugging all fill and vent lines, 4) cutting open the tank, 5) stenciling the tank with the date of closure if the tank is closed in-place, or removing the tank from the Mercer Street Owners Corp. Property. The NYSDEC must be notified by the tank/owner operator within 30 days prior to the permanent closure/removal of the tank.

Lockbox and Cash Management. Not Applicable.

Property Management. The Mercer Square Owners Corp. Property is managed by Residential Management Group, LLC d/b/a Douglas Elliman Property Management.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Mercer Square Owners Corp. Property is also secured by an NCB-held Revolving Line of Credit, with a maximum draw of $2,900,000. The line of credit is subordinate to the first mortgage in all aspects and is coterminous with the first mortgage. The balance of the line of credit at loan closing was $0. In addition, National Cooperative Bank, N.A., the applicable master servicer of the Mercer Square Owners Corp. Mortgage Loan, will be permitted to waiver the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the Mercer square Owners Corp. Property, subject to the satisfaction of various conditions and certain parameters set forth in the Series 2024-C63 Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the prospectus.

Ground Lease. None.

Terrorism Insurance. The Mercer Square Owners Corp. Mortgage Loan documents require an “all risk” insurance policy to be maintained by the borrower to provide coverage for terrorism in an amount equal to the full replacement cost of the Mercer Square Owners Corp. Property, as well as business income insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

MORGENTHAL FREDERICS
582 SF
Exp. 6/2030
TOM FORD
9,637 SF
Exp. 6/2032
OSCAR DE LA RENTA
3,305 SF
Exp. 5/2034
BRIONI
3,355 SF
Exp. 1/2032
SECOND Level
GROUND Level
LOWER Level
61ST STREET
62ND STREET
TOM FORD
3,370 SF
Exp. 6/2032
MISSONI
3,554 SF
Exp. 9/2034
ASPREY
794 SF
Exp. 11/2032
OSCAR DE LA RENTA
1,952 SF
Exp. 5/2034
OSCAR DE LA RENTA
2,440 SF
Exp. 5/2034
BRIONI
3,114 SF
Exp. 1/2032
TOM FORD
187 SF
Exp. 6/2032
ASPREY
828 SF
Exp. 11/2032
Vacant
1,190 SF
MADISON AVENUE
Vacant
2030
2032
2034

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

680 Madison Avenue
680 Madison Avenue
New York, NY 10065
MANHATTAN
Upper East Side
East Side
Midtown
CENTRAL PARK
Diamond District
Frick Collection
Asia Society and Museum
Kaye Playhouse at Hunter College
68TH ST/ HUNTER COLLEGE
Hunter College
Park Avenue Armory
Temple Emanu-El
Bernard Museum
Consulate General of India
Hutchinson Modern & Contemporary
Central Park Zoo
Wollman Rink
East Dr
Center Dr
The Pond
Fasano Fifth Avenue
The Pierre, A Taj Hotel
Loews Regency New York
Plaza Tower
LEXINGTON/ 63RD ST
LEXINGTON/ 59TH ST
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
Bloomberg Corporate Office
Roosevelt Island Tramway
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Apple Fifth Avenue
One Beacon Court
111 West 57th Street
9 West 57th
Theodore Roosevelt Home
Four Seasons Hotel
Consulate General of Spain
Le Meridien New York
Carnegie Hall
57TH ST
The Crown Building
432 Park Avenue
Hotel 57 by LuxUrban
Fitzgerald
HQ Business Center
Verizon Corporate Office
New York City Center
Conrad NY Midtown
The Peninsula New York
St. Regis Hotel
New York Hilton Midtown
53W53
Museum of Modern Art
Lever House
399 Park
Lipstick Building
53RD ST
5TH AVE/ 53RD ST
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
875 Third
Consulate General of Hungary
AXA Equitable Building
75 Rockefeller Plaza
345 Park
51ST ST/ LEXINGTON
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
Pod 51 Hotel
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
The Lexington Hotel
ROCKEFELLER CTR.
Cort Theatre
News Corp. Building
Gemological Institute of America
JPMorgan Chase Tower
Consulate General of Jamaica
British Consulate General NY
Consulate General of Estonia
METRO NORTH
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
5th Ave.
6th Ave.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
Upper West Side
Upper East Side
Astoria
West New York
North Bergen
QUEENS
Central Park
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
Greenpoint
MANHATTAN
Williamsburg
HUDSON COUNTY
Hoboken
Hudson River
East River
Greenwich Village
SoHo
Little Italy
NEW JERSEY
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

No. 8 – 680 Madison Avenue

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	[NR/NR/NR]		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$40,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$40,000,000		Size:	34,298 SF
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per SF(1):	$3,498.75
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$3,498.75
	Borrower Sponsor:	Steven Tananbaum		Year Built/Renovated:	1951/2014
	Guarantor:	Steven Tananbaum		Title Vesting:	Leasehold
	Mortgage Rate:	6.7020%		Property Manager:	G&E Real Estate Management Services, Inc.
	Note Date:	May 21, 2024		Current Occupancy (As of):	96.5% (5/1/2024)
	Seasoning:	2 months		YE 2023 Occupancy(3):	NAV
	Maturity Date:	June 6, 2034		YE 2022 Occupancy(3):	NAV
	IO Period:	120 months		YE 2021 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2020 Occupancy(3):	NAV
	Amortization Term (Original):	0 months		As-Is Appraised Value:	$185,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$5,393.90
	Call Protection:	L(26),D(87),O(7)		As-Is Appraisal Valuation Date:	April 23, 2024
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM (12/31/2023) NOI:	$13,771,281
	Additional Debt Type (Balance)(1):	Pari Passu ($80,000,000)		YE 2022 NOI:	$14,319,292
				YE 2021 NOI(3):	NAV
				YE 2020 NOI(3):	NAV
Escrows and Reserves(2)				U/W Revenues:	$22,248,609
	Initial	Monthly	Cap	U/W Expenses:	$7,119,627
Taxes:	$711,037	$118,506	NAP	U/W NOI:	$15,128,981
Insurance:	$18,068	$9,034	NAP	U/W NCF:	$14,984,930
Replacement Reserve:	$0	$715	NAP	U/W DSCR based on NOI/NCF(1):	1.86x / 1.84x
TI/LC Reserve:	$0	$7,145	NAP	U/W Debt Yield based on NOI/NCF(1):	12.6% / 12.5%
Ground Rent Reserve:	$371,250	$371,250	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.6% / 12.5%
Outstanding TI Reserve:	$1,720,700	$0	NAP	Cut-off Date LTV Ratio(1):	64.9%
Free Rent Reserve:	$312,952	$0	NAP	LTV Ratio at Maturity(1):	64.9%

Sources and Uses
Sources			Uses
Original Whole Loan amount	$120,000,000	65.3%	Purchase Price	$177,651,354	96.7%
Sponsor Equity	63,663,742	34.7	Upfront Reserves	3,134,008	1.7
			Closing Costs	2,878,380	1.6
Total Sources	$183,663,742	100.0%	Total Uses	$183,663,742	100.0%
(1)	The 680 Madison Avenue Mortgage Loan (as defined below) is part of the 680 Madison Avenue Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $120,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 680 Madison Avenue Whole Loan.
(2)	See “Escrows” section.
(3)	Historical occupancies and financials are not available for the noted period due to the recent acquisition of the 680 Madison Avenue Property (as defined below) by the borrower sponsor.

The Mortgage Loan. The eighth largest mortgage loan (the “680 Madison Avenue Mortgage Loan”) is part of a whole loan (the “680 Madison Avenue Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $120,000,000. The 680 Madison Avenue Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $40,000,000. The 680 Madison Avenue Whole Loan was originated by Goldman Sachs Bank USA on May 21, 2024. Note A-2 was subsequently purchased by Argentic Real Estate Finance 2 LLC on June 28, 2024. The 680 Madison Avenue Whole Loan is secured by the borrower’s leasehold interest in the 34,298 square foot retail component (the “Retail Component”) of a mixed-use building that includes 68 non-collateral residential units (the “680 Madison Avenue Property”). Although the borrower also retains (and the 680 Madison Avenue Whole Loan is secured by) the leasehold interest in the residential component of the building (the “Residential Component”), the borrower subleases the Residential Component to 21 East 61st Street Apartment Corp., an unaffiliated third party (the “Residential Owner”). The Residential Owner has no obligation to pay rent to the borrower (and the borrower has no interest in the underlying revenues from the Residential Component), although the Residential Owner is responsible for a portion of certain expenses, including property taxes, as described under “Ground Lease” below. The 680 Madison Avenue Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a rate of 6.7020% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

The table below identifies the promissory notes that comprise the 680 Madison Avenue Whole Loan. The 680 Madison Avenue Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2024-C9 trust securitization. The relationship between the holders of the 680 Madison Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

680 Madison Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BMO 2024-C9	Yes
A-2	$40,000,000	$40,000,000	WFCM 2024-C63	No
Total	$120,000,000	$120,000,000

The Borrower and Borrower Sponsor. The borrower is TZ 680 Madison Owner LLC, a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 680 Madison Avenue Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Steven Tananbaum. Steven Tananbaum is the founder and chief investment officer of GoldenTree Asset Management. GoldenTree Asset Management was founded in 2000 and manages approximately $55 billion for institutional investors.

The Property. The 680 Madison Avenue Property was built in 1951 and later renovated in 2014. The 680 Madison Avenue Whole Loan is secured by the borrower’s leasehold interest in a 34,298 SF Retail Component at the base of The Carlton House in New York City’s Upper East Side neighborhood. Spanning the entire western block front between East 61st and East 62nd Street, the 680 Madison Avenue Property is anchored by luxury tenants, such as Tom Ford and Brioni on long term leases in a prime retail corridor. In 2023, Oscar De La Renta signed a new lease for 7,697 SF at a base rent of $455 PSF, bringing the 680 Madison Avenue Property to 96.5% occupancy.

The 680 Madison Avenue Property is subject to a ground lease between 680 Special, L.L.C., as ground lessor, and TZ 680 Madison Owner LLC, as ground lessee, which commenced in April 1967 and expires in June 2169. The current base rent is approximately $4.46 million per year with approximately 10% increases every 5 years. The next increase is in July 2029 to approximately $4.90 million annually. Most of the retail leases at the 680 Madison Avenue Property have 3.0% contractual rent increases, which outpaces the 2.0% average ground rent annual increases for the 680 Madison Avenue Property. See “Ground Lease” below.

Major Tenants.

Largest Tenant by UW Base Rent: Tom Ford (13,194 square feet, 38.5% of net rentable area (“NRA”), 39.0% of underwritten base rent): Tom Ford is a luxury brand created in 2005, encompassing fashion, fragrance, eyewear and other accessories. Tom Ford was acquired by Estee Lauder in 2023. Tom Ford occupies 13,194 square feet on a lease that expires June 30, 2032 with one, five-year renewal option and no termination options. Tom Ford currently pays $587.25 per SF with annual rent increases.

2nd Largest Tenant by UW Base Rent: Brioni (6,469 square feet, 18.9% of NRA, 19.8% of underwritten base rent): Brioni was founded in Rome in 1945 by Nazareno Fonticoli. Today, Brioni is a menswear luxury brand. Brioni currently occupies 6,469 square feet on a lease that expires January 31, 2032 with no renewal options and no termination options. Brioni currently pays $608.10 per SF with annual rent increases.

3rd Largest Tenant by UW Base Rent: Oscar De La Renta (7,697 square feet, 22.4% of NRA, 17.6% of underwritten base rent): Oscar De La Renta is a luxury goods firm. The New York-based company was established in 1965, and encompasses a full line of women's accessories, bridal, fragrance and home goods, in addition to its women's ready-to-wear collection. Oscar De La Renta occupies 7,697 square feet on a lease that expires May 31, 2034 with one, ten-year renewal option and no termination options. Oscar De La Renta currently pays $454.72 per SF with annual rent increases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the tenancy at the 680 Madison Avenue Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Tom Ford	NR/A1/A	13,194	38.5%	$587.25	$7,748,205	39.0%	6/30/2032	1, 5-year	N
Brioni	NR/NR/A-	6,469	18.9%	$608.10	$3,933,817	19.8%	1/31/2032	N	N
Oscar De La Renta	NR/NR/NR	7,697	22.4%	$454.72	$3,500,000	17.6%	5/31/2034	1, 10-year	N
Missoni	NR/NR/NR	3,544	10.3%	$846.50	$3,000,000	15.1%	9/30/2034	N	N
Morgenthal Frederics	NR/NR/NR	582	1.7%	$1,486.60	$865,200	4.4%	6/30/2030	N	N
Asprey	NR/NR/NR	1,622	4.7%	$490.55	$795,675	4.0%	11/30/2032	N	N
		33,108	96.5%	$599.34	$19,842,898	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		33,108	96.5%	$599.34	$19,842,898	100.0%

Vacant Space		1,190	3.5%

Collateral Total		34,298	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2024 with rent steps through February 2025.
(2)	Ratings are those of the parent company, whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 680 Madison Avenue Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	1	582	1.7%	582	1.7%	$865,200	4.4%	$1,486.60
2031	0	0	0.0%	582	1.7%	$0	0.0%	$0.00
2032	3	21,285	62.1%	21,867	63.8%	$12,477,698	62.9%	$586.22
2033	0	0	0.0%	21,867	63.8%	$0	0.0%	$0.00
2034	2	11241	32.8%	33,108	96.5%	$6,500,000	32.8%	$578.24
Thereafter	0	0	0.0%	33,108	96.5%	$0	0.0%	$0.00
Vacant	0	1,190	3.5%	34,298	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	34,298	100.0%			$19,842,898	100.0%	$599.34
(1)	Information obtained from the underwritten rent roll dated May 1, 2024 with rent steps through February 2025.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

The following table presents historical occupancy percentages at the 680 Madison Avenue Property:

Historical Occupancy(1)

5/1/2024(2)
96.5%

(1)	Historical Occupancies are not available due to the recent acquisition of the 680 Madison Avenue Property by the borrower sponsor.
(2)	Information obtained from the underwritten rent roll dated May 1, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 680 Madison Avenue Property:

Cash Flow Analysis

	2022	2023	U/W(1)	%(2)	U/W $ per SF(1)
Base Rent	$14,086,711	$15,670,694	$19,842,898	84.7%	$578.54
Credit Tenant Rent Steps	0	0	326,705	1.4	9.53
Overage / Percentage Rent	291,187	120,334	0	0.0	0.00
Commercial Reimbursement Revenue	2,350,131	2,518,345	3,152,801	13.5	91.92
Other Revenue	3,330,779	1,262,350	97,184	0.4	2.83
Gross Potential Rent	$20,058,808	$19,571,723	$23,419,588	100.0%	$682.83
(Vacancy & Credit Loss)	0	0	(1,170,979)	(5.0)	(34.14)
Effective Gross Income	$20,058,808	$19,571,723	$22,248,609	95.0%	$648.69

Real Estate Taxes	1,261,527	1,276,524	1,422,074	6.4	41.46
Insurance	139,082	199,511	108,409	0.5	3.16
Management Fee	49,992	49,992	667,458	3.0	19.46
Ground Rent	4,050,000	4,050,000	4,663,817	21.0	135.98
Other Expenses	238,915	224,416	257,868	1.2	7.52
Total Operating Expenses	$5,739,516	$5,800,442	$7,119,627	32.0%	$207.58

Net Operating Income	$14,319,292	$13,771,281	$15,128,981	68.0%	$441.10
Replacement Reserves	0	0	6,860	0.0	0.20
TI/LC	0	0	137,192	0.6	4.00
Net Cash Flow	$14,319,292	$13,771,281	$14,984,930	67.4%	$436.90

NOI DSCR(3)	1.76x	1.69x	1.86x
NCF DSCR(3)	1.76x	1.69x	1.84x
NOI Debt Yield(3)	11.9%	11.5%	12.6%
NCF Debt Yield(3)	11.9%	11.5%	12.5%
(1)	U/W Base Rent PSF and U/W Base Rent include contractual rent steps through February 2025 totaling $588,628.
(2)	Represents percent of Gross Potential Rent for all revenue fields and percent of Effective Gross Income for all other fields.
(3)	Figures are based on the 680 Madison Avenue Whole Loan debt service and original principal balance.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 680 Madison Avenue Property of $185,000,000 as of April 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 29, 2024, there was no evidence of any recognized environmental conditions at the 680 Madison Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

Market Overview and Competition. The 680 Madison Avenue Property is located within the Madison Avenue retail submarket in Manhattan. A third-party brokerage company generally defines the Madison Avenue retail corridor as Madison Avenue from East 57th Street to East 72nd Street. This stretch of Madison Avenue is home to many luxury brands, jewelers, and couture fashion retailers. The corridor is also popular with European retailers seeking to locate in a well-established retail hub in Manhattan.

The following table presents retail market availability statistics for the surrounding area of the 680 Madison Avenue Property:

Manhattan Retail Submarket Availability Rate Statistics Madison Avenue East 57th Street to East 72nd Street(1)
Market/Submarket	Q4 2023	Q1 2024	% Point Change
Direct Availability Rate	15.8%	10.5%	(5.3%)
Total Availability Rate	16.4%	12.3%	(4.1%)
Sublease Availability Rate	1.2%	1.8%	0.6%
(1)	Source: Third party market research report.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 680 Madison Avenue Property:

Market Rent Summary(1)

Tenant Space	Market Rent PSF	Lease Term (Years)	Reimbursement Method	Rent Increase Projection	TI Allowance PSF (New / Renewal)	Leasing Commissions (New / Renewal)
Oscar De La Renta	$527	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Asprey	$561	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Morgenthal Frederics	$1,100	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Brioni	$730	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Missoni	$800	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
Tom Ford	$465	10	Modified Gross	3% per annum	$500 / $250	4.0% / 2.0%
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 680 Madison Avenue Property identified by the appraiser:

Comparable Retail Sales(1)

Property Name	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	OAR
717 Fifth Avenue Upper Fifth Avenue, Manhattan	1958/1993	115,104	Jan-24	$967,438,642	$8,405	NAV
144 Fulton Street Downtown Manhattan	1909/2016	11,069	Oct-23	$38,000,000	$3,433	5.31%
155 Mercer Street SoHo, Manhattan	1920/2018	14,589	Mar-23	$60,000,000	$4,113	NAV
102 Greene Street SoHo, Manhattan	1881/2019	9,339	Oct-22	$31,500,000	$3,373	NAV
12 West 48th Street Plaza, Manhattan	2019/NAP	28,559	Apr-22	$49,500,000	$1,733	4.20%
1600 Broadway Times Square, Manhattan	2005/NAP	25,693	Feb-22	$191,500,000	$7,453	4.38%
530 Fifth Avenue Grand Central, Manhattan	1956/NAP	58,989	Aug-21	$192,000,000	$3,255	5.10%
609 Fifth Avenue Plaza District, Manhattan	1925/1991	26,811	May-20	$164,961,209	$6,153	5.51%
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 680 Madison Avenue Property:

Comparable Retail Leases(1)

Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Annual Base Rent PSF	Lease Type
680 Madison Avenue (Subject) 680 Madison Avenue New York, NY	Tom Ford	13,194(2)	Sep-16(2)	15.8(2)	$587(2)(3)	Modified Gross
796 Madison Avenue New York, NY	Parfumes de Marley	500	Apr-24	10	$960	Modified Gross
729 Madison Avenue New York, NY	Gianvito Rossi	1,828	Mar-24	10	$460	Modified Gross
727 Madison Avenue New York, NY	Messika	1,254	Mar-24	10	$574	Modified Gross
610 Madison Avenue New York, NY	Herno	3,065	Jan-24	10	$489	Modified Gross
691 Madison Avenue New York, NY	Dolce & Gabbana	23,339	Oct-23	10	$514	Modified Gross
700 Madison Avenue New York, NY	Hermes x John Lobb	9,103	Mar-23	10	$275	Modified Gross
690 Madison Avenue New York, NY	Van Cleef	7,944	Dec-22	10	$455	Modified Gross
645 Madison Avenue New York, NY	Richemont	8,721	Dec-22	10	$596	Modified Gross
667 Madison Avenue New York, NY	Michael Kors	10,613	Sep-22	10	$426	Modified Gross
701-709 Madison Avenue New York, NY	Richemont	5,779	Sep-22	10	$578	Modified Gross
696 Madison Avenue New York, NY	Swarovski	14,000	Jun-22	10	$500	Modified Gross
(1)	Information obtained from the appraisal.
(2)	Information based on the underwritten rent roll dated May 1, 2024.
(3)	Includes tenant’s rent step in July 2024.

Escrows.

Real Estate Taxes – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $711,037. On a monthly basis, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Retail Component that the lender reasonably estimates will be payable during the next ensuing 12 months (with the Residential Owner responsible under Residential Master Lease (as defined below) for any property taxes attributable to the Residential Component), initially estimated to be approximately $118,506. During a 680 Madison Avenue Tax Trigger Event (as defined below), the borrower is required to deposit an amount sufficient to cover the total property tax amount due for the 680 Madison Avenue Property, which includes the Residential Owner’s pro rata share.

Insurance – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $18,068. On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months initially estimated to be approximately $9,034.

Replacement Reserve – The 680 Madison Avenue Whole Loan documents require an ongoing monthly replacement reserve deposit of approximately $715.

TI/LC Reserve – The 680 Madison Avenue Whole Loan documents require an ongoing monthly TI/LC reserve deposit of approximately $7,145.

Unfunded TI Obligations Reserve – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $1,720,700 for outstanding tenant improvement expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

Free Rent Reserve – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $312,952. The borrower may, at its option, from time to time, remit to the lender for deposit into the unfunded obligations account the amount of any free rent and unpaid tenant improvement and leasing commission costs under any applicable leases for the purpose of concluding a 680 Madison Avenue Major Tenant Event Trigger Period (as defined below).

Ground Rent Reserve – The 680 Madison Avenue Whole Loan documents require an upfront deposit of $371,250. On a monthly basis, the borrower is required to deposit into the ground rent reserve an amount equal to 1/12th of the ground rent that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated to be $371,250.

Missoni Reserve – During the continuance of a 680 Madison Avenue Missoni Trigger Period (as defined below) (provided no other 680 Madison Avenue Trigger Period is then continuing), any excess cash flow is required to be deposited into a Missoni reserve account for leasing commissions and tenant improvement costs incurred by the borrower in connection with a new lease (or lease extension) entered into solely with respect to the space currently occupied by Missoni until the aggregate amount deposited therein (excluding any amounts attributable to termination proceeds) equals $1,500,000.

A “680 Madison Avenue Trigger Period” means:

(i)	a 680 Madison Avenue Major Tenant Event Trigger Period is then in effect,
(ii)	a 680 Madison Avenue Missoni Trigger Period is then in effect, and/or
(iii)	a 680 Madison Avenue Debt Yield Trigger Period (as defined below) is then in effect.

A “680 Madison Avenue Major Tenant Event Trigger Period” means each period that commences upon the occurrence of a 680 Madison Avenue Major Tenant Event (as defined below) and concludes when the applicable 680 Madison Avenue Major Tenant (as defined below) space (or substantially all of such space) subject to such 680 Madison Avenue Major Tenant Event has been re-tenanted pursuant to one or more leases that have been entered into in accordance with the 680 Madison Avenue Whole Loan documents and for which all remaining free rent and unpaid costs of tenant improvements and leasing commissions in connection therewith have been deposited into the unfunded obligations reserve in accordance with the 680 Madison Avenue Whole Loan documents, or when the applicable 680 Madison Avenue Major Tenant Event has ceased to exist (provided that no other 680 Madison Avenue Major Tenant Event is then continuing), or, in the case of a 680 Madison Avenue Major Tenant Event arising under clause (iv) of the definition of 680 Madison Avenue Major Tenant Event such 680 Madison Avenue Major Tenant renews its lease.

A “680 Madison Avenue Missoni Trigger Period” means the period that commences upon the exercise by Missoni of its termination option and concludes when the amount of funds on deposit in the Missoni reserve account equal $1,500,000.

A “680 Madison Avenue Debt Yield Trigger Period” means each period that commences when the debt yield (as calculated under the 680 Madison Avenue Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 11.0% and concludes when the debt yield, determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 11.0% (and if the financial reports required under the 680 Madison Avenue Whole Loan documents are not delivered to the lender as and when required, a 680 Madison Avenue Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no 680 Madison Avenue Trigger Period is ongoing). Notwithstanding the foregoing, provided no event of default is continuing, the borrower may avoid the commencement or terminate the continuance of a 680 Madison Avenue Debt Yield Trigger Period by delivering to the lender, as additional collateral, a letter of credit in an amount that when subtracted from the then-outstanding principal balance of the 680 Madison Avenue Whole Loan for purposes of calculating the debt yield would result in a debt yield that equals or exceeds 11.0%.

A “680 Madison Avenue Major Tenant” means Tom Ford, Brioni and any successor tenant to either of the foregoing.

A “680 Madison Avenue Major Tenant Event” means the occurrence of any one or more of the following with respect to any 680 Madison Avenue Major Tenant:

(i)	a default by such 680 Madison Avenue Major Tenant under its lease beyond any applicable notice and cure period,
(ii)	a bankruptcy or insolvency of such 680 Madison Avenue Major Tenant or any guarantor of its rental obligations under its lease,
(iii)	such 680 Madison Avenue Major Tenant “goes dark,” vacates or ceases to occupy a substantial portion of the demised premises or discontinues its operations at the demised premises (excluding temporary vacancies for the purpose of repair, restoration or permitted alterations), or delivers written notice of its intention to do any of the foregoing, or
(iv)	such 680 Madison Avenue Major Tenant fails to (x) renew its lease by the earlier of 12 months prior to lease expiration or the contractual notice period required by such lease or (y) extend its lease pursuant to an extension period granted in such lease.

A “680 Madison Avenue Tax Trigger Event” means the occurrence of any one or more of the following:

(i)	the commencement of a 680 Madison Avenue Trigger Period,
(ii)	a failure by Residential Owner to either (x) pay to the borrower the property tax amount required to be paid by the Residential Owner pursuant to the Residential Master Lease (“Residential Owner Tax Amount”) or (y) deliver evidence that it has paid the Residential Owner Tax Amount directly to the applicable governmental authority, in each case, by the date that is 10 business days prior to the date that property taxes would become delinquent, or
(iii)	any other monetary default by the Residential Owner under the Residential Master Lease beyond any applicable notice and cure period.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Retail - Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
680 Madison Avenue	680 Madison Avenue	Cut-off Date LTV:	64.9%
New York, NY 10065		U/W NCF DSCR:	1.84x
		U/W NOI Debt Yield:	12.6%

Lockbox and Cash Management. The 680 Madison Avenue Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues and all other money received by the borrower or the property manager (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account by the end of the second business day following receipt. On each business day during the continuance of a 680 Madison Avenue Trigger Period or event of default under the 680 Madison Avenue Whole Loan documents, all amounts in the lockbox are required to be remitted to the cash management account. At the end of each business day that no 680 Madison Avenue Trigger Period or an event of default under the 680 Madison Avenue Whole Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 680 Madison Avenue Trigger Period (or, at the lender’s discretion, during an event of default under the 680 Madison Avenue Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 680 Madison Avenue Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 680 Madison Avenue Whole Loan.

Property Management. The 680 Madison Avenue Property is managed by G&E Real Estate Management Services, Inc., a Delaware corporation dba Newmark Management.

Partial Release. The 680 Madison Avenue Whole Loan documents permit the borrower to obtain a release of the Residential Component without the payment of a release price and subject to, among other things, satisfaction of customary REMIC requirements in connection with a Tax Lot Split (as defined below) as described under “Ground Lease” below.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The 680 Madison Avenue Property is subject to a ground lease between the borrower, as ground lessee, and 680 Special, L.L.C., as ground lessor (the “680 Madison Avenue Ground Lease”). The initial term of the 680 Madison Avenue Ground Lease expires on June 30, 2169. Annual base ground rent is $4,455,000 per annum, subject to a schedule of escalations set forth in the 680 Madison Avenue Whole Loan documents, including an increase of base rent to $4,901,000 per annum effective on July 1, 2029. As described above under “The Mortgage Loan,” the demised premises under the 680 Madison Avenue Ground Lease include both the Retail Component and the Residential Component. Pursuant to a sublease (the “Residential Master Lease”), the borrower subleases the Residential Component to the Residential Owner. Under the Residential Master Lease, the Residential Owner is not required to pay any rent for the Residential Component, provided that it is responsible for certain expenses including, among other things, its pro rata share of property taxes. The borrower and the Residential Owner have also entered into a building sharing agreement that, among other things, governs maintenance obligations for shared facilities. Under the 680 Madison Avenue Whole Loan documents, the borrower has the right to separate the Retail Component from the Residential Component into two separate parcels for purposes of obtaining separate tax bills (which separation may include the creation by the ground lessor of a condominium comprised of two units, the creation of a fee above a plane, or any other mechanism or process pursuant to which separate tax bills are obtained) (any of the foregoing, a “Tax Lot Split”) provided that, among other conditions, (i) the borrower is required to simultaneously with the Tax Lot Split transfer title to the leasehold interest in the Residential Component to the Residential Owner and (ii) satisfy customary REMIC requirements.

Terrorism Insurance. The 680 Madison Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 680 Madison Avenue Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

Arizona Grand Resort and Spa
8000 South Arizona Grand Parkway
Phoenix, AZ 85044
PHOENIX
Tempe
Scottsdale
Chandler
Guadalupe
Ahwatukee
South Mountain
SOUTH MOUNTAINS
PHOENIX SOUTH MTN. PARK
MARICOPA COUNTY
South Tempe
Raintree
Heard Ranch
Alegre Community
Shalimar
Golden Keys East
SALT RIVER INDIAN COMMUNITY
Red Mtn. Frwy
Maricopa Frwy
Superstition Frwy
Hohokam Pkwy
Papago Frwy
METRO LIGHT RAIL
Phoenix Sky Harbor Intl. Airport
Downtown Phoenix 3 miles
Valleywise Health Medical Center
CVS Health Corporate Office
Walgreens District Office
Pueblo Grande Society Museum
Papago Park
Papago Municipal GC
Desert Botanical Garden
Phoenix Zoo
Phoenix Municipal Stadium
Rolling Hills GC
AZ Historic Society Museum
Skysong Innovations
General Dynamics
Sun Plaza
Rio Salado GC
Tempe Town Lake
ASU Karsten GC
Tempe Marketplace
Microsoft, Amazon
State Farm Corp. Office
Mtn. America Stadium
Mullett Arena
Desert Financial Arena
OLD TOWN TEMPE
Arizona State University
ASU Gammage
Tempe St Luke's Hospital
Broadway Marketplace
Southern Palms Shopping Ctr.
Tempe History Museum
Danelle Plaza
Lake Country Village Shopping Ctr.
College Park Shopping Ctr.
Kiwanas Park
Ken McDonald GC
Tempe Square Shopping Ctr.
Shutterfly, JPMorgan Chase
Discovery Business Campus
ASU Research Park
Amazon
Edward Jones Tempe Regional HQ
GoDaddy HQ
Cobblestone Village
Groves Power Center
Swire Coca-Cola
Ahwatukee Plaza
Foothills Park Place Shopping Center
Ahwatukee Foothills Towne Ctr.
The Shoppes at Casa Paloma
Chandler Pavilions
Arizona Mills
Southern Tempe Retail Ctr.
Tempe Diablo Stadium
Rio Salado College
Cotton Business Center
Pepsi Bottling Group
Quantum Clean
Salt River
South Mountain Community College
Raven Golf Club
Legacy Village
Van Buren St
Washington St
24TH ST
38TH ST
44TH ST
E. Sky Harbor Blvd
University Dr
Broadway Rd
Southern Ave
Baseline Rd
Guadalupe Rd
Elliot Rd
Warner Rd
Ray Rd
Chandler Blvd
Curry Rd
McKellips Rd
S. 24th St
S. 32nd St
S. 40th St
S. 48th St
S. 44th St
Priest Dr
Hardy Dr
Mill Ave
Rural Rd
McClintock Dr
Kyrene Rd
N. 68th St
Scottsdale Rd
PRIEST DR
WASHINGTON ST & CENTER PKWY
MILL AVE/ 3RD ST
TEMPE TC
UNIVERSITY/ RURAL
DORSEY/ APACHE
MCCLINTOCK/ APACHE
SMITH-MARTIN
10
60
143
202
Peoria
Glendale
Avondale
Scottsdale
PHOENIX
Mesa
Tempe
Gilbert
Chandler
MC DOWELL MTS.
SOUTH MTS.
MARICOPA COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

No. 9 – Arizona Grand Resort and Spa

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[A-sf/A(sf)/NR]		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance(1):	$38,000,000		Location:	Phoenix, AZ
	Cut-off Date Balance(1):	$38,000,000		Size(5):	744 Rooms
	% of Initial Pool Balance:	5.3%		Cut-off Date Balance Per Room(1):	$168,011
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$168,011
	Borrower Sponsor:	Grossman Company Properties, Inc.		Year Built/Renovated:	1987 / 2017-2019
	Guarantor:	Southwest Recourse III, LLC		Title Vesting:	Fee / Leasehold
	Mortgage Rate:	5.5500%		Property Manager:	Arizona Grand Resort Manager, LLC
	Note Date:	July 26, 2024		Current Occupancy (As of):	63.2% (4/30/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	61.8%
	Maturity Date:	August 6, 2034		YE 2022 Occupancy:	63.9%
	IO Period:	120 months		YE 2021 Occupancy:	54.3%
	Loan Term (Original):	120 months		YE 2020 Occupancy:	31.2%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$318,800,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Room:	$428,495
	Call Protection(2):	L(24),D(89),O(7)		As-Is Appraisal Valuation Date:	June 4, 2024
	Lockbox Type:	Hard/Springing		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (4/30/2024):	$30,264,845
	Additional Debt Type (Balance) (1):	Pari Passu ($87,000,000)		YE 2023 NOI:	$28,119,164
				YE 2022 NOI(6):	$31,053,244
				YE 2021 NOI(6):	$14,579,127
				U/W Revenues:	$99,267,457
Escrows and Reserves(3)				U/W Expenses:	$69,043,990
	Initial	Monthly	Cap	U/W NOI:	$30,223,467
Taxes:	$0	Springing	NAP	U/W NCF:	$26,456,492
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.30x / 3.76x
FF&E Reserve:	$0	3% of Gross Revenue	NAP	U/W Debt Yield based on NOI/NCF(1):	24.2% / 21.2%
Seasonal Working Capital Reserve:	$650,000	Springing	$3,250,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	24.2% / 21.2%
Other(4):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	39.2%
				LTV Ratio at Maturity(1):	39.2%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$125,000,000	100.0%	Loan Payoff	$110,983,664	88.8%
			Return of Equity	11,291,870	9.0
			Closing Costs	2,074,466	1.7
			Upfront Reserves	650,000	0.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%
(1)	The Arizona Grand Resort and Spa Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original balance of $125,000,000 (the “Arizona Grand Resort and Spa Whole Loan”). The Arizona Grand Resort and Spa Whole Loan was originated by GACC, GSBI and WFBNA (each as defined below). For additional information, see “The Mortgage Loan” section below. The financial information presented above is calculated based on the Arizona Grand Resort and Spa Whole Loan.
(2)	Defeasance of the Arizona Grand Resort and Spa Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arizona Grand Resort and Spa Whole Loan to be securitized and (b) July 26, 2027. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2024-C63 securitization trust in August 2024. The actual lockout period may be longer.
(3)	See “Escrows” section.
(4)	Other Reserve represents the Refundable Advance Payment Reserve.
(5)	Size is based on 744 guestrooms, 643 of which are borrower-owned and 101 of which are located in villas owned by third parties which are available as additional rentable guestrooms through the villa rental pool program. See “The Property” section below.
(6)	The increase in Net Operating Income from 2021 to 2022 is primarily attributable to increased occupancy and food and beverage revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

The Mortgage Loan. The ninth largest mortgage loan (the “Arizona Grand Resort and Spa Mortgage Loan”) is part of a whole loan that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $125,000,000 secured by a first lien mortgage on the borrower’s fee simple and leasehold interest in a 744 all-suite resort located in Phoenix, Arizona (the “Arizona Grand Resort and Spa Property”). The Arizona Grand Resort and Spa Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA and Wells Fargo Bank, National Association (“WFBNA”) and has an outstanding principal balance as of the Cut-off Date of $125,000,000. The Arizona Grand Resort and Spa Whole Loan accrues interest at a fixed rate of 5.5500% per annum on an Actual/360 basis. The Arizona Grand Resort and Spa Whole Loan has a 120-month term and is interest-only for the full term. The Arizona Grand Resort and Spa Mortgage Loan is evidenced by the non-controlling Note A-3 contributed by WFB and the non-controlling Note A-2-2 contributed by Goldman Sachs Mortgage Company (“GSMC”), with an aggregate original principal balance of $38,000,000. The Arizona Grand Resort and Spa Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$48,000,000	$48,000,000	BBCMS 2024-C28	Yes
A-1-2	$17,000,000	$17,000,000	GACC	No
A-2-1	$22,000,000	$22,000,000	BBCMS 2024-C28	No
A-2-2	$8,000,000	$8,000,000	WFCM 2024-C63	No
A-3	$30,000,000	$30,000,000	WFCM 2024-C63	No
Total	$125,000,000	$125,000,000

The Borrower and Borrower Sponsor. The borrower is Arizona Grand Resort, LLC, a Delaware limited liability company and special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Arizona Grand Resort and Spa Whole Loan.

The borrower sponsor is Grossman Company Properties, Inc. (“Grossman”), an Arizona corporation, and the non-recourse carveout guarantor is Southwest Recourse III, LLC, a Delaware limited liability company. The Arizona Grand Resort and Spa Whole Loan is also structured with a springing guarantor, Southwest Associates Investments, LLC, a Delaware limited liability company, which entity will become jointly and severally liable under the guaranty upon the occurrence of certain events as specified in the Arizona Grand Resort and Spa Whole Loan documents. Founded in 1962 and headquartered in Scottsdale, Arizona, Grossman has experience and knowledge in developing, managing, and operating hospitality, office, residential, and retail projects across the Western United States. Grossman purchased the Arizona Grand Resort and Spa Property in 2006 for $206.0 million (approximately $320,000 / owned key) and has invested $105.0 million since acquisition for a total cost basis of $311.0 million (approximately $417,997 / rentable key).

The Property. The Arizona Grand Resort and Spa Property is a luxury resort that offers 744 guestrooms on over 158 acres. The resort amenities include (i) the seven-acre Oasis Water Park featuring an eight-story tower and three water slides, wave pool, 25 person whirlpool, and lazy river, (ii) 89,397 square feet of indoor meeting space and 80,000 square feet of outdoor event space, (iii) a state-of-the-art 36,000 square foot athletic club, (iv) a destination spa, (v) five food and beverage outlets, and (vi) an 18-hole championship golf course. The spa, one of the largest in Arizona, offers 10 treatment rooms with an extensive menu of services. The Arizona Grand Resort and Spa Property offers in-suite dining as well as the following five food & beverage options: The Lobby Grill, The Lobby Bar, Marketplace Café, Aunt Chilada’s, and The Oasis Bar & Grill. There are 1,600 on-site surface parking spots.

643 of the guestrooms are borrower-owned suites that are collateral for the Arizona Grand Resort and Spa Whole Loan. The additional 101 rentable guestrooms (the “Villa Rental Pool Rooms”) are available to hotel guests through the villa rental pool program. The Villa Rental Pool Rooms are located in 50 luxury villas that were constructed in 2009 and sold to third parties as condominiums. The resort has a total of 52 villas but the owner of one villa (a one-bedroom villa that could not be split into two separate units opted out of the rental pool and the owner of another villa that has two bedrooms only included one of the bedrooms in the rental pool, for a total of 3 bedrooms left out of the 104 total). Each villa (except for one villa that contains one Villa Rental Pool Room) has a 1,400 square foot living area and can be locked off into a 400 square foot guestroom suite and a 1,000 square foot one-bedroom suite. All villas feature walk-in closets, custom cabinetry, designer countertops and appliances, private balconies, full-size refrigerators and microwaves, double sinks with garbage disposals and cookware/utensils. The villas are not collateral for the Arizona Grand Resort and Spa Whole Loan; however, the owners of 50 of the 52 of the villas (the “Participating Owners”) participate in the villa rental pool program pursuant to which the borrower rents the Villa Rental Pool Rooms as hotel accommodations and receives management fees as follows: (i) for one-bedroom units approximately 50% of the first $105,000 of annual rental revenue and 65% of all revenue in excess of $105,000 and (ii) for two-bedroom units 50% of the first $70,000 of annual rental revenue and 65% of all revenue in excess of $70,000. The rental pool program is evidenced by the rental pool agreements and related documentation (the “Rental Pool Documents”) which have been collaterally assigned to the lender. Pursuant to the Rental Pool Documents, the Participating Owners (i) are responsible for all FF&E and capital expenditures related to their Villa Rental Pool Rooms, as well as utilities, property taxes, and maintenance related to their Villa Rental Pool Rooms and (ii) are required to provide 36-months advanced written notice to remove a Villa Rental Pool Room from the rental pool. In addition to receiving rental revenue, villa owners are incentivized to participate in the rental pool as they are prohibited from renting their villa outside of the rental pool unless the rental is for a period of 365 days or more.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of Arizona Grand Resort and Spa Property:

Historical Occupancy, ADR, RevPAR(1)(2)(3)
	Competitive Set(4)			Arizona Grand Resort and Spa Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	59.2%	$208.87	$123.61	63.9%	$230.70	$147.44	108.0%	110.5%	119.3%
12/31/2023 TTM	59.9%	$215.00	$128.72	61.8%	$229.41	$141.85	103.3%	106.7%	110.2%
4/30/2024 TTM	59.2%	$209.64	$124.17	63.2%	$219.51	$138.72	106.7%	104.7%	111.7%
(1)	Data for the Arizona Grand Resort and Spa Property is based on the lender underwriting.
(2)	Data for the competitive set was provided by a third-party market research report.
(3)	The variances between the underwriting, appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Arizona Grand Resort and Spa Property are attributable to differing reporting methodologies and/or timing differences.
(4)	The competitive set includes The Scottsdale Plaza Resort, Marriott Phoenix Resort Tempe At The Buttes, DoubleTree Resort by Hilton Hotel Paradise Valley - Scottsdale, Pointe Hilton Tapatio Cliffs Resort, Hilton Phoenix Resort at the Peak, The Wigwam and Sheraton Grand at Wild Horse Pass.

The following table presents historical occupancy percentages at Arizona Grand Resort and Spa Property:

Historical Occupancy(1)

12/31/2021	12/31/2022	12/31/2023	4/30/2024
54.3%	63.9%	61.8%	63.2%
(1)	Information obtained from the historical operating statements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Arizona Grand Resort and Spa Property:

Cash Flow Analysis

	2021	2022	2023	TTM 4/30/2024	U/W	% of U/W Total Revenue(1)	U/W $ per Room(2)
Occupancy	54.3%	63.9%	61.8%	63.2%	63.2%
ADR	$204.44	$230.70	$229.41	$219.51	$219.51
RevPAR	$110.95	$147.44	$141.85	$138.72	$138.72

Rooms Revenue	$30,128,618	$40,038,231	$38,521,241	$37,774,927	$37,671,717	37.9%	$50,634
Food & Beverage Revenue	10,482,659	32,677,902	33,275,339	37,753,841	37,753,841	38.0	50,744
Golf Operations Revenue	2,769,994	3,359,196	4,027,757	4,299,272	4,299,272	4.3	5,779
The Oasis Water Park Revenue	5,964,061	6,017,854	5,833,706	5,827,815	5,827,815	5.9	7,833
Other Departmental Revenue(3)	7,222,488	11,611,296	13,186,609	13,714,813	13,714,813	13.8	18,434
Total Revenue	$56,567,820	$93,704,479	$94,844,651	$99,370,667	$99,267,457	100.0%	$133,424

Room Expense	9,010,045	13,511,471	13,704,741	13,765,323	13,727,712	36.4	18,451
Food & Beverage Expenses	5,991,312	15,929,874	17,267,717	18,848,593	18,848,593	49.9	25,334
Golf Expenses	1,929,854	2,260,844	2,443,410	2,502,830	2,502,830	58.2	3,364
The Oasis Water Park Expenses	4,349,077	5,336,419	5,092,628	5,149,479	5,149,479	88.4	6,921
Other Departmental Expenses	590,094	1,976,037	2,018,316	2,218,278	2,218,278	16.2	2,982
Total Department Expenses	$21,870,381	$39,014,645	$40,526,813	$42,484,503	$42,446,893	42.8%	$57,052
Gross Operating Income	$34,697,439	$54,689,834	$54,317,838	$56,886,164	$56,820,564	57.2%	$76,372

Total Undistributed Expenses	$13,753,240	$16,733,747	$19,582,056	$20,113,442	$20,058,488	20.2%	$26,960

Fixed Expenses	$6,365,072	$6,902,844	$6,616,618	$6,507,877	$6,538,610	6.6%	$8,788

Net Operating Income	$14,579,127(4)	$31,053,244(4)	$28,119,164	$30,264,845	$30,223,467	30.4%	$40,623
FF&E	1,819,255	3,416,585	3,615,831	3,709,142	3,766,975	3.8	5,063
Net Cash Flow	$12,759,872	$27,636,659	$24,503,333	$26,555,703	$26,456,492	26.7%	$35,560

NOI DSCR(5)	2.07x	4.41x	4.00x	4.30x	4.30x
NCF DSCR(5)	1.81x	3.93x	3.48x	3.78x	3.76x
NOI DY(5)	11.7%	24.8%	22.5%	24.2%	24.2%
NCF DY(5)	10.2%	22.1%	19.6%	21.2%	21.2%
(1)	% of U/W Total Revenue for all department expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	UW $ per Room values are based on 744 rooms.
(3)	Underwritten Other Departmental Revenue is inclusive of $1,286,648 of Spa Revenue.
(4)	The increase in NOI from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020 and 2021, and the subsequent recovery in 2021 and 2022, as well as an increase in occupancy and ADR from 54.3% and $204.44, respectively, in 2021 to 63.9% and $230.70, respectively, in 2022 and increased food & beverage.
(5)	DSCR and Debt Yields are based on the Arizona Grand Resort and Spa Whole Loan.

Appraisal. The As-Is Apprised Value as of June 4, 2024, is $318,800,000, which is equivalent to an appraised value per room of $428,495, a Cut-off Date LTV Ratio of 39.2%, and a Maturity Date LTV Ratio of 39.2%.

Environmental Matters. According to the Phase I environmental assessment dated July 12, 2024, there was no evidence of any recognized or controlled recognized environmental conditions at the Arizona Grand Resort and Spa Property.

Market Overview and Competition. The Arizona Grand Resort and Spa Property is located in the Phoenix-Mesa, AZ metropolitan statistical area. Phoenix is among the nation’s largest and fastest-growing metropolitan areas. With a population of over five million residents, the Phoenix MSA ranks as the 10th most populous metro in the United States. Due to its geographic proximity and access to markets throughout California and the Southwest, the Phoenix MSA serves as the primary commercial gateway of western United States. Airport passenger traffic has increased year over year since the pandemic and 2023 reached an all-time high for number of travelers. The market benefits from a variety of tourism and leisure attractions in the area. Leisure demand generators include the Phoenix Zoo, Desert Botanical Garden, the Mill Avenue shopping and entertainment district, Tempe Town Lake, Sun Devil Stadium, and many world-class resorts and golf courses, as well as recreation opportunities in nearby mountain ranges.

Escrows.

Real Estate Taxes – During the continuance of a Trigger Event (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis.

Insurance – During the continuance of a Trigger Event, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Arizona Grand Resort and Spa Property is insured under a blanket policy meeting the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

requirements set forth in the related Arizona Grand Resort and Spa Whole Loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Event). A blanket policy is currently in place.

FF&E Reserves – On each monthly payment date, the borrower is required to escrow an amount equal to the greatest of (i) 3% of the projected gross revenue for the Arizona Grand Resort and Spa Property excluding any amounts payable to the borrower pursuant to the Rental Pool Documents for the prior month as set forth in the most recent approved annual budget (provided, that, to the extent the lender determines that actual gross revenue for the Arizona Grand Resort and Spa Property is materially in excess of such projections, the lender has the option to increase the percentage to match actual gross revenue for the Arizona Grand Resort and Spa Property), (ii) the then-current amount required by the property management agreement and (iii) the then-current amount required by any franchise agreement, for approved capital expenditures and the repair and replacement of the FF&E.

Custodial Funds and Hotel Tax Reserve – During the continuance of a Trigger Event, the borrower is required to deliver or cause to be delivered to the lender on each monthly payment date, for deposit into the custodial funds and hotel tax account, an amount reasonably budgeted by the borrower and approved by the lender in its reasonable discretion or reasonably determined by the lender as provided in the Arizona Grand Resort and Spa Whole Loan Documents if the borrower fails to establish a budgeted amount, to provide for custodial funds and sales and occupancy taxes that are anticipated to be payable during such month.

PIP Reserve - If any manager or franchisor requires the borrower to implement a property improvement plan (“PIP”) at the Arizona Grand Resort and Spa Property, the borrower is required to deposit 110% of the estimated costs to complete any PIP.

Seasonal Working Capital Reserve – At origination, the borrower deposited approximately $650,000 (the “Initial Seasonality Deposit”) into a seasonality reserve account.

In the event any funds have been disbursed from the seasonality reserve in accordance with the Arizona Grand Resort and Spa Whole Loan documents (such date, a “Seasonality Reserve Trigger”), the borrower is required on each monthly payment date, during the calendar months of February, March, April, May and June (each a “Seasonality Reserve Deposit Date”) to deposit the Applicable Seasonality Reserve Deposit Amount (as defined below) into the seasonality reserve up to a cap of $3,250,000. Provided no event of default is then ongoing, on each monthly payment date in each of July, August, September and January, the lender will disburse funds from the reserve (in an amount not to exceed the applicable shortfall) to cover a shortfall under the Arizona Grand Resort and Spa Whole Loan documents. Notwithstanding the foregoing, in the event (i) a Trigger Event (as defined below) has occurred and a portion of the Initial Seasonality Deposit has been disbursed, (ii) prior to the commencement of such Trigger Event, the full amount of the Initial Seasonality Deposit remained on deposit and (iii) the borrower has cured such Trigger Event and no other Trigger Event is continuing, then once the balance in the seasonality reserve is at least $650,000, the borrower will not be required to make ongoing deposits to the reserve until the occurrence of another Seasonality Reserve Trigger.

“Applicable Seasonality Reserve Deposit Amount” means (A) $650,000 during the first year of the term of the Arizona Grand Resort and Spa Whole Loan and (B) with respect to each Seasonality Reserve Deposit Date occurring during any other calendar year during the term of the Arizona Grand Resort and Spa Whole Loan, an amount equal to the lesser of: (i) $650,000 and (ii) 1/5th of the positive difference determined by subtracting: (x) the aggregate gross revenue (excluding extraordinary income) received with respect to the Arizona Grand Resort and Spa Property during the months of June, July, August and December in the immediately preceding calendar year from (y) without duplication, the aggregate of all operating expenses, debt service, deposits to reserves and other amounts payable pursuant to the Arizona Grand Resort and Spa Whole Loan documents during the months of June, July, August, and December of the immediate preceding calendar year.

Refundable Advance Payments Reserve – During the continuance of a Trigger Event, the borrower is required to deliver or cause to be delivered to the lender, for deposit into the Refundable Advance Payments account, as and when received an amount equal to the advance payments and deposits, including advance payments for, among other things, group business, banquets and other events (such amounts, “Refundable Advance Payments”); provided, however, notwithstanding the continuance of a Trigger Period, the borrower will not be required to deposit any such Refundable Advance Payments with the lender until such time as the aggregate borrower has collected in such calendar year Refundable Advance Payments in excess of $75,000.

Debt Service Reserve – During the continuation of a Low Debt Service Coverage Ratio Trigger (as defined below), all excess cash flow after payment of all monthly amounts due under the Arizona Grand Resort and Spa Whole Loan Documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved budgeted property operating expenses will be swept to and held in a lender-controlled account (on an interest bearing basis for the benefit of the Borrower) as additional collateral for the Arizona Grand Resort and Spa Whole Loan.

Lockbox and Cash Management. The Arizona Grand Resort and Spa Whole Loan is structured with a hard lockbox and springing cash management. Until the occurrence and during the continuance of a Trigger Event, all sums deposited into the lockbox account will be transferred daily into borrower’s operating account. Following a Trigger Event and until the cure thereof in accordance with the Arizona Grand and Spa Whole Loan documents, any transfers to the borrower’s operating account will cease and such sums on deposit in the lockbox account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to the payment of all monthly amounts due under the Arizona Grand Resort and Spa Whole Loan documents (including, without limitation, taxes and insurance, approved operating expenses, including any additional operating expenses, approved capital expenses (via disbursements from the FF&E reserve) debt service and required reserves), with any excess funds being held by the lender (on an interest bearing basis for the benefit of the borrower other than tax and insurance) in a cash collateral account as additional collateral for the Arizona Grand Resort and Spa Whole Loan (provided that upon the occurrence of an event of default under the Arizona Grand Resort and Spa Whole Loan documents, all sums received from the Arizona Grand Resort and Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$38,000,000
8000 South Arizona Grand Parkway Phoenix, AZ 85044	Arizona Grand Resort and Spa	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.2% 3.76x 24.2%

Property and all funds reserved with the lender will be applied to amounts owed under any of the Arizona Grand Resort and Spa Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Event” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the bankruptcy or insolvency of any affiliated property manager; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x for two consecutive quarters.

A Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), until the replacement thereof with a non-affiliated manager approved by the lender,
●	with regard to clause (iii), upon the NCF DSCR being equal to or greater than 1.20x for two consecutive quarters or the borrower depositing with the lender cash or an acceptable letter of credit in an amount sufficient to cure the low debt service coverage ratio trigger.

Property Management. The Arizona Grand Resort and Spa Property is managed by Arizona Grand Resort Manager, LLC, a Delaware limited liability company and an affiliate of the borrower.

Partial Release. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Permitted Future Mezzanine Debt. Not permitted.

Ground Lease. A portion of the golf course is subject to a ground leased from the City of Phoenix with an annual rent payment of $100 and an expiration date of July 30, 2057, with no extension options remaining. The ground lease generally contains standard notice and cure rights for the benefit of the lender.

Terrorism Insurance. The Arizona Grand Resort and Spa Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of Arizona Grand Resort and Spa Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

57 WILLOUGHBY

Floor	Tenant	Suite	SF	Expiration
6	JCCA	600	19,064	8/31/38
5	JCCA	500	19,064	8/31/38
4	JCCA	400	19,064	8/31/38
3	JCCA	300	6,183	8/31/38
3	Brooklyn Autism Center	301	12,205	6/30/28
2	Housing Works	201	19,416	3/31/35
1	Lobby			
1	Hot Peppers	100A	1,111	4/30/33
1	Quality Greens Kitchen	100B	3,059	6/30/38
1	JCCA	100C	4,304	8/31/38
1	Housing Works	102	4,900	3/31/35
0	Housing Works	BSMT	16,300	3/31/35

Vacant | 2028 | 2033 | 2035 | 2038

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

57 Willoughby
57 Willoughby Street
Brooklyn, NY 11201
East River
DUMBO
Vinegar Hill
BROOKLYN NAVY YARD
Brooklyn Heights
Downtown Brooklyn
Fort Greene
Cobble Hill
BROOKLYN
Boerum Hill
Park Slope
Brooklyn Bridge
Manhattan Bridge
Jane's Carousel
Pebble Beach
Empire Fulton Ferry State Park
Brooklyn Historical Society DUMBO
Brooklyn Bridge Lookout
St. Ann's Warehouse
New York Skyline Lookout
John St.
Plymouth St.
Water St.
Front St.
York St.
Public School 307
Public School 8
Middagh St.
NYC Office of Emergency Management
The Granite Prospect
Cranberry St.
Orange St.
Pineapple St.
Clark St.
CLARK ST
HIGH ST/ BROOKLYN BR
YORK ST
Voorhees Hall
Gold St.
Sands St.
Navy St.
Flushing Ave.
Building 92
Trinity Park
Brooklyn International HS
Brooklyn War Memorial
Brooklyn War Mem. Park
Cadman Plaza
US District Court - Eastern Dist. of NY
Korean War Vet. Plaza
Midway Bldg.
McLaughlin Park
Commodore Barry Park
McKinney Secondary School of Arts
Brooklyn-Queens Expwy
Tillary St.
Henry St.
Montague St.
Brooklyn Heights Library
Brooklyn Historical Society
US Post Office
Adams St.
NYC College of Technology
George Westinghouse HS
Flatbush Ave. Extension
Navy St.
Portland Ave.
Charles A. Dorsey School
Columbus Park
Kings Co. Family Court
NYU Tandon School of Engineering
Kings Co. Supreme Court
METROTECH CENTER
Myrtle Ave.
Joralemon St.
Brooklyn Borough Hall
BOROUGH HALL
JAY ST/ BOROUGH HALL
LAWRENCE ST
Hicks St.
Packer Collegiate Institute
Willoughby St.
Kumble Theater
Fort Greene Park
NYC Dept. of Education
Brooklyn Law School
FULTON STREET MALL
City Point BKLYN
Long Island University-Brooklyn Campus
The Brooklyn Hospital Ctr.
NYU Langone Medical Center
NY Transit Museum
NYC Board of Education
HOYT ST/ FULTON MALL
DEKALB AVE
Schwartz Athletic Center
DeKalb Ave.
Atlantic Ave.
NYC Transit Authority
Kings Co. Civil Court
SUNY Empire State Coll. NYC Campus in Brooklyn
Livingston St.
Kings County Criminal Court
Ashland Pl.
Saint Felix St.
Fort Greene Pl.
Brooklyn Technical HS
Fulton St.
Clinton St.
Court St.
Smith St.
State St.
HOYT ST/ SCHERMERHORN ST
Schermerhorn St.
NEVINS ST
Flatbush Ave
FULTON ST
Public School 369
Public School 261
Pacific St.
Dean St.
Bergen St.
Hoyt St.
Bond St.
Nevins St.
Jay Sharp Bldg./ Brooklyn Academy of Music
Roulette Intermedium
Public School 38
Atlantic Terminal Mall
Atlantic Center Mall
ATLANTIC
The Math & Science Exploratory School
ATLANTIC AVE/ BARCLAYS CTR
Baltic St.
3rd Ave.
4th Ave.
Saint Marks Pl.
Barclays Center
Douglass St.
Degraw St.
5th Ave.
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
NEWARK
JERSEY CITY
STATEN ISLAND
LONG ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

No. 10 – 57 Willoughby

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/NR]		Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$31,200,000		Location:	Brooklyn, NY
	Cut-off Date Balance:	$31,200,000		Size:	124,670 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF:	$250.26
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$219.10
	Borrower Sponsors:	Damien Smith and Peter Zuccarello		Year Built/Renovated:	1929/2022
	Guarantors(1):	Gary Romaniello, Damien Smith and Peter Zuccarello		Title Vesting:	Fee
	Mortgage Rate:	7.0920%		Property Manager:	57 Will Property Manager LLC
	Note Date:	July 31, 2024		Current Occupancy (As of):	100.0% (7/10/2024)
	Seasoning:	0 months		YE 2023 Occupancy(2):	100.0%
	Maturity Date:	August 6, 2034		YE 2022 Occupancy(2):	45.7%
	IO Period:	0 months		YE 2021 Occupancy:	43.5%
	Loan Term (Original):	120 months		As-Is Appraised Value(3):	$55,100,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF:	$441.97
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraisal Valuation Date:	July 18, 2024
	Call Protection:	L(24),D(92),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (6/30/2024)(2):	$2,725,512
	Additional Debt Type (Balance):	NAP		YE 2023 NOI(2):	$577,701
				YE 2022 NOI:	$443,839
Escrows and Reserves				YE 2021 NOI:	$219,584
	Initial	Monthly	Cap	U/W Revenues:	$5,841,794
Taxes	$297,809	$99,270	NAP	U/W Expenses:	$2,032,590
Insurance	$15,612	$7,806	NAP	U/W NOI(2):	$3,809,204
Replacement Reserve	$0	$2,078	$74,802	U/W NCF:	$3,597,265
TI/LC Reserve	$500,000	$15,584	$1,500,000	U/W DSCR based on NOI/NCF:	1.52x / 1.43x
Deferred Maintenance	$152,950	$0	NAP	U/W Debt Yield based on NOI/NCF:	12.2% / 11.5%
Free Rent Reserve	$15,450	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.9% / 13.2%
Outstanding TI/LC Reserve	$80,000	$0	NAP	Cut-off Date LTV Ratio:	56.6%
				LTV Ratio at Maturity:	49.6%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$31,200,000	62.2%	Purchase Price(4)	$48,000,000	95.7%
Equity Contribution	18,982,415	37.8	Closing Costs	1,120,594	2.2
			Upfront Reserves	1,061,821	2.1

Total Sources	$50,182,415	100.0%	Total Uses	$50,182,415	100.0%
(1)	In addition to the guaranty of recourse obligations made by Damien Smith and Peter Zuccarello, Gary Romaniello also signed a separate guaranty of recourse obligations for his acts and the acts of the GRA 57 Willoughby LLC borrowing entity only.
(2)	The increase in occupancy from YE 2022 to YE 2023 and increase in YE 2023 and TTM NOI to U/W NOI were due to a new tenant, JCCA, commencing its lease for 67,679 square feet (54.3% of net rentable area) in September 2023.
(3)	The As-Is Appraised Value includes $7,500,000 in present value for ICAP tax benefits. As of the Cut-off Date, the ICAP tax benefits have not yet been obtained. See “The Property” below.
(4)	Pursuant to an escrow holdback agreement with respect to the 57 Willoughby Property (as defined below), in connection with the origination of the 57 Willoughby Mortgage Loan (as defined below), a third-party escrow agent withheld (i) an amount equal to $1,000,000 pending the receipt of a final certificate of occupancy (“CO”) for the 57 Willoughby Property and (ii) an amount equal to $3,000,000 pending approval of a 25-year ICAP abatement. See “The Property” below.

The Mortgage Loan. The tenth largest mortgage loan (the “57 Willoughby Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,200,000 and secured by a first priority fee interest in a 124,670 square foot office property located in Brooklyn, New York (the “57 Willoughby Property”).

The Borrowers and Borrower Sponsors. The borrowers are 57 Will Owner LLC, ZUC 57 Will Owner LLC, PPG 57 Will Owner LLC, and GRA 57 Willoughby LLC, as tenants-in-common, with each entity being a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Damien Smith and Peter Zuccarello. Additionally, Gary Romaniello signed a separate guaranty of recourse obligations limited only to his acts and the acts of the GRA 57 Willoughby LLC borrowing entity. Damien Smith is the CEO and founder of Prosper Property Group. Prosper Property Group is a commercial real estate development company that has owned and operated a cumulative 450,000 square feet of residential and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

mixed-use properties since its inception. Peter Zuccarello is a real estate investor that currently serves as an independent agent for P.Z. Insurance Brokerage, Inc.

The Property. The 57 Willoughby Property is a 124,670 square foot six-story office building located on a 0.38-acre site in Downtown Brooklyn, New York. The 57 Willoughby Property has 85 feet of frontage on Willoughby Street and 175 feet of frontage on Lawrence Street and features 4,170 square feet of ground floor retail space separated into two suites. Originally constructed in 1929, the 57 Willoughby Property was most recently renovated in 2022.

As of July 10, 2024, the 57 Willoughby Property was 100% occupied by five tenants. The 57 Willoughby Property previously served as the headquarters for the Helen Keller Services for the Blind and by 2017, the tenant occupied the entire premises with the exception of a vacant fifth floor suite. After Helen Keller Services for the Blind relocated its headquarters, occupancy at the 57 Willoughby Property fell to 43.5% in 2020. During this time, the previous owner of the 57 Willoughby Property invested $20.7 million in renovations that were completed in 2022 which included elevator upgrades, redesigned lobby and retail storefronts, improved infrastructure, and the implementation of a spec suite program on the top three floors. Following the renovations, the two retail suites became fully leased in 2022 and the office space became fully leased following JCCA commencing its lease in September 2023.

As of origination, the 57 Willoughby Property has a temporary certificate of occupancy (“TCO”) but has not yet received a full certificate of occupancy (“CO”) as certain outstanding fire code violations were cured but are pending the fire department’s inspection. As a result, even though the 57 Willoughby Property has been approved for a 25-year ICAP abatement, due to the lack of CO, the abatement has not yet been granted and is not yet in place. Pursuant to an escrow holdback agreement with respect to the 57 Willoughby Property, in connection with the origination of the 57 Willoughby Mortgage Loan, a third-party escrow agent withheld in (i) an amount equal to (i) $1,000,000 pending the receipt of a final CO for the 57 Willoughby Property (“PCO Holdback Reserve Funds”) and (ii) an amount equal to $3,000,000 pending approval of a 25-year ICAP tax abatement (“ICAP Holdback Reserve Funds”).

If the final CO is not obtained on or before November 13, 2025, the PCO Holdback Reserve Funds will be released by the third-party escrow agent to the lender to be held in a subaccount. Furthermore, if the final CO is not obtained on or before November 13, 2026, the lender will have the right, but not the obligation, whether or not an event of default has occurred and is continuing, to apply all or any portion of the PCO Holdback Reserve Funds towards a partial defeasance of the 57 Willoughby Mortgage Loan (together with any defeasance costs associated therewith).

If the approval for the 25-year ICAP abatement is not obtained on or before November 13, 2025, the ICAP Holdback Reserve Funds will be released by the third-party escrow agent to the lender to be held in a subaccount. Furthermore, if the ICAP is not obtained on or before November 13, 2026, the lender will have the right, but not the obligation, whether or not an event of default has occurred and is continuing, to apply all or any portion of the ICAP Holdback Reserve Funds towards a partial defeasance of the 57 Willoughby Mortgage Loan (together with any defeasance costs associated therewith).

Major Tenants.

JCCA (67,679 SF; 54.3% of NRA; 58.7% of underwritten base rent). Jewish Child Care Association of New York (d/b/a JCCA) provides healthcare services to children and their families such as foster and residential care, educational assistance, mental health services, and child maltreatment services. The company has an approximately $80 million endowment and receives approximately $27 million of annual funding from various public and private sources. JCCA recently executed a 15-year lease that commenced at the 57 Willoughby Property in September 2023 to serve as its headquarters and to accommodate growth. As such, JCCA has its third-floor space (6,183 square feet, 5.0% NRA) and its sixth-floor space (19,064 square feet, 15.3% NRA) on the market for sublease (“JCCA Sublease Posting”). JCCA has the right to terminate its lease at any point after December 31, 2025 if the tenant’s government funding is materially reduced or not renewed for any reason other than the tenant’s failure to comply with the requirements of such funding, provided the tenant gives 12-months’ notice and pays a termination fee equal to the sum of all leasing costs amortized over the initial 15-year lease at an interest rate of 7.0%. The leasing costs of JCCA’s lease totaled approximately $11.9 million. If JCCA were to terminate its lease effective January 1, 2026 (the earliest date it could terminate its lease), the termination fee would be equal to approximately $10.8 million, which fee will continue to amortize throughout the lease term if the termination option is not exercised. JCCA has two, five-year renewal options remaining.

Housing Works, Inc. (40,616 SF; 32.6% of NRA; 26.5% of underwritten base rent). Housing Works, Inc. provides housing, healthcare, meals, and counseling services to displaced and low-income individuals living with HIV / AIDS. The company was founded in 1990 and receives funding from individuals and public entities, including the NYC Department of Homeless Services which recently doubled its fiscal year 2024 budget to over $4.0 billion. Housing Works, Inc. has been a tenant at the 57 Willoughby Property since 2008 and has since signed a new 16-year lease in 2018. The Housing Works, Inc. space includes 16,300 square feet of basement space. The tenant has no renewal options remaining.

Brooklyn Autism Center (12,205 SF; 9.8% of NRA; 7.9% of underwritten base rent). Brooklyn Autism Center provides educational services to individuals ages five to 21 with autism spectrum disorder. The center generates revenue primarily through its operations as an educational institution, in addition to private grants, corporations, and individuals. Brooklyn Autism Center has been a tenant at the 57 Willoughby Property since 2013 and has since signed a new 10-year lease in 2018. The tenant has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the tenancy at the 57 Willoughby Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
JCCA	NR/NR/NR	67,679	54.3%	$50.17	$3,395,303	58.7%	10/31/2038	2, 5-year	Y(4)
Housing Works, Inc.	NR/NR/NR	40,616	32.6%	$37.72	$1,531,908	26.5%	3/31/2035	None	N
Brooklyn Autism Center	NR/NR/NR	12,205	9.8%	$37.54	$458,129	7.9%	10/6/2028	1, 5-year	N
Quality Greens Kitchen	NR/NR/NR	3,059	2.5%	$90.00	$275,310	4.8%	6/30/2038	None	N
Hot Peppers	NR/NR/NR	1,111	0.9%	$114.59	$127,308	2.2%	4/30/2033	1, 5-year	N
		124,670	100.0%	$46.43	$5,787,958	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		124,670	100.0%	$46.43	$5,787,958	100.0%

Vacant Space		0	0.0%

Collateral Total		124,670	100.0%

(1)	Information obtained from the underwritten rent roll dated July 10, 2024.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $142,704 through June 2025.
(4)	JCCA has the right to terminate its lease at any point after December 31, 2025 if the tenant’s government funding is materially reduced or terminated for any reason other than the tenant’s failure to comply with the requirements of such funding, provided the tenant gives 12-months’ notice and pays a termination fee equal to the sum of all leasing costs amortized over the 15-year lease at an interest rate of 7.0%. The leasing costs of JCCA’s lease totaled approximately $11.9 million. If JCCA were to terminate its lease effective January 1, 2026 (the earliest date it could terminate its lease), the termination fee would be equal to approximately $10.8 million, which fee will continue to amortize throughout the lease term if the termination option is not exercised.

The following table presents certain information relating to the lease rollover schedule at the 57 Willoughby Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	12,205	9.8%	12,205	9.8%	$458,129	7.9%	$37.54
2029	0	0	0.0%	12,205	9.8%	$0	0.0%	$0.00
2030	0	0	0.0%	12,205	9.8%	$0	0.0%	$0.00
2031	0	0	0.0%	12,205	9.8%	$0	0.0%	$0.00
2032	0	0	0.0%	12,205	9.8%	$0	0.0%	$0.00
2033	1	1,111	0.9%	13,316	10.7%	$127,308	2.2%	$114.59
2034	0	0	0.0%	13,316	10.7%	$0	0.0%	$0.00
Thereafter	3	111,354	89.3%	124,670	100.0%	$5,202,521	89.9%	$46.72
Vacant	0	0	0.0%	124,670	100.0%	$0	0.0%	$0.00
Total/Weighted Average	5	124,670	100.0%			$5,787,958	100.0%	$46.43
(1)	Information obtained from the underwritten rent roll dated July 10, 2024 and includes contractual rent steps through June 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

The following table presents historical occupancy percentages at the 57 Willoughby Property:

Historical Occupancy

2021(1)	2022(1)	2023(1)(2)	7/10/2024(3)
43.5%	45.7%	100.0%	100.0%
(1)	Information obtained from the borrower. Represents the occupancy as of December 31 for each respective year.
(2)	The increase in occupancy from 2022 to 2023 was due to a new tenant (JCCA) commencing its lease for 67,679 square feet (54.3% of net rentable area) in September 2023.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 57 Willoughby Property:

Cash Flow Analysis

	2021	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$1,721,082	$2,052,201	$2,763,166	$4,943,169	$5,787,958(2)	94.2%	$46.43
Other Income	0	2,714	62,261	122,793	122,793	2.0	0.98
Total Recoveries	70,754	154,515	220,336	228,259	232,044	3.8	1.86
Net Rental Income	$1,791,836	$2,209,430	$3,045,763	$5,294,221	$6,142,794	100.0%	$49.27
(Vacancy & Credit Loss)	0	0	0	0	(301,000)(3)	(4.9)	(2.41)
Effective Gross Income	$1,791,836	$2,209,430	$3,045,763	$5,294,221	$5,841,794	95.1%	$46.86

Real Estate Taxes	$663,767	$882,482	$1,184,187	$1,199,966	$994,340	17.0%	$7.98
Insurance	89,350	112,932	126,055	158,500	93,674	1.6	0.75
Other Operating Expenses	819,135	770,177	1,157,820	1,210,243	944,577	16.2	7.58
Total Operating Expenses	$1,572,252	$1,765,591	$2,468,063	$2,568,709	$2,032,590	34.8%	$16.30

Net Operating Income(4)	$219,584	$443,839	$577,701	$2,725,512	$3,809,204	65.2%	$30.55
Replacement Reserves	0	0	0	0	24,934	0.4	0.20
TI/LC	0	0	0	0	187,005	3.2	1.50
Net Cash Flow	$219,584	$443,839	$577,701	$2,725,512	$3,597,265	61.6%	$28.85

NOI DSCR	0.09x	0.18x	0.23x	1.08x	1.52x
NCF DSCR	0.09x	0.18x	0.23x	1.08x	1.43x
NOI Debt Yield	0.7%	1.4%	1.9%	8.7%	12.2%
NCF Debt Yield	0.7%	1.4%	1.9%	8.7%	11.5%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent includes contractual rent steps totaling $142,704 through June 2025.
(3)	The underwritten economic vacancy is 5.0%. The 57 Willoughby Property was 100.0% leased as of July 10, 2024.
(4)	The increase in 2023 and TTM NOI to U/W NOI is due to a new tenant (JCCA) signing a lease for 67,679 square feet (54.3% of net rentable area) in September 2023.

Appraisal. The appraiser concluded to an “as-is” appraised value for the 57 Willoughby Property of $55,100,000 as of July 18, 2024. The appraiser’s valuation assumes that the 25-year ICAP abatement is granted for the 57 Willoughby Property and is applicable retrospectively beginning in the 2023/2024 tax year.

Environmental Matters. According to a Phase I environmental assessment dated July 15, 2024, there was no evidence of any recognized environmental conditions at the 57 Willoughby Property.

Market Overview and Competition. The 57 Willoughby Property is located on Willoughby Street in downtown Brooklyn, New York. The 57 Willoughby Property is located adjacent to the Jay St-MetroTech subway station, providing access to the A, C, F, and R subway lines. Additionally, the 57 Willoughby Property is located adjacent to Brooklyn Commons, a 16-acre urban-academic research park with 17,000 employees, 40,000 university students, and 1,300 companies. The downtown Brooklyn neighborhood has seen a significant amount of new development in recent years, with the emergence of the Brooklyn Tech Triangle and the construction of luxury high rise buildings throughout the neighborhood. According to the appraisal, the 2023 estimated population within the 11201 zip code was 71,969 and the 2023 estimated median household income within the 11021 zip code was approximately $143,345.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

According to the appraisal, the 57 Willoughby Property is situated in the Downtown Brooklyn office submarket within the greater Brooklyn Office market. As of the first quarter of 2024, the submarket reported a total inventory of approximately 24.69 million square feet within 190 buildings with an 18.9% vacancy rate and an average rent of $40.09 per square foot. The appraiser concluded a market rent for the 57 Willoughby Property of $55.00 per square foot for office space, $40.00 per square foot for office space with storage, and $115.00 for retail space.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 57 Willoughby Property:

Market Rent Summary(1)

	Office	Office with Storage	Retail
Market Rent (PSF)	$55.00	$40.00	$115.00
Lease Term (Years)	10	10	7
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	3.0%/year	3.0%/year	3.0%/year
Tenant Improvements (New / Renewal)	$65.00 / $30.00	$40.00 / $20.00	$40.00 / $20.00
Leasing Commissions (New / Renewal)	5.0% / 2.5%	5.0% / 2.5%	5.0% / 2.5%
Free Rent Months (New / Renewal)	9 / 3	9 / 3	6 / 3
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable office sales pertaining to the 57 Willoughby Property, as identified by the appraiser:

Comparable Office Sales(1)

Property Name/Location	Year Built	Rentable Area (SF)	Occupancy	Sale Date	Sale Price(3)	Sale Price (PSF)(3)	OAR
57 Willoughby (Subject) 57 Willoughby Street Brooklyn, NY	1929	124,670(2)	100%(2)
Paragon Oil Building 21-00 49th Avenue Long Island City, NY	1916	127,915	0%	Jun-23	$64,269,306	$502	NAV
Cornerstone Fresh Meadows 159-05 Union Turnpike Fresh Meadows, NY	1960	79,800	100%	Feb-23	$44,000,000	$551	6.4%
Packard Motor Building 32-02 Queens Boulevard Long Island City, NY	1931	279,849	38%	Jul-22	$111,993,021	$400	5.1%
Mixed-Use (Office/Retail) Building 2004 McDonald Avenue Brooklyn, NY	1931	24,300	100%	Sep-21	$8,600,000	$354	5.5%
345 Seventh Avenue 345 Seventh Avenue New York, NY	1928	219,246	67%	Jun-21	$107,000,000	$488	2.4%
One Whitehall Street 1 Whitehall Street New York, NY	1962	366,209	100%	Jul-19	$189,000,000	$516	4.0%
(1)	Information obtained from the appraisal unless otherwise stated.
(2)	Information obtained from the underwritten rent roll dated July 10, 2024.
(3)	Sale Price and Sale Price (PSF) adjusted for cash equivalency, lease-up and/or deferred maintenance (where applicable).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to comparable office lease pertaining to the 57 Willoughby Property, as identified by the appraiser:

Comparable Office Leases(1)

Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
57 Willoughby (Subject) Brooklyn, NY	JCCA	67,679	3Q2023	15.0 Yrs.	$50.17	Modified Gross
1 Willoughby Square Brooklyn, NY	Architecture Research Office	9,876	4Q2022	11.2 Yrs.	$60.00	Modified Gross
32 Court Street Brooklyn, NY	Neighborhood Psychiatry Associates of Manhattan	2,100	1Q2024	5.2 Yrs.	$52.00	Modified Gross
16 Court Street Brooklyn, NY	Sasaki Associates	9,312	1Q2023	10.6 Yrs.	$57.00	Modified Gross
25 Kent Avenue Brooklyn, NY	Amazon Music	40,000	3Q2020	10.0 Yrs.	$81.00	Modified Gross
75 North 7th Street Brooklyn, NY	Le Labo North America	15,500	4Q2021	6.5 Yrs.	$69.00	Modified Gross
55 Water Street Brooklyn, NY	Wasserman Music, LLC	21,706	1Q2022	8.8 Yrs.	$52.00	Modified Gross
63 Flushing Ave (Bldg. 77) Brooklyn, NY	Huge	70,925	3Q2022	11.9 Yrs.	$54.00	Modified Gross
49 South 2nd Street Brooklyn, NY	Vice Media	23,500	2Q2022	4.0 Yrs.	$77.00	Modified Gross
285 Kent Avenue Brooklyn, NY	Vice Media	50,300	2Q2022	4.0 Yrs.	$82.36	Modified Gross
(1)	Information obtained from the appraisal, except for the 57 Willoughby Property, which information was obtained from the underwritten rent roll date July 10, 2024.

Escrows.

Real Estate Taxes – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $297,809. On a monthly basis, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes the lender reasonably estimates will be payable during the next ensuing 12 months initially estimated to be approximately $99,270.

Insurance – The 57 Willoughby Mortgage Loan documents require an upfront deposit of approximately $15,612. On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months initially estimated to be approximately $7,806.

Replacement Reserve – The 57 Willoughby Mortgage Loan documents require an ongoing monthly replacement reserve deposit of approximately $2,078, subject to a cap of approximately $74,802.

TI/LC Reserve – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $500,000. The borrower is required to deposit $15,584 monthly, subject to a cap of $1,500,000 (excluding lease termination fees).

Outstanding TI/LC Reserve – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $80,000 for outstanding tenant improvement expenses.

Deferred Maintenance – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $152,950 for deferred maintenance.

Free Rent Reserve – The 57 Willoughby Mortgage Loan documents require an upfront deposit of $15,450 for free rent.

Lockbox and Cash Management. The 57 Willoughby Mortgage Loan documents require a hard lockbox and springing cash management. The borrower is required at all times to cause tenants at the 57 Willoughby Property to pay all rent and other sums due under their respective leases directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. After the occurrence and during the continuance of a Cash Management Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional security for the 57 Willoughby Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

A “Cash Management Period” means a period which will commence upon the occurrence of any of the following:

(i)	the stated maturity date,
(ii)	an event of default and continuance thereof, or
(iii)	if the debt service coverage ratio is less than 1.20x (a “DSCR Cash Management Period”) or
(iv)	the commencement of a Lease Sweep Period (as defined below);

and will end if:

(1) the 57 Willoughby Mortgage Loan has been repaid in full or (2) the stated maturity date has not occurred and
(A) with respect to the matters described in clause (ii) above, an event of default is no longer continuing and no other event of default has occurred and is continuing, or
(B) with respect to the matter described in clause (iii) above, the lender has determined in its sole but good faith discretion that the 57 Willoughby Property has achieved a debt service coverage ratio of at least 1.25x for two consecutive quarters, or
(C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of any of the following:

(i) the earlier of (a) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms); or (b) the date the applicable Lease Sweep Tenant (as defined below) actually gives such notice (whether actual or constructive) of its intention not to renew or extend; or

(ii) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any Lease Sweep Tenant gives written notice of its intention not to renew or extend its Lease Sweep Lease; or

(iii) any Lease Sweep Lease (or any material portion thereof) is surrendered or at least 20% of the demised premises thereunder is otherwise contractually contracted (other than the portion of JCCA’s premises subject to the JCCA Sublease Posting), cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant gives written notice of its intention to terminate, surrender, cancel or materially contract its Lease Sweep Lease (or any material portion thereof); or

(iv) any Lease Sweep Tenant discontinues its business in more than twenty percent (20%) of its premises (i.e., “goes dark”) or gives written notice that it intends to do the same (other than the portion of JCCA’s premises subject to the JCCA Sublease Posting); or

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; or

(vi)	the occurrence of an insolvency proceeding with respect to any Lease Sweep Tenant; or

(vii) any Lease Sweep Tenant subleases any of its premises or puts any of its premises on the market for sublease (other than the portion of JCCA’s premises subject to the JCCA Sublease Posting).

A “Lease Sweep Period” will end upon the occurrence of any of the following:

(1) with respect to the matters described in clauses (i), (ii), (iii), (iv) or (vii) above, upon the earlier of (a) the date on which the subject Lease Sweep Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the 57 Willoughby borrower and acceptable to the lender in its good faith discretion) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s judgment, sufficient funds have been accumulated in the applicable reserve account (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (b) the date on which all of the space demised under the subject Lease Sweep Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease(s) reasonably approved by the lender, not to be unreasonably withheld, conditioned or delayed, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full or reserved in the applicable reserve account;

(2) with respect to the matters described in clause (v) above, if the subject Lease Sweep Tenant default has been cured, and no other Lease Sweep Tenant default has occurred for a period of six consecutive months following such cure; or

(3) with respect to the matters described in clause (vi) above, if the applicable insolvency proceeding with respect to the Lease Sweep Tenant has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender in its good faith discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Office – CBD	Loan #10	Cut-off Date Balance:	$31,200,000
57 Willoughby Street	57 Willoughby	Cut-off Date LTV:	56.6%
Brooklyn, NY 11201		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	12.2%

“Lease Sweep Lease” means the JCCA lease, the Housing Works lease, and any other lease (leased by such tenant and/or its affiliates) which covers 12,500 or more rentable square feet of improvements at the 57 Willoughby Property.

“Lease Sweep Tenant” means any tenant under a Lease Sweep Lease, or under one or more Leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 12,500 or more rentable square feet of the 57 Willoughby Property.

Property Management. The 57 Willoughby Property is managed by 57 Will Property Manager LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The 57 Willoughby Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 57 Willoughby Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that such coverage is available).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Wells Fargo Commercial Mortgage Trust 2024-C63	Transaction Contact Information
III.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Daniel Thomas	Tel. (212) 214-2813

Sean Duffy	Tel. (312) 827-1518

Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

J.P. Morgan Securities LLC

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Avinash Sharma	Tel. (212) 834-3111

Société Générale

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Mark Lacerenza	Tel. (212) 278-5243

Claire Weiss	Tel. (212) 278-6570

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107